  As filed with the Securities and Exchange Commission on February 25, 2003
                        Registration File No. 333-101055


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                   FORM SB-2/A

                                 Amendment No. 1


                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           HIENERGY TECHNOLOGIES, INC.
              (Exact name of small business issuer in its charter)

           DELAWARE                      3826                 91-2022980
(State or other jurisdiction of    (primary standard       (I.R.S. Employer
 incorporation or organization)    industrial code)     Identification Number)

                           1601 Alton Parkway, Unit B
                            Irvine, California 92606
                                 (949) 757-0855
          (Address and telephone number of principal executive offices)

      Agent for Service:                                  With a Copy to:
     Tom Pascoe, President                                  Shea Wilson
  HIENERGY TECHNOLOGIES, INC.                         QED Law Group, P.L.L.C.
  1601 Alton Parkway, Unit B                           3200 N.W. 68th Street
   Irvine, California  92606                        Seattle, Washington  98117
        (949) 757-0855                                    (206) 781-7887

 (Name, address, including zip code, and telephone number of agent for service)

Approximate  date of commencement  of proposed sale to the public:  From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------- -------------------- --------------------- -------------------- --------------------
         Title of each                 Amount           Proposed Maximum     Proposed Maximum
           Class of                     to be          Offering Price per   Aggregate Offering        Amount of
  Securities to be Registered      Registered (1)             Unit                 price          Registration Fee
Common stock,  par value $0.001     8,055,034 (2)            (3)                   (3)             $  46.41 (3)
per share
-------------------------------- -------------------- --------------------- -------------------- --------------------

(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) As originally filed, this registration statement covered an aggregate of 7,725,346 shares. As amended by this amendment no. 1, this registration statement now covers an aggregate of 8,055,034 shares, which includes 2,508,916 shares of common stock underlying options and warrants, 851,755 shares of common stock underlying shares of Series A Convertible Preferred Stock, 136,300 shares of common stock issued or to be issued to Series A Convertible Preferred stockholders as stock dividends, and 3,188,843 shares of common stock issued to common stock private placement investors and others. Also includes an additional 1,217,911 shares required to be registered pursuant to a registration rights agreement with the Series A Convertible Preferred stockholders. Also includes 151,309 shares of common stock that may be paid as penalties to the Series A Convertible Preferred and common stock private placement investors.

(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. A registration fee of $4,052.76 was paid upon the initial filing of this registration statement based upon a proposed maximum offering price per unit of $2.195, which was the average of the high and low reported prices of the Registrant's common stock on November 1, 2002, and an amount to be registered of 7,725,346 shares. An additional registration fee of $46.41 is being paid upon the filing of this amendment no. 1. This additional registration fee was calculated by (a) multiplying (i) the difference between the aggregate number of shares being covered by this amendment no. 1 and the aggregate number of shares covered by the initial filing of this registration statement (i.e., 8,055,034 minus 7,725,346 equals 329,688) by (ii) a proposed maximum offering price per unit of $1.53, which was the average of the high and low reported prices of the Registrant's common stock on February 19, 2003, and then (b) multiplying that product (i.e., 329,688 multiplied by $1.53 equals $504,422.64) by the current fee rate (i.e., $0.000092).


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.

                Subject To Completion, dated February 25, 2003

                                   PROSPECTUS

                                8,055,034 Shares

                       [HI ENERGY TECHNOLOGIES, INC LOGO]

                                  Common Stock


The shares of our common stock being offered under this prospectus are being offered by some of our security holders identified in this prospectus for their own accounts. Our common stock trades on the OTC Bulletin Board(R) under the symbol "HIET."

The mailing address and the telephone number of our principal executive offices are 1601 Alton Parkway, Unit B, Irvine, California 92606 and 949.757.0855.

 ------------------------------------------------------------------------------

          Investing in our common stock involves a high degree of risk.
 Please see the section of this prospectus entitled "Risk Factors" beginning on page 3.
 ------------------------------------------------------------------------------

We will not receive any proceeds from the sale of the shares by the selling security holders. We may receive proceeds in connection with the exercise of options or warrants whose underlying shares may be sold in this offering.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [________________], 2003.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.


                                TABLE OF CONTENTS

                                                                                                          Page No.

Prospectus Summary...........................................................................................1
Risk Factors.................................................................................................3
Special Note Regarding Forward Looking Statements............................................................9
Use of Proceeds..............................................................................................9
Dividend Policy..............................................................................................9
Determination of Offering Price.............................................................................10
Market for Common Equity and Related Stockholder Matters....................................................10
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................13
Business....................................................................................................17
Management..................................................................................................30
Certain Relationships and Related Transactions..............................................................36
Security Ownership of Certain Beneficial Owners and Management..............................................37
Selling Security Holders....................................................................................38
Plan of Distribution........................................................................................45
Description of Capital Stock................................................................................47
Transfer Agent and Registrar................................................................................50
Changes In and Disagreements with Accountants...............................................................50
Interest of Experts and Counsel.............................................................................50
Legal Matters...............................................................................................50
Where You Can Find More Information.........................................................................50

Financial Statements Index..................................................................................51

                               PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus.

                                Investment Risks

An investment in this offering involves risk. We have a limited operating history, and we are undercapitalized. Although we have generated some government grant revenue to date, we have a history of operating losses. We may continue to incur net losses in the future.

                                   Our Company

HiEnergy Technologies, Inc. was incorporated under the laws of the State of Washington on March 20, 2000 under the name SLW Enterprises Inc. On April 30, 2002, SLW changed its name to HiEnergy Technologies, Inc. in conjunction with a reverse acquisition of HiEnergy Microdevices, Inc., a Delaware corporation based in Irvine, California in the business of developing a stoichiometric-based technology that can remotely determine the empirical chemical composition of substances, including explosives, biological weapons and illegal drugs. The acquisition of HiEnergy Microdevices by SLW occurred on April 25, 2002. HiEnergy Technologies reincorporated into Delaware on October 22, 2002. We are a development stage company.

We are developing technology capable of remote and non-intrusive, quantitative on-line determination of the chemical composition of substances, including explosives, biological weapons and illegal drugs. We plan to commercialize and market our technology to agencies, organizations and ultimately industrial users that need to improve the speed, accuracy and efficiency of their security screening procedures. We may cooperate with established participants in the security marketplace to market our technology through their established distribution channels.

Our technology is a "stoichiometric" confirmation senzor that identifies empirical chemical formulas and, at the same time, will also be capable of producing the image of the analyzed chemical substance. "Stoichiometry" is the scientific term for the art and science of deciphering empirical chemical formulas of unknown substances. Because stoichiometric detection produces quantitative identification of chemical formulas, it is a superior technology to "pattern recognition" confirmation detection, which only qualitatively recognizes specific chemical compounds that the detector is programmed to identify. Confirmation detectors, which "confirm" the presence or absence of substances in a scanned target, are distinct from so-called "anomaly detectors", such as x-ray scanners, which merely identify objects fitting a certain profile that require additional examination. As a general proposition, anomaly detectors will give a high rate of "false positives" that must be further inspected while confirmation detectors will identify the chemical nature of the target being scanned.

We are currently developing three detection systems, the SuperSenzor, Minisenzor and Microsenzor. These systems are being developed based on the proprietary invention named atometry. We led the joint private sector-government-university research consortium that developed atometry over the period from 1997-2002. Atometry was scientifically validated at the US Department of Energy's Special Technologies Laboratory in Santa Barbara and was for the first time publicly presented at the White House International Symposium on Drug Control Policy in 1999 and published in the Symposium's Proceedings.

Our principal executive offices are located at 1601 Alton Parkway, Unit B, Irvine, California 92606, and our telephone number is (949) 757-0855.


                                  The Offering


Common stock offered by                                 Up to  8,055,034  shares  of  common  stock may be
selling security holders                                offered under this prospectus,  some of which shares
                                                        are  or  may  become   issuable   upon  exercise  of
                                                        warrants and options and upon  conversion  of shares
                                                        of Series A Convertible  Preferred  Stock ("Series A
                                                        Preferred").

                                                        The ability of various selling  security  holders to
                                                        exercise  their warrants or options or convert their
                                                        shares  of  Series A  Preferred  into the  shares of
                                                        common stock being offered under this  prospectus is
                                                        subject to contractual limitations.

                                                        We have included in the "Selling  Security  Holders"
                                                        section  beginning on page 37 a summary of these and
                                                        other  shares of common  stock  that are  covered by
                                                        this prospectus.

Use of Proceeds                                         All  proceeds of this  offering  will be received by
                                                        selling security holders for their own accounts.  We
                                                        may  receive   proceeds  in   connection   with  the
                                                        exercise  of options or  warrants  whose  underlying
                                                        shares  may in  turn be  sold  by  selling  security
                                                        holders.  Because  the  amount  and  timing  of  our
                                                        receipt of any such proceeds are uncertain,  we have
                                                        not  specifically   identified  the  uses  for  such
                                                        proceeds.

Risk Factors                                            You   should   read  the  "Risk   Factors"   section
                                                        beginning  on page 3,  as well as  other  cautionary
                                                        statements   throughout  this   prospectus,   before
                                                        investing in shares of our common stock.

OTC Bulletin Board(R) symbol                              HIET



                             Summary Financial Data

The following tables summarize the consolidated statements of operations and balance sheets data for our business.

--------------------------------------------------- --------------------- -------------------- ---------------------
                                                                                               For the Period from
                                                                                                    August 21,
                                                      Six Months ended                         1995 (Inception) to
                                                      October 31, 2002        Year Ended         October 31, 2002
Statement of Operations Data:                           (unaudited)         April 30, 2002         (unaudited)
--------------------------------------------------- --------------------- -------------------- ---------------------
Revenues                                            $                     $           148,166  $         366,750
                                     40,834
--------------------------------------------------- --------------------- -------------------- ---------------------
Loss from operations                                $        (1,723,468)  $       (1,377,110)  $     (4,406,771)
--------------------------------------------------- --------------------- -------------------- ---------------------
Net loss                                            $        (1,913,225)  $       (1,389,530)  $     (4,637,789)
--------------------------------------------------- --------------------- -------------------- ---------------------
Net loss per share                                  $             (0.12)  $           (0.06)   $         (0.45)
--------------------------------------------------- --------------------- -------------------- ---------------------
Weighted average common shares outstanding                  22,783,343           17,783,760         12,173,702
--------------------------------------------------- --------------------- -------------------- ---------------------


------------------------------------------------------------------ -------------------------- ----------------------
Balance Sheet Data:                                                 As at October 31, 2002    As at April 30, 2002
                                                                          (unaudited)
------------------------------------------------------------------ -------------------------- ----------------------
Cash and cash equivalents                                          $        1,949,408         $       1,078,136
------------------------------------------------------------------ -------------------------- ----------------------
Total assets                                                       $        2,920,556         $       1,229,370
------------------------------------------------------------------ -------------------------- ----------------------
Total liabilities                                                  $        1,302,087         $       1,398,320
------------------------------------------------------------------ -------------------------- ----------------------
Total Stockholders' equity (deficit)                               $           799,147        $        (187,873)
------------------------------------------------------------------ -------------------------- ----------------------


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors before deciding to invest in shares of our common stock. If any of the following risks actually occurs, it is likely that our business, financial condition and operating results would be harmed. As a result, the trading price of our common stock could decline, and you could lose part or all of your investment.

                          Risks Related to Our Business

If our losses and accumulated deficit continue in the future, our business and
------------------------------------------------------------------------------
our stockholders will be adversely affected.
--------------------------------------------

We have incurred net losses since our inception. For the year ended April 30, 2002, we reported a net loss of approximately $1.4 million, as compared to a net loss of approximately $288,000 for the year ended April 30, 2001. Our accumulated deficit through April 30, 2002 was approximately $2.7 million. For the six months ended October 31, 2002, we reported a net loss of approximately $1.9 million. Our accumulated deficit through October 31, 2002 was approximately $5.5 million. We expect that our losses will continue further into the future. We cannot assure you that we will attain profitable operations in the future.

Our  recurring  losses,  our  accumulated   deficit,  and  our  working  capital
deficiency of approximately $284,000 at April 30, 2002, among other factors, raised substantial doubt about our ability to continue as a going concern and led our independent certified public accountants to qualify their opinion contained in our consolidated financial statements as of and for the years ended April 30, 2002 and 2001 to include an explanatory paragraph related to our ability to continue as a going concern. Reports of independent auditors questioning a company's ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This report may make it difficult for us to raise additional debt or equity financing to the extent needed for our continued operations or for planned expansion, particularly if we are unable to attain and maintain profitable operations in the future. Consequently, future losses may have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements before making a decision to invest in HiEnergy Technologies.

Since we are a  development  stage  company  that has not  commenced  commercial
--------------------------------------------------------------------------------
operations,  we do not have the  experience to predict  whether we will generate
--------------------------------------------------------------------------------
revenue in the future.
----------------------

We are a development stage company. As a result, our business model is still in an evolving stage. Since we have not commenced commercial operations, we do not have the benefit of the many years of experience that some other companies have and can use to modify their business plans and optimize their business strategies. Our ability to generate revenue and income is unproven.

If we do  not  complete  the  development  and  testing  of  our  stoichiometric
--------------------------------------------------------------------------------
technology and our detection  systems within a reasonable period of time, we may
--------------------------------------------------------------------------------
have to cease operations.
-------------------------

Laboratory experiments have demonstrated the basic capability of the stoichiometric technology to remotely determine the chemical formula of certain hidden substances in controlled situations. That technology must now be converted into saleable products. Experiments to increase the efficacy of the technology are ongoing. The development of products based on the technology may take longer, cost more or be more difficult than expected. We anticipate responding to the markets that present themselves at the time our products are ready to be sold, and as such, our business and marketing approach may change from time to time. No assurances can be made that the changes in the marketing of our products will meet with success. In addition, if we are unable to complete the development of our technology and at least one of our detection systems within a reasonable period of time, we may miss the opportunity to capitalize on our lead-time to market. The lost revenue associated with such a delay may negatively affect our ability to fund our operations and generate a profit.

If we are unable to secure debt or equity funding,  we may be unable to continue
--------------------------------------------------------------------------------
our operations.
---------------

Our ultimate success depends on our ability to raise additional capital either through debt or equity financing. We must secure enough funds to pay our current liabilities and fund the research and development of our products and increasing operational expenses. Some of our liabilities consist of amounts owing to the IRS in taxes, interest and penalties due to the late filing of tax returns and other forms by HiEnergy Microdevices. As of April 30, 2002, we have accrued $350,000 as an estimate of the delinquent payroll taxes, interest and penalties, not including delinquent income taxes, interest and penalties, that HiEnergy Microdevices may owe to the IRS. There is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If unavailable, our operations could be severely limited, and we may not be able to implement our business plan in a timely manner or at all. If equity financing is used to raise additional working capital, the ownership interests of our existing stockholders will be diluted.

Our  operating  results  are  likely to  fluctuate  significantly,  which  could
--------------------------------------------------------------------------------
increase the volatility of our stock price.
-------------------------------------------

We are a development stage company. For this reason, you should not rely on period-to-period comparisons of our financial results as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results could increase the volatility of our stock price.

If we are unable to retain key management and employees,  it may prevent us from
--------------------------------------------------------------------------------
implementing our business plan, limit our  profitability  and decrease the value
--------------------------------------------------------------------------------
of your stock.
--------------

We are dependent on the talent and resources of our key managers and employees. In particular, the success of our business depends to a great extent on Dr. Bogdan Maglich, the Chairman of our Board of Directors and our Chief Scientific Officer. Dr. Maglich is the inventor of the stoichiometric technology and the three detection system prototypes being developed by us, and his services are critical to our success. We have also recently hired Tom Pascoe who is our President and CEO and a member of the board of directors. Mr. Pascoe brings extensive experience managing and growing development stage companies, and his services are critical to our success. We have not obtained key man insurance with respect to Dr. Maglich or any of our executive officers. The loss of Dr. Maglich or Mr. Pascoe may prevent us from implementing our business plan, which may limit our profitability and decrease the value of your stock.

Because  we  believe  that  proprietary  rights  are  material  to our  success,
--------------------------------------------------------------------------------
misappropriation  of those  rights or claims of  infringement  or legal  actions
--------------------------------------------------------------------------------
related to intellectual property could adversely impact our financial condition.
--------------------------------------------------------------------------------

We currently rely on a combination of contractual rights, copyrights, trademarks and trade secrets to protect our proprietary rights. However, we believe that our products in development could benefit from patent protection. As a result, we have filed patent applications for various products with the United States Patent and Trademark Office. Although we rely to a great extent on trade secret protection for much of our technology and plan to rely in the future on patents to protect a portion of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology. The failure or inability to protect these rights could have a material adverse effect on our operations due to increased competition or the expense of prosecuting infringements of our intellectual property. Any litigation could result in substantial costs and diversion of management and other resources with no assurance of success and could seriously harm our business and operating results. Investors could lose their entire investment.

We may receive infringement claims from third parties relating to our products under development and technologies. We intend to investigate the validity of any infringement claims that may be made against us and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third party vendors for incorporation into the products we are developing, we would forward those claims to the appropriate vendor. If we or our component manufacturers were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs in defending any legal action taken against us.

If we fail to manage growth effectively, it could impair our business.
----------------------------------------------------------------------

Our strategy envisions a period of rapid growth that may put a strain on our administrative and operational resources. Our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified engineers, technicians, salespeople and other personnel. We cannot assure you that we will be able to do so. If we are unable to successfully manage our growth, our business, prospects, financial condition, results of operations and cash flows could be adversely affected.

We are unable to predict the impact that the continuing  threat of terrorism and
--------------------------------------------------------------------------------
the  responses to that threat by military,  government,  business and the public
--------------------------------------------------------------------------------
may have on our  financial  condition  and ability to continue to implement  our
--------------------------------------------------------------------------------
business plan.
--------------

The terrorist attacks in the United States and other countries have brought devastation to many people, shaken consumer confidence and disrupted commerce throughout the world. The continuing threat of terrorism in the United States and other countries and heightened security measures, as well as current and any future military action in response to such threat, may cause significant disruption to the global economy, including widespread recession. We are unable to predict whether the continuing threat of terrorism or the responses to such threat will interfere with our efforts to raise additional capital to fund our operations through the development stage. If we are unable to raise a sufficient amount of capital due to economic conditions, we may not be able to finalize development of our detection systems and bring them to market as planned.

                         Risks Related to This Offering

Our common stock price is subject to significant volatility,  which could result
--------------------------------------------------------------------------------
in substantial losses for investors and in litigation against us.
-----------------------------------------------------------------

The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. From February 27, 2002 (when trading in our shares commenced) through October 31, 2002, the high and low closing bid prices of our common stock were $2.68 and $0.20, respectively. The market price of our common stock may exhibit significant fluctuations in the future in response to various factors, many of which are beyond our control and which include:

o variations in our quarterly financial results, which variations could result from, among other things, the availability of funding;

o changes in market valuations of similar companies and stock market price and volume fluctuations generally;

o    economic conditions specific to the industries in which we operate;

o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

o    regulatory developments;

o    additions or departures of key personnel; and

o    future sales of our common stock or other debt or equity securities.

If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

Negative Publicity Could Cause Our Stock Price to Decline and Make It Difficult
--------------------------------------------------------------------------------
for Us to Raise Capital.
-------------------------

As discussed more fully in the section entitled "Market for Common Equity and Related Stockholder Matters: Other Information Concerning the Market for Our Common Stock", we have been made aware that certain of our stockholders and directors know a person who had previously been involved in stock manipulation schemes. We believe negative publicity concerning this matter may have contributed to a decline in the market price of our common stock and may continue to contribute to a further decline. In addition, this negative publicity may make it difficult for us to raise capital. If these matters persist or intensify as factors affecting us, our stock price will most likely decline, and if we ultimately cannot raise additional capital, we could be forced out of business.

If specific events occur, we may be required to pay substantial penalties to the
--------------------------------------------------------------------------------
selling security holders.
-------------------------

Under the documents relating to the issuance of the Series A Preferred and accompanying warrants, and our most recent offering of common stock and accompanying warrants, we are required to pay substantial penalties to the Series A Preferred and certain common stock selling security holders under specified circumstances, including, among others, the following:

o we fail to deliver shares of our common stock on conversion of the Series A Preferred and exercise of the warrants;

o we fail to maintain the listing of our common stock on the OTC Bulletin Board(R), or such other senior United States trading facility as we may elect, for a period of five consecutive trading days;

o we fail to comply with a request for conversion of the Series A Preferred or exercise of the warrants;

o we fail to meet the deadlines for filing and having this registration statement declared effective;

o we fail to maintain the effectiveness of the registration statement covering the shares of common stock issued to certain common stock selling security holders and issuable on conversion of the Series A Preferred and on exercise of the warrants;

o we fail to perform or observe any material covenant, condition or agreement under our agreement with the Series A Preferred selling security holders;

o we make a false material misrepresentation or warranty under our agreement with the Series A Preferred selling security holders;

o we fail to timely obtain stockholder approval of the issuance of the shares of common stock issuable on conversion of the Series A Preferred shares and exercise of the warrants, if such approval is required; or

o we fail to obtain stockholder approval to file an amendment to our Certificate of Incorporation to increase our number of authorized shares of common stock, if such increase is required.

We would generally have to pay such penalties in the form of cash or additional shares during the time of the default and other indeterminate costs and expenses.

The number of shares covered by this  prospectus is significant in comparison to
--------------------------------------------------------------------------------
our  current  public  float,  which  could  cause  the stock  price to  decrease
--------------------------------------------------------------------------------
substantially from the stock price immediately  preceding this offering and make
--------------------------------------------------------------------------------
it  difficult  for us to  raise  additional  capital  through  sales  of  equity
--------------------------------------------------------------------------------
securities.
-----------

The number of shares covered by this prospectus, 8,055,034 shares, is 174% of our current public float as of January 13, 2003, which consisted of 4,627,500 shares. Sales of a substantial number of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price for our common stock. Any adverse effect on the market price for our common stock could make it difficult in the future for us to sell equity securities at a time and at a price that we deem appropriate.

If our security  holders  engage in short sales of our common  stock,  including
--------------------------------------------------------------------------------
sales  of  shares  to be  issued  upon  conversion  or  exercise  of  derivative
--------------------------------------------------------------------------------
securities, the price of our common stock may decline.
------------------------------------------------------

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon conversion or exercise of our derivative securities could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

Because our stock is not listed on a national securities exchange,  you may find
--------------------------------------------------------------------------------
it difficult to dispose of or obtain quotations for our common stock.
---------------------------------------------------------------------

Our common stock has been traded under the symbol "HIET" on the OTC Bulletin Board(R) since May 3, 2002 and under the symbol "SLWE" from February 22, 2002 through May 3, 2002. Because our stock trades on the OTC Bulletin Board(R) rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

Because we are subject to the "penny stock" rules, the level of trading activity
--------------------------------------------------------------------------------
in our stock may be reduced.
----------------------------

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Our  preferred  stock may delay or prevent a takeover of HiEnergy  Technologies,
--------------------------------------------------------------------------------
possibly preventing you from obtaining higher stock prices for your shares.
---------------------------------------------------------------------------

Our board of directors has the authority to issue up to 20,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our stockholders. Of these shares, 345 have been designated as Series A Convertible Preferred, of which approximately 98 were outstanding as of January 13, 2003. The rights of the holders of our common stock are subject to the rights of the holders of our outstanding preferred stock and will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of HiEnergy Technologies. Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

Concentration  of  ownership  in our  management  and  directors  may reduce the
--------------------------------------------------------------------------------
control by other stockholders over HiEnergy Technologies.
---------------------------------------------------------

Our executive officers and directors own or exercise full or partial control over more than 52% of our outstanding common stock. Assuming the sale to non-affiliates of all 8,055,034 shares covered by this offering, our executive officers and directors will still own or exercise full or partial control over approximately 40% of our then outstanding common stock. As a result, other investors in our common stock may not have much influence on corporate decision making. In addition, the concentration of control over our common stock in the executive officers and directors could prevent a change in control of HiEnergy Technologies.


Our board of directors is staggered and  stockholders  do not have the authority
--------------------------------------------------------------------------------
to  call a  special  meeting,  both  of  which  make  it  more  difficult  for a
--------------------------------------------------------------------------------
stockholder to acquire control of the company.
----------------------------------------------

Our certificate of incorporation and bylaws provide that our board of directors be divided into three classes, with one class being elected each year by the stockholders. Our certificate of incorporation also permits only our board of directors to call a special meeting of the stockholders, thereby limiting the ability of stockholders to effect a change in control of the company. These provisions generally make it more difficult for stockholders to replace a majority of directors and obtain control of the board.

We do not anticipate paying dividends to common  stockholders in the foreseeable
--------------------------------------------------------------------------------
future, which makes investment in our stock speculative or risky.
-----------------------------------------------------------------

We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The board of directors has sole authority to declare dividends payable to our stockholders. The fact that we have not and do not plan to pay dividends indicates that we must use all of our funds generated by operations for reinvestment in our operating activities. Investors also must evaluate an investment in our company solely on the basis of anticipated capital gains.

Limited  liability  of our  executive  officers  and  directors  may  discourage
--------------------------------------------------------------------------------
stockholders from bringing a lawsuit against them.
--------------------------------------------------

Our certificate of incorporation and bylaws contain provisions that limit the liability of directors and officers for monetary damages and provide for indemnification of officers and directors. These provisions may discourage stockholders from bringing a lawsuit against directors and officers for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against directors and officers even though such action, if successful, might otherwise have benefited the stockholders. In addition, a stockholder's investment in our company may be adversely affected to the extent that costs of settlement and damage awards against directors or officers are paid by us under the indemnification provisions of the certificate of incorporation and bylaws. The impact on a stockholder's investment in terms of the cost of defending a lawsuit may deter the stockholder from bringing suit against one of our directors or officers. To the extent indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of HiEnergy Technologies under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

o our ability to finish developing our detection systems and produce and sell them;

o the projected growth in those industries that may utilize our technology in the future;

o    our  ability  to  fund  the  continued   development,   including  securing
     government grants, and planned commercialization of our detection systems; and

o    our  ability  to   distinguish   ourselves  from  our  current  and  future
     competitors.

You  can   identify   forward-looking   statements   generally  by  the  use  of
forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Description of Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors", "Description of Business", and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

These  forward-looking   statements  necessarily  depend  upon  assumptions  and
estimates  that  may  prove  to be  incorrect.  Although  we  believe  that  the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements. It is appropriate for you to evaluate our forward-looking statements as you determine whether to buy shares of our common stock in this offering, but we urge you not to place undue reliance on forward-looking statements as you make your investment decision.

Any of the factors described above or in the "Risk Factors" section above could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus. Rather, the selling security holders will receive those proceeds directly. We may receive proceeds in connection with the exercise of options or warrants whose underlying shares may in turn be sold by selling security holders. Because the amount and timing of our receipt of any such proceeds are uncertain, we have not specifically identified the uses for such proceeds.

                                 DIVIDEND POLICY

We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The board of directors has sole authority to declare dividends payable to our stockholders. We currently anticipate that we will retain any earnings for use in the continued development of our business. Investors also must evaluate an investment in our company solely on the basis of anticipated capital gains.

                         DETERMINATION OF OFFERING PRICE

The shares of common stock are being registered for sale on a continuous basis pursuant to Rule 415 of the Securities Act, and the selling security holders may sell the shares from time to time on the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in privately-negotiated transactions at prices and on terms prevailing at the time of any such sale. The price to the public, discounts and commissions and net proceeds to the selling security holders from the sale of the shares will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made, if at all.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Below are the high and low closing bid prices of our common stock for the periods shown, as obtained from Pink Sheets LLC, a research service that compiles quote information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations listed below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not reflect actual transactions. Our common stock commenced trading on the OTC Bulletin Board(R) operated by the NASD under the symbol "SLWE" on February 22, 2002. In connection with the change of SLW Enterprises' name to HiEnergy Technologies, Inc. on April 30, 2002, our ticker symbol was changed from "SLWE" to "HIET" on May 3, 2002.


         2002 - 2003:                                                  High             Low
         -----------                                            ---------------------------------
         Second Quarter (August 1, 2002 to October 31, 2002)           $2.60            $1.41
         First Quarter (May 1, 2002 to July 31, 2002)                  $2.09            $0.20

         2001 - 2002:
         ------------
         Fourth Quarter (February 27, 2002 to April 30, 2002)          $2.68            $1.42

As of January 13, 2003, we had 24,076,269 shares of common stock outstanding held of record by approximately 197 stockholders. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners.

                       Convertible Securities Outstanding

Stock Options
-------------

As of January 13, 2003, we had the following stock options outstanding.

-------------------------------- -------------------- ----------------- -------------------------- -------------------
                                       No. of
                                     Underlying           Option
Name of Optionee                    Common Shares       Exercise Price      Exercise Term             Date of Grant
-------------------------------- -------------------- ----------------- -------------------------- -------------------
Bogdan C. Maglich                     2,898,728             (1)                    (1)                  (1)

-------------------------------- -------------------- ----------------- -------------------------- -------------------
Isaac Yeffet                          1,000,000            $1.00                 6 years                7/12/02

-------------------------------- -------------------- ----------------- -------------------------- -------------------

Michal Levy                            89,410              $0.157                5 years                9/17/02

-------------------------------- -------------------- ----------------- -------------------------- -------------------

Tom Pascoe                            3,005,038             (2)                 10 years                9/25/02

-------------------------------- -------------------- ----------------- -------------------------- -------------------
Chapin E. Wilson                       36,363               (3)                 10 years                  (2)

-------------------------------- -------------------- ----------------- -------------------------- -------------------
Derek W. Woolston                      36,363               (3)                 10 years                  (2)

-------------------------------- -------------------- ----------------- -------------------------- -------------------
Total                                 7,065,902
-------------------------------- -------------------- ----------------- -------------------------- -------------------

     (1) 2,482,011 underlying shares granted on April 25, 2002, have an option exercise price of $0.134 per share and a term ending on November 30, 2008; and 416,717 underlying shares granted on December 31, 2002, have an option exercise price of $2.81 per share and a term of five years.
     (2) The exercise price to purchase an underlying share shall be fixed on the date six months after September 25, 2002, as the lesser of (a) $1.00 per share; or (b) for any offering that closes within six months of September 25, 2002 (other than HiEnergy Technologies' offering of its Series A Preferred Stock), the following percentage of the price per unit of the issuer's equity securities (or the price per share at which a series of the issuer's preferred stock is convertible into the issuer's common stock): (i) for preferred with warrants, 70%, (ii) for preferred without warrants, 80%, (iii) for common with warrants, 90%, and (iv) for common, without warrants, 100%.
     (3) 22,727 underlying shares granted on September 25, 2002, have an option exercise price of $1.00 per share, and 13,636 shares granted on December 19, 2002, have an option exercise price of $2.24 per share.

Warrants
--------

As of February 19, 2003, we had the following warrants outstanding.

----------------------------------- -------------------- ------------------ ------------------ ------------------
                                           No. of
                                         Underlying            Warrant
 Name of Warrant Holder                 Common Shares       Exercise Price     Exercise Term      Date of Grant
----------------------------------- -------------------- ------------------ ------------------ ------------------
Rheal Cote and assigns                    150,000              $1.00             3 years            5/31/02

----------------------------------- -------------------- ------------------ ------------------ ------------------
Wolfe      Axelrod      Weinberger        250,000              $2.12          Until 5/1/07          12/9/02
Associates LLC
----------------------------------- -------------------- ------------------ ------------------ ------------------
Primoris Group Inc.                       400,000              $2.00             2 years            8/1/02

----------------------------------- -------------------- ------------------ ------------------ ------------------
Investors in Series A Preferred           366,156              $1.50             2 years          10/7/02 and
Offering                                                                                            12/9/02
----------------------------------- -------------------- ------------------ ------------------ ------------------
Investors in October 2002 Common          269,990              $2.50             3 years          10/29/02 and
Stock Offering                                                                                      10/31/02
----------------------------------- -------------------- ------------------ ------------------ ------------------
H.C. Wainwright & Co., Inc. and            84,000              $0.01             5 years            8/11/02
assigns

----------------------------------- -------------------- ------------------ ------------------ ------------------
H.C. Wainwright & Co., Inc. and           102,546              $1.15             5 years            10/7/02
assigns

----------------------------------- -------------------- ------------------ ------------------ ------------------
H.C. Wainwright & Co., Inc. and           145,994              $1.35             5 years           10/31/02
assigns

----------------------------------- -------------------- ------------------ ------------------ ------------------
H.C.  Wainwright  & Co.,  Inc. and        150,000              $2.48             5 years            12/9/02
assigns

----------------------------------- -------------------- ------------------ ------------------ ------------------
Shaun Corrales                             40,000              $1.50             3 years            2/17/03

----------------------------------- -------------------- ------------------ ------------------ ------------------
Robert W. Bellano                          40,000              $1.50             3 years            2/17/03

----------------------------------- -------------------- ------------------ ------------------ ------------------
Total                                   1,998,686
----------------------------------- -------------------- ------------------ ------------------ ------------------


Series A Convertible Preferred Stock
------------------------------------

As of January 13, 2003, we had the following shares of Series A Convertible Preferred Stock outstanding.

---------------------------- ----------------- --------------- -------------- --------------------- -----------------
                              No. of Series A     Equivalent
Name of Series A                 Preferred      No. of Common    Conversion
Preferred Holder                  Shares            Shares          Price        Conversion Term     Date of Issuance
---------------------------- ----------------- --------------- -------------- --------------------- -----------------
Holders of shares of              97.93           851,755          $1.15            2 years             10/7/02
Series A Preferred

---------------------------- ----------------- --------------- -------------- --------------------- -----------------


                         Shares Eligible for Future Sale

The following table shows the tradability status of the 24,076,269 shares of common stock we had issued and outstanding on January 13, 2003:

     o    Free  trading   shares  that  may  be  sold  without   regard  to  the
          requirements of Rule 144:                                                 4,627,500 shares

     o    Shares being sold through this prospectus, including shares underlying
          convertible securities:                                                   8,055,034 shares

     o    Shares held by affiliates  that may be sold under Rule 144:               1,542,500 shares

     o    Shares  held by  non-affiliates  that  may be sold  under  Rule  144's
          conditions beginning on February 20, 2002:                                300,000 shares

     o    Shares  held by  non-affiliates  that  may be sold  under  Rule  144's
          conditions beginning on April 25, 2003:                                   3,975,494 shares

     o    Shares held by affiliates that may be sold under Rule 144's conditions
          beginning on April 25, 2003:                                              10,453,782 shares


In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:

     o public information--we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports required to be filed on Form 8-K for material events;
     o volume limitation--during any three-month period a stockholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;
     o manner of sale--the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and
     o notice--except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, stockholders that are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the sale of any of our outstanding shares.

          Other Information Concerning The Market For Our Common Stock

We have become aware of rumors regarding certain stockholders and their relationship to a person who has previously been involved in stock manipulation schemes. Our general policy is not to respond to rumors, but we believe that these rumors may have contributed to a decline in the market price of our common stock and may continue to contribute to a further decline. Our Board of Directors directed our President to hire a team of independent investigators to investigate whether the company or any of its officers and directors engaged in any wrongdoing. The core team of independent investigators consists of two former federal prosecutors, a former Assistant United States Attorney in the civil division who has been in private practice since 1981 with experience in securities litigation and regulatory and investigative proceedings, and a former supervisory agent from the Federal Bureau of Investigation. The independent investigators have reviewed disclosures we have made, reviewed other publicly available information, and conducted a number of interviews, including interviews with the person who had previously been involved in stock manipulation schemes and two of our directors who know him.

The independent investigators have completed their investigation. Except as discussed in the next paragraph, the independent investigators have concluded the following:

     1. The independent investigators have not identified any evidence that our current executive management team engaged in any wrongdoing.

     2. The independent investigators have not identified any evidence of wrongdoing following the April 2002 reverse merger of SLW Enterprises and HiEnergy Microdevices that resulted in our public company parent, HiEnergy Technologies.

     3. The independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by SLW Enterprises prior to the reverse merger.

     4. Our current officers and directors responded promptly and cooperated fully with the investigation.

As mentioned in item 3, above, the independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by SLW Enterprises prior to the April 2002 reverse merger. The independent investigators obtained evidence that some of our stockholders who purchased significant amounts of SLW Enterprises shares prior to the reverse merger know or have had business dealings with the person who had previously been involved in stock manipulation and that one of these stockholders was a company reportedly owned by his mother, which disposed of its shares in April 2002 at a profit believed to be between $500,000 and $600,000. A person who later served as our interim President and is still a director was aware of these purchases of SLW Enterprises shares. The independent investigators believe the evidence is inconclusive whether the person who had previously been involved in stock manipulation had control over these SLW Enterprises shares or whether, if so, our former President and current director had any knowledge of such control.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our Consolidated Financial Statements beginning at page F-1 at the end of this prospectus. Certain statements contained in this discussion may constitute forward-looking statements, as discussed above in the section entitled "Forward-Looking
Statements". Our actual results could differ materially from the results anticipated in the forward-looking statements as a result of a variety of factors, including those discussed in the sections entitled "Risk Factors" and "Business".

                                    Overview

Our parent public company was incorporated under the laws of the State of Washington on March 20, 2000, under the name SLW Enterprises Inc. On April 30, 2002, SLW changed its name to HiEnergy Technologies, Inc. in conjunction with the acquisition of an approximately 92% interest in HiEnergy Microdevices, Inc., a Delaware corporation based in Irvine, California in the business of developing a stoichiometric-based technology that can remotely determine the empirical chemical composition of substances, including explosives, biological weapons and illegal drugs. HiEnergy Microdevices was formed on August 21, 1995.

The acquisition of HiEnergy Microdevices by SLW occurred on April 25, 2002. SLW acquired HiEnergy Microdevices pursuant to a Voluntary Share Exchange Agreement that provided the framework for the exchange of outstanding common stock of HiEnergy Microdevices for shares of common stock of SLW. Pursuant to the voluntary share exchange, SLW offered to exchange 22.3524 shares of its common stock for each outstanding share of HiEnergy Microdevices' common stock. On the closing date of the offering, 14,380,200 shares of common stock of SLW were issued in exchange for approximately 92% of HiEnergy Microdevices' outstanding shares of common stock in a reverse take-over transaction. As a result of this transaction, former stockholders of HiEnergy Microdevices came to own approximately 65% of the outstanding equity of the parent public company and the five directors of HiEnergy Microdevices comprised five of the six directors of the parent public company. The composition of our board of directors has subsequently evolved to consist of the five directors discussed in the section entitled "Management".

On October 22, 2002, we changed the domicile of our parent public company from the State of Washington to Delaware. Our parent public company's name remains HiEnergy Technologies, Inc., and our common shares continue to trade on the NASD's Over-the-Counter Bulletin Board(R) under the symbol "HIET".

We plan to develop three detection systems based on our innovative stoichiometric technology, which has been proven in the laboratory to remotely and non-intrusively determine the chemical formulas of certain concealed substances in controlled situations and "see through" metals and other materials.

Prior to the reverse take-over transaction, SLW's initial efforts focused on establishing a web-based nutritional supplement sales business.

                              Basis of Presentation

For accounting purposes, the voluntary share exchange transaction between HiEnergy Technologies and HiEnergy Microdevices has been treated as a recapitalization of HiEnergy Technologies, with HiEnergy Microdevices as the accounting acquiror (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests.

We have prepared our Consolidated Financial Statements on a going concern basis in accordance with generally accepted accounting principles in the United States. This going concern basis of presentation assumes that we will continue operations for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. As described below under Liquidity and Capital Resources, there is substantial uncertainty about our ability to continue as a going concern. Our financial statements do not include adjustments that might result from the outcome of this uncertainty.

                          Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations are based on our Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates. We base our estimates on assumptions that we believe to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

                                Operating Results

For the six months ended October 31, 2002, we incurred a net loss of approximately $1.9 million, as compared to a net loss of approximately $156,000 for the same period in 2001. For the year ended April 30, 2002, we incurred a net loss of approximately $1.4 million, as compared to a net loss of approximately $288,000 for the year ended April 30, 2001. For the six months ended October 31, 2002, we had negative cash flows from operations of approximately $1.2 million. For the year ended April 30, 2002, we had negative cash flows from operations of approximately $653,000. In addition, we had an accumulated deficit of approximately $5.5 million and were in the development stage as of October 31, 2002. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Six Months Ended October 31, 2002 Compared To Six Months Ended October 31, 2001
-------------------------------------------------------------------------------

         Revenue

We had revenues of approximately $41,000 during the six-month period ended October 31, 2002, as compared to revenues of approximately $117,000 during the same period last year. Our revenues were derived from government grants for development and testing of our remote detection technology. We have not commenced selling our products. Until we complete development of one of our detector systems, our revenues will most likely be limited to government grants. We cannot predict exactly when we will complete development of our planned detection systems and begin production for specific applications, but we expect that it will not be within the fiscal year that will end on April 30, 2003.

         Operating Expenses

Our operating expenses consist primarily of salaries and benefits, costs for general corporate functions, including finance, accounting and facilities, and fees for professional services.

Our general and administration expenses increased to approximately $1.8 million during the six-month period ended October 31, 2002, from approximately $271,000 during the same period in 2001. The increase in operating expenses was primarily due to increases in administrative personnel, general office, legal, accounting and investor relations expenses, as well as research and development expenses.

         Depreciation

Accumulated depreciation for property and equipment at October 31, 2002 was approximately $48,000. Depreciation expense for the six-month periods ended October 31, 2002 and 2001 was approximately $40,000 and $2,000, respectively.

Year Ended April 30, 2002 Compared To Year Ended April 30, 2001

         Revenue

We reported no operating revenue during the fiscal years ended April 30, 2002 and 2001. Our 2002 revenues of approximately $148,000, as compared to revenues of approximately $80,000 for the year ended April 30, 2001, were derived from government grants for development and testing of our remote detection technology.

         Operating Expenses

Our general and administration expenses increased to approximately $1.5 million for the year ended April 30, 2002, from approximately $358,000 for the year ended April 30, 2001. The increase in operating expenses was primarily due to increases in administrative personnel, general office, legal, accounting and investor relations expenses, as well as research and development expenses. Transactional expenses associated with the reverse takeover transaction with HiEnergy Microdevices also contributed to the increase in expenses.

         Depreciation

Accumulated depreciation for property and equipment at April 30, 2002 was approximately $7,000. Depreciation expense for the years ended April 30, 2002 and 2001 was approximately $5,000 and $1,000, respectively.

Other Matters
-------------

         Delinquent Tax Returns

HiEnergy Microdevices, our majority-owned subsidiary, has not filed its federal and state tax returns due for the years ended April 30, 1996 through 2001. While the estimated tax has been accrued as an expense, we will not be in compliance until such reporting is made. The boards of directors of HiEnergy Microdevices and HiEnergy Technologies have directed that any delinquent tax returns be filed.

HiEnergy Microdevices has also not filed certain of its Forms 1099 and W-2 and payroll tax returns for the years ended April 30, 1996 through 2002. As of April 30, 2002, HiEnergy Microdevices had accrued $350,000 for payroll taxes, penalties and interest. The boards of directors of HiEnergy Microdevices and HiEnergy Technologies have directed that any delinquent Forms 1099 and W-2 and payroll tax returns be filed.

         Recent Accounting Pronouncements

The subsection of Note 3 to the Notes to the Financial Statements entitled "Recently Issued Accounting Pronouncements" is incorporated herein by reference.

               Liquidity and Capital Resources; Plan of Operation

During the six months ended October 31, 2002, we used approximately $1.2 million for operating activities, approximately $422,000 to acquire equipment and approximately $300,000 to repay related party liabilities. These uses of cash were funded principally through opening cash on April 30, 2002 of approximately $1.1 million and private placement offerings that provided net proceeds of approximately $2.9 million. As of October 31, 2002, we had cash of approximately $1.9 million, funds in transit from a closing of approximately $184,000 and current liabilities of approximately $1.3 million.

We raised approximately $2.5 million in net proceeds (after commissions) during the three months ended October 31, 2002. On October 7, 2002, we closed an offering of our Series A Convertible Preferred Stock, providing net proceeds (after commissions) of approximately $855,000. We issued approximately 98 Series A Preferred shares at a face value of $10,000 per share. The Series A Preferred shares are convertible into common stock at a fixed rate of $1.15 per share. Each investor also received 30% warrant coverage, based on the number of common shares their Series A Preferred can be converted into, with an exercise price of $1.50 per share. We also paid an 8% dividend on the Series A Preferred in advance by issuing approximately 68,000 common shares to the investors. On October 31, 2002, we completed an offering of our common stock, providing net proceeds (after commissions) of approximately $1.7 million. We issued approximately 1.3 million common shares at a price per share of $1.35. Each investor also received 20% warrant coverage, based on the number of common shares purchased, with an exercise price of $2.50 per share. The offerings and sales of our Series A Preferred Stock and our common stock were not registered under the Securities Act and were conducted pursuant to applicable exemptions from the Securities Act's registration requirements. This disclosure is not an offer of securities by us or a solicitation of an offer to buy securities from us. Placements were made only to accredited investors with preexisting contacts with HiEnergy Technologies and its authorized representatives.

On February 7, 2003, we repaid approximately $50,000 of the approximately $323,000 of related party notes payable that were outstanding on October 31, 2002. Of the remaining unpaid balance, approximately $178,000 is the subject of litigation with the former president of HiEnergy Microdevices and approximately $95,000 is in default or due on demand. As discussed in the section entitled "Legal Proceedings", we have tentatively settled the litigation with the former president at a maximum cash exposure of $175,000. After filing our delinquent tax returns, we intend to negotiate payment schedules with relevant taxing authorities. As of October 31, 2002, we had accrued $350,000 as an estimate of our liability in connection with unfiled returns, principally due to unpaid employee withholding, social security and medicare taxes.

On November 6, 2002, we filed a registration statement on Form SB-2 to register an offering of common stock by some of our shareholders on a delayed and continuous basis. The Securities and Exchange Commission notified us that it would not review the registration statement. During the course of our ongoing due diligence in connection with this filing, we determined that certain disclosures should be updated prior to requesting that the Securities and Exchange Commission declare the registration statement effective. On February 21, 2003, we filed a pre-effective amendment to the registration statement that updates these disclosures and includes updated financial statements. Certain shareholders may have rights under their respective registration rights agreements to demand payment of penalties because we did not request the Securities and Exchange Commission to declare our registration statement effective. Although we believe we have valid reasons for amending our registration statement, we may be liable for these penalties nonetheless. If a court determines us liable for these penalties, or if we agree to pay them to avoid litigation, the penalties would be approximately $28,000 for the first month (ending in December) and approximately $42,000 per month thereafter. We cannot predict whether the Securities and Exchange Commission will decide to review our pre-effective amendment, but a decision to review our filing could substantially lengthen the period during which we will be exposed to liability for penalties. We have the option to pay a portion of these penalties in common stock that would be included in the registration statement. Although we believe we have valid reasons for amending our registration statement, it may be possible for our Series A shareholders to claim a right to redeem their Series A Convertible Preferred Stock by alleging that our decision to update and amend our registration statement is a material breach of our registration rights agreement with them. If all of our Series A shareholders made such a claim and prevailed, we would have to redeem their Series A shares in an amount of approximately $1.0 million. Although this claim is a reasonable possibility, we do not believe it is probable, and we believe we have defenses against it.

During the quarter ended October 31, 2002, our monthly cash used in operations has been around $225,000, and we expect our monthly cash used in operations to increase to approximately $250,000 per month. We have no contractual obligations to make capital expenditures. During the six-month period ended October 31, 2002, we have made capital expenditures of approximately $680,000. We intend to make additional capital expenditures of approximately $400,000 through April 30, 2003, for a total of approximately $1.1 million during the fiscal year, to further the development and testing of our technology and proposed products. If we make all of these capital expenditures and our cash used in operations remains steady at approximately $250,000 per month, we expect to have enough cash to support our operations for approximately 3 to 6 months from the date of this prospectus.

The continued development and testing of our technology to create market-ready products depends upon raising additional funds. We anticipate needing an additional $4.0 million for the year ending April 30, 2004, in order to continue our operations at their current level. We believe we have sufficient authorized capital to raise approximately $4.0 million during the coming fiscal year, as our Certificate of Incorporation authorizes 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of January 13, 2003, there were 24,076,269 shares of common stock and approximately 98 shares of preferred stock outstanding. There can, however, be no assurance that we will be able to continue as a going concern or achieve material revenues or profitable operations.

In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research ("SBIR") program to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. The total cost of the project is $1,400,000, which includes private matching funds of $550,000 and $70,000 granted by the Department of Defense for Phase I testing of the system currently being completed. The private contribution consists of approximately $200,000 in matching funds from private individuals and approximately $350,000 worth of HiEnergy's hi-tech equipment. On January 15, 2003, the contract with the Department of Defense was executed by the parties. We have commenced work under year one of the contract, valued at $415,000. The second year of the contract, valued at approximately $364,000, is under an option that can be exercised by the DOD at the end of the first year.

We plan to continue to utilize a combination of equity financings and government grants to fund our short-term growth. We have no definitive plans or arrangements in place with respect to additional capital sources or lines of credit available to us at this time. Negative publicity surrounding the matters discussed in the section entitled "Market for Common Equity and Related Stockholder Matters: Other Information Concerning the Market for Our Common Stock" could increase the challenge of raising additional capital. There is no assurance that additional capital will be available when or if required.

The forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties. Our actual funding requirements may differ materially as a result of a number of factors, including unknown expenses associated with the development and testing of our products, the cost of production of our products and the timing of bringing our products to market. There can be no guarantee that financing adequate to carry out our business plan will be available on terms acceptable to us, or at all.

                                    BUSINESS

                                    Overview

We are developing technology capable of remote and non-intrusive, quantitative on-line determination of the chemical composition of substances, including explosives, biological weapons and illegal drugs. We plan to commercialize and market our technology to agencies, organizations and ultimately industrial users that need to improve the speed, accuracy and efficiency of their security screening procedures. We may cooperate with established participants in the security marketplace to market our technology through their established distribution channels.

Our technology is a "stoichiometric" confirmation senzor that identifies empirical chemical formulas and, at the same time, will also be capable of producing the image of the analyzed chemical substance. "Stoichiometry" is the scientific term for the art and science of deciphering empirical chemical formulas of unknown substances. Because stoichiometric detection produces quantitative identification of chemical formulas, it is a superior technology to "pattern recognition" confirmation detection, which only qualitatively recognizes specific chemical compounds that the detector is programmed to identify. Confirmation detectors, which "confirm" the presence or absence of substances in a scanned target, are distinct from so-called "anomaly detectors", such as x-ray scanners, which merely identify objects fitting a certain profile that require additional examination. As a general proposition, anomaly detectors will give a high rate of "false positives" that must be further inspected while confirmation detectors will conclusively identify the chemical nature of the target being scanned.

During the period 1998-2002, our prototype SuperSenzor demonstrated the ability to retrieve from three feet away, in a matter of seconds, the chemical formula and three-dimensional location of: (1) explosive simulant through steel or soil;
(2) cocaine simulant through rice; and (3) anthrax through paper. The empirical chemical formulas of substances and their locations are obtained non-intrusively, trans-barrier, and online. We are unaware of any other stoichiometric detector on the market or in the laboratory stages.

On May 8, 2002, our prototype Microsenzor demonstrated, before two inspectors of the Office of Inspector General of the Department of Transportation, the ability to semi-automatically, stoichiometrically identify one kilogram of TNT explosive simulant in a metal container from a distance of one foot in 20 minutes, and discriminate it from common non-explosive substances.

On June 3, 2002 our prototype Minisenzor demonstrated, before an ad hoc (internal) committee led by an aviation security specialist, its ability to stoichiometrically identify through a metal container, one pound of semtex explosive simulant in 30 seconds, automatically and without human intervention, as well as reject common non-explosive substances like sugar and chocolate.

The SuperSenzor, Minisenzor and Microsenzor are based on the proprietary invention named atometry. We led the joint private sector-government-university research consortium that developed atometry over the period from 1997-2002. Atometry was scientifically validated at the US Department of Energy's Special Technologies Laboratory in Santa Barbara and was for the first time publicly presented at the White House International Symposium on Drug Control Policy in 1999 and published in the Symposium's Proceedings.

                                Corporate History

Our corporate structure includes a parent public company and an operating subsidiary. Our parent public company, HiEnergy Technologies, Inc., was incorporated under the laws of the State of Washington on March 20, 2000, under the name SLW Enterprises Inc. On April 30, 2002, SLW changed its name to HiEnergy Technologies, Inc. following its acquisition of an approximately 92% ownership interest in HiEnergy Microdevices, Inc. in a reverse take-over transaction. As a result of this transaction, former stockholders of HiEnergy Microdevices came to own approximately 65% of the outstanding equity of the parent public company and the five directors of HiEnergy Microdevices comprised five of the six directors of the parent public company. The composition of our board of directors has subsequently evolved due to resignations and appointments to fill vacancies on the board and currently consists of five directors as discussed in the section entitled "Management".

On October 22, 2002, we changed the domicile of our parent public company from Washington to Delaware. Our parent public company's name remains HiEnergy Technologies, Inc.

HiEnergy Microdevices is a Delaware corporation formed in 1995. It is the entity where our technology has been developed. Dr. Bogdan Maglich, our Chairman of the Board and Chief Scientific Officer, founded HiEnergy Microdevices to commercialize the technology he invented to remotely and non-intrusively decipher the chemical composition of a substance.

Prior to the reverse take-over transaction, SLW's initial efforts focused on establishing a web-based nutritional supplement sales business.

                                Industry Overview

We believe our technology will have broad applicability within the substance detection industry. The need for substance detection cuts across many spheres of our economic and political life. Many Americans most prominently associate substance detection with the security industry and more precisely with air travel since September 11, 2001.

Detection technology is used to detect a wide range of substances, including explosives, biological weapons and illegal drugs. We believe the major commercial  applications  for our  technology  are in areas  requiring  security precautions, including airports, ports of entry, military/government installations and other secured areas. In addition, industrial quality control processing in certain industries requires non-intrusive sampling. The table below summarizes selected markets for detection technology.

     ------------------------------------- ---------------------------------
     Market Area                           Customer
     ------------------------------------- ---------------------------------
     Airport security screening            Transportation and Security
                                           Agency
     ------------------------------------- ---------------------------------
     Customs contraband detection          U.S. Customs
     ------------------------------------- ---------------------------------
     Biological weapons detection          Department of Defense
     ------------------------------------- ---------------------------------
     Landmine detection                    Department of Defense
     ------------------------------------- ---------------------------------
     Industrial quality control            Crude oil refiners, bulk food
     processing                            processors, steel manufactures
     ------------------------------------- ---------------------------------
                                           Bureau of Alcohol, Tobacco,
     Police and ATF Bomb squads            Firearms (ATF); Local Bomb
     explosive detection                   Squads
     ------------------------------------- ---------------------------------

We believe our core technology has applications in each of these markets. In the aggregate we believe that the domestic demand for detection technology exceeds $3 billion over the next several years. We cannot predict the exact timing on which the agencies and organizations comprising these markets will purchase new detection systems. International markets also exist in each of these market areas.

Detection technologies can be broadly divided into anomaly detectors and confirmation detectors. Anomaly detectors, such as x-ray scanners, identify anomalies that require further intrusive inspection to determine whether a threat is present. As a general proposition, anomaly detectors will give a high rate of false positives that must be further investigated while confirmation detectors will conclusively identify the chemistry of the target being scanned. Pattern recognition confirmation detectors qualitatively recognize specific chemical substances that the detector is programmed to identify. In contrast, stoichiometric confirmation detectors produce a quantitative identification of chemical formulas without having to seek a match to a pre-programmed qualitative pattern. Because stoichiometric detection produces an identification of chemical formulas, it is a superior technology to pattern recognition confirmation detection, which only recognizes specific signal shapes that the detector is programmed to identify.

The most commonly employed detection technology today is the x-ray, an anomaly detector. Certain versions of the x-ray known as a CT x-ray can retrieve precise three-dimensional images of the density of objects. The x-ray can identify objects fitting a certain profile that require further inspection through some confirmation detection process. But the x-ray is "chemically blind", and thus unable to identify the contents of a container without opening the container. In airport security screening, for example, the x-ray can roughly determine the target's density and if it is similar to that of a typical explosive. There are hundreds of common substances, however, that have a density similar to that of explosives. As many travelers experience daily at U.S. airports, once the x-ray identifies an anomaly, intrusive inspection is required to determine whether a security threat is present.

                               Market Opportunity

The events of September 11, 2001 have fundamentally altered the way both the public and governments view security. In response to September 11, governments are looking to step up security not only in the air travel sector, but across a wide array of activities. The enhanced security will demand either increased time and expense using existing technology or the adoption of innovative technologies to improve security while minimizing the drag on economic activity.

Specific problems that exist with current technology include the following:

Airport Security Screening
--------------------------

Congress has passed legislation requiring that 100% of checked baggage be screened for explosives by December 31, 2002, although a committee of the House of Representatives recently voted to extend that deadline to December 31, 2003. It is estimated that the Transportation and Security Administration will have to purchase up to 900 new Explosive Detection Systems and 5800 trace detection systems to check this amount of baggage. Existing technology, such as Computed Tomography (CT) machines, cannot identify the contents of luggage, as they are chemically blind. Instead, they look at the density of the objects inside a container, and ask the operator of the CT machine to decide whether there is a problem. This process results in a very high rate of false positives, it depends solely upon the alertness and training of the operator, it cannot see through metal containers, and it cannot confirm the existence of explosives.

Customs Screening
-----------------

The U.S. Customs Agency has identified the need to screen and check packages, shipping containers, and trucks entering all U.S. ports of entry. This task is monumental (approximately 5.7 million sea containers enter the U.S. each year), and requires technology that is quick, non-intrusive, and can operate at a distance. Under the Container Security Initiative of January 2002, the U.S. Customs has even begun pre-inspection of "high risk" cargo containers at three major points of origin. Existing technology is limited in that it cannot see well through metal, needs to be close to the suspected object (or inside the container), and cannot confirm the identity of the unknown substance.

Landmine Detection
------------------

The Department of Defense has the difficult task of protecting its own troops and tanks from anti-personnel and anti-tank mines. Significant damage is done to tanks, soldiers, and civilians by old and new mines around the world. The current technology to clear landmines that uses anomaly detectors, such as metal detectors, Ground Penetrating Radar and infrared imaging, has significant drawbacks: only one out of 800 anomalies turn out, after having been unearthed, to be real mines; the rest of the anomalies are "clutter" that must nevertheless be investigated as though they were live mines. The result is that mines cannot be checked quickly, and humans must place themselves at risk to verify that an area of land is clear. The United Nations has estimated that it would cost $30 billion and take more than 150 years to clear all landmines using existing technology.

Contamination Control
---------------------

With the advent of security for not only people, but the actual products they use, there is a growing market to make sure that someone does not cause panic and widespread terrorism by contamination. We believe that contamination control of all kinds could ultimately be one of our most significant markets. Currently contamination control is conducted through sampling, with targets being subjected to tests to determine whether specific contaminants are present. This approach requires the destruction of the target (resulting in an economic incentive to minimize sample size), it may not identify isolated instances of contamination, and it may not detect a contaminant because the contaminant's identification was excluded from the testing regimen.

In each of these areas, as well as others, we believe the market will pay for an innovative security approach that improves security while minimizing the drag on economic activity. The need for explosive and biological identification is a key factor in our assessment of the market opportunity for our technology. We believe the entire security and anti-terrorism market is a growing industry.

                       The HiEnergy Technologies Solution

We have developed unique detection technology that remotely and non-intrusively determines the chemical formula of unknown substances in real time (called "stoichiometric" detection). Our technology is unique in that it can for the first time:

     o    Identify chemical compositions of unknown substances;
     o    Operate remotely (i.e.: from a distance of millimeters to meters);
     o    Operate through barriers (i.e.: through solid steel casing); and
     o    Operate in real-time (i.e.: in a matter of seconds).

We believe our technology represents a major innovation in the field of detection technology because it will allow us to develop detection systems that can - without needing to pre-program patterns to be recognized - confirm the presence of concealed explosives, illegal drugs, biological/chemical weapons, and other contraband. Because stoichiometric detection produces an identification of chemical formulas, it is a superior technology to pattern recognition confirmation detection, which only recognizes specific chemical formulas that the detector is programmed to identify. Confirmation detectors, which confirm the presence of specific chemicals in a scanned target, are as a general rule superior to anomaly detectors, such as x-ray scanners, which merely identify objects fitting a certain profile that require further examination through some confirmation detection process (such as a time-consuming search). We believe our stoichiometric detection technology will provide substantial improvement over the anomaly detection-based technology that prevails today, because stoichiometric detection will produce more accurate detection results while simultaneously reducing the high rate of false positives (and the accompanying time-consuming searches).

Over the last three years several successful demonstrations have been conducted which proved the technical concepts.

     o A Department of Defense funded demonstration which demonstrated the chemical detection of an explosive simulant through 3/4 of an inch of steel as well as 5 inches of soil from a distance of 3 feet;
     o    A  demonstration   under  a  U.S.   Customs  Service   contract  which
          demonstrated the chemical detection of cocaine simulant buried in rice; and
     o A demonstration for the Defense Advanced Research Projects Agency that demonstrated the chemical fingerprinting of Anthrax simulant.

We are unaware of any prior demonstrations in the history of analytic chemistry where empirical chemical formulas have been stoichiometrically deciphered (a) on a timely basis, (b) without sampling and (c) through barriers.

We have developed our unique technology through several years of research and testing, including work under research contracts sponsored by the Department of Defense and the U.S. Customs Service, as well as by research and testing at the University of California, Irvine. Patent applications have been filed for all proprietary components of the technology as well as for the overall system.

The technology uses the physical law that the gamma spectrum emitted from a collision between a neutron and an atom in the target has a unique signature. Combining information on the neutron's direction of travel with its length of travel provides the position in space of the nucleus impacted. A proprietary processor synthesizes the gamma spectrum data and outputs both the precise molecular makeup (also known as stoichiometry) of the irradiated specimen as well as its coordinates. In this manner, our technology performs remote, non-intrusive deciphering of the chemical formulas of concealed substances and can "see through" metals and other materials. Further, it does this analysis without the need of being in close proximity with the target for inspection or chemical identification.

We believe our technology will allow us to create leading products in several market areas, including airport security screening, customs screening, landmine detection and contamination control.

Airport Security Screening
--------------------------

X-ray detectors for airport security rely on anomaly detection, where a detector signals that a potential problem may exist. The operator must, for each bag, decide whether there is a potential problem, and then use a secondary, usually intrusive, means to actually determine whether there is an explosive. This system creates several problems, including a very high rate of false positives, and worse, the inability to detect explosives. The system depends upon the judgment of recently federalized screeners, the training and management of whom has proven a major stumbling block to consistent, alert security. Our proposed systems will be dramatically different. They should improve safety by automatically displaying the chemical formula of the target through up to 3/4 inch thick steel and not relying upon operator interpretation. Our technology should dramatically lower the rate of false positives, improving speed and efficiency and reducing air travel delays.

Customs Screening
-----------------

The U.S. Customs has identified the need to screen ports of entry for contraband, weapons, and biological agents. Currently, less than five percent of all shipping containers are checked by any physical screening method. Senator Charles Schumer has estimated that it could cost up to $5 billion to check every shipping container and truck entering the United States. Because our technology has demonstrated that it can perform detection through up to 3/4 inch thick steel, it offers the potential for real time trans-metal deciphering of chemical formulas. Thus, shipping containers could be checked for contraband, weapons, and explosives in real-time without having to open and unseal the containers. We are not aware of any other form of detection technology that can perform trans-metal stoichiometric detection.

Landmine Detection
------------------

Current technology used to clear landmines, such as Ground Penetrating Radar and metal detectors, has significant drawbacks. Existing technology is limited by the need to penetrate soil, by the manufacture of non-metallic landmines, and by its inability to operate from a distance in real time. Only one out of 800 anomalies turn out, after having been unearthed, to be real mines; the rest of the anomalies are "clutter" that must nevertheless be investigated as though they were live mines. The result of these drawbacks is that land cannot be checked quickly or accurately, and humans must place themselves at risk to verify that an area of land is clear. Because our technology can "see through" soil and containers, and return a quantitative chemical formula, it should enable field personnel to quickly, accurately, and safely confirm whether the anomaly is an explosives loaded landmine or clutter.

Contamination Control
---------------------

We believe that our technology will be able to stoichiometrically analyze the contents of a given liquid or solid and provide an immediate warning if there are any chemicals or compounds that are not supposed to be present. We believe our technology will be a significant improvement over existing sampling procedures because of our technology's chemical-specific capabilities. Although we intend to begin pursuing this market area in the coming fiscal year, the development of this market area into a revenue-producing segment is a long-term project.

                                Proposed Products

We are developing three versions of our technology:

     o SuperSenzor: Fixed or van mounted, generator-powered product that can locate a concealed substance within the item being scanned and will include imaging.

     o Minisenzor: A portable sensor intended to accomplish the same objective, but without imaging, that will use a miniature accelerator that is expected to provide a substantial speed improvement over the Microsenzor.
     o Microsenzor: Portable, battery-powered, lower-cost system, also without imaging.

We have assembled bench-top prototypes of the Microsenzor and Minisenzor, and are in the process of creating a bench-top prototype of the SuperSenzor. A bench-top prototype is an improvised system, designed for laboratory use and testing, which has not been assembled into an integrated unit.

We are using our existing bench-top prototypes to conduct tests. These tests will determine performance parameters, e.g. detection rates and speed, for the Microsenzor and Minisenzor.

Once tests using the bench-top prototypes have been completed, we plan to assemble and test commercial prototypes. A commercial prototype will integrate and assemble all of the bench-top prototype's components into a fixed unit. We plan to test our commercial prototypes in circumstances that simulate the environments in which they will be used. This testing process will be a crucial link to the delivery of market-ready detection systems we seek to achieve. The results of ongoing tests may alter the direction and focus of our technology's development program.

We have assembled a commercial prototype (beta version) of a Minisenzor designed for interrogating unexploded ordnances, and conducted tests in circumstances that simulate the environment in which it would be used.

The SuperSenzor, for which we are in the process of creating a bench-top prototype, has four key components:

     1. The "emitter" is a miniature accelerator that produces a stream of fast neutrons and alpha particles.
     2.   The "receiver" is a detector of gamma rays generated by the target.
     3. The "gammalyzer" is a fast electronics system operating on a billionth-of-a-second scale. It detects and analyzes the gamma rays and alpha particles to determine the target substance's location and separate the "signal" (i.e., the target substance, such as an explosive) from "noise" (i.e., clutter).
     4. The "controller" is a computer and software for interface and signal coordination that displays the result of the analysis online.

None of these key components require an increase in performance parameters to make a commercial prototype of the SuperSenzor, although design modifications may be required to coordinate the components into a fixed unit capable of being built on an integrated production line. We must also assess the durability of these key components in an environment where they must function accurately day-in and day-out, rather than occasionally in a lab experiment.

We have developed relationships with some of the manufacturers of the key components of our technology, such as AMETEK Ortec, a manufacturer of high-end gamma ray detectors, and Thermo MF Physics, a manufacturer of accelerators (neutron generators). We do not presently have supply contracts with these manufacturers or any others. Our equipment purchases to date have not entailed the volume levels that would make it advisable to put supply contracts in place.

The Microsenzor is essentially a one-man portable version of the SuperSenzor. The Microsenzor operates from a short range, a few inches from the object inspected. It is 100 times slower than the SuperSenzor, making it suitable for more static environments. We believe that certain prospective customers will view its lower unit cost and relative ease of transport as advantages. These prospective customers would choose a Microsenzor for security applications and industrial applications where using a SuperSenzor would not be feasible or efficient. The Minisenzor that we are developing is expected to perform in a manner similar to the Microsenzor, but with a substantial speed improvement.

The Microsenzor has three key components:

     1.   The emitter is a neutron source via Americium isotope production.
     2. The receiver is a detector of gamma rays, the same as that used in the SuperSenzor.
     3.   The controller computer software for interface and results display.

The Microsenzor provides only chemical formulas as its result, without imaging. We have conducted laboratory tests of the Microsenzor for inspectors from the Office of the Inspector General of the Federal Aviation Administration, and we have concluded a series of tests of the Minisenzor (under a Phase I DOD SBIR Grant) at the University of California, Irvine.

            Marketing Plans, Sales, Government Grants and Production

The market niche that we occupy, within the broad security and anti-terrorism industry, is that of advanced detector technology. This niche is characterized by expensive, technologically advanced systems such as Computed Tomograhy (CT) and Quadrapole Resonance (QR) systems for airline and customs screening, and Ground Penetrating Radar (GPR) based systems for landmine detection.

Within this market niche, we believe our stoichiometric technology has several competitive advantages, including its ability to determine the exact chemical formula of a substance, perform trans-metal deciphering, operate from a distance, and not rely on user interpretation.

General Marketing Plans
-----------------------

We believe our technology represents a new generation of improvements in security technology. As a result, we believe that a general education program is necessary to persuade opinion leaders and the public of the benefits of our technology. We must raise customer awareness, implement a customer development program, and create public pressure to demand adoption of our technology.

To increase customer awareness, we plan to gain an understanding of the specific requirements for target customers and explain how our technology will satisfy their requirements. We plan to explain our technology through technical presentations, on-site demonstrations, publishing articles in technical journals, speaking at technical conferences, and creating opportunities to give interviews and generate media attention.

We expect that our customer development program will include developing a close relationship with the appropriate technical officers within a target customer's organization. We expect our program to include describing to potential customer technical personnel how the technology can apply to their applications and requirements. We hope to provide assistance in developing specifications and statements of work and budgets and to provide additional briefings to higher levels of management.

We also plan to develop strategic relationships with suppliers of current security screening products. We believe that using these suppliers' established channels and customers will afford us quicker access to our targeted markets.

We plan to raise awareness of the unique capabilities of our technology among legislators, non-technical decision makers and the general public. Because our technology is complex it will be very cost efficient to have a digital video (both on CD and cassette), and printed promotional materials, that can be sent to prospective customers, consultants, news reporters, and strategic partners. This prepackaged promotional material will save on travel and presentation costs
- enabling us to send packets of information that concisely explain the complex technology and show the demonstration units in operation at minimal cost.

To facilitate international sales, we expect to work with a network of representatives located in countries with identified opportunities. We plan to select these representatives based on their track record in selling to the target customers and to compensate them on a commission basis tied to the contract sales price. We have identified some of the prospective representatives we would like to retain.

We hope to combine the effects of technical presentations to potential customers, news media demonstrations and public relations to create a "public demand" for our technology. Publishing articles in technical journals, speaking at technical conferences and creating opportunities to give interviews will be a longer-term strategy to continue the public demand for and awareness of our technology.

For the time being, we will try to segregate the deployment of our technology from the general public. We anticipate a possible adverse public reaction to the concept of "neutron bombardment." We anticipate the need for neutron shielding in certain applications, such as airports, to shield personnel from our anticipated levels of radiation bombardment. We have not determined the levels of shielding that are required, which may vary depending on the regulations of the states in which the system is installed.

We believe that any public objections can ultimately be overcome through education. Our Chief Scientific Officer, Dr. Maglich, believes that our anticipated level of neutron radiation dose will result in 10 to 100 times less tissue damage than the level of x-ray radiation dose needed to accomplish security screening. Fast neutrons, which are used in our technology, do not produce the same radioactive environment as thermal neutrons. Despite the relative safety of our technology, we propose to use our technology initially only for screening procedures that are remote from the general public (such as checked baggage) to avoid this adverse public reaction, instead of proposing to use our technology for high profile procedures (such as carry-on baggage screening). As public knowledge and awareness increase, we believe that the broader array of uses for our technology will become available.

Specific Marketing Plans
------------------------

We intend to focus on three markets initially: Airport security screening (Transportation Security Administration), landmine detection (Department of Defense), and customs screening (US Customs). This initial list of customers may be refined or altered as conditions dictate. A separate but potentially large segment includes industrial users. We will pursue each market using the same core technology.

     o    Stoichiometric   Luggage  Screening  Systems:   We  believe  that  our
          SuperSenzor technology can be integrated into luggage screening systems at passenger airports throughout the world to significantly reduce false alarm rates and to identify a wider variety of substances than current anomaly detection scanning systems. One configuration of the technology may be a system that will screen an entire luggage cart at a time on a confirmation detection basis, as opposed to the current systems that screen only one bag at a time on an anomaly detection basis. Although these systems will be more expensive than a single-piece luggage screening system, we believe that government agencies may be willing to pay a higher price because of increased volume and time efficiency. Other configurations of the technology may be a system that will screen individual checked baggage on a confirmation detection basis, or a system that is used in tandem with existing systems to enhance overall detection rates and reduce false alarm rates. We continue to work with Isaac Yeffet, a special consultant to the Company and a leading expert on airline security due to his years of service as director of security operations for El Al, Israel's national airline. We believe that Mr. Yeffet will continue to be instrumental in communicating the advantages of our technology to government officials and the public. Developing a strategic relationship with a current supplier of screening products could also help us to penetrate the market more quickly.

     o Confirmation Sensor for Demining: We have identified governments and organizations dedicated to destroying landmines throughout the world as candidates for purchasing landmine detection systems. Current landmine detection systems succeed at identifying only metal casings and tend to yield a very high false alarm rate. In contrast, we believe our SuperSenzor will detect mines in both metal casings and plastic casings and reduce the false alarm rate. In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research ("SBIR") program to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. On January 15, 2003, the contract with the Department of Defense was executed by the parties. We have commenced work under year one of the contract, valued at $415,000. The second year of the contract, valued at approximately $364,000, is under an option that can be exercised by the DOD at the end of the first year.

     o Customs Screening Systems: We plan to position ourselves as a direct supplier to major governmental agencies responsible for customs screening. We have completed tests on behalf of the U.S. Customs, and believe we are well-positioned with the only stoichiometric technology that can scan sealed shipping containers for the chemical composition of concealed contraband.

We intend to pursue other markets as well. During this fiscal year, which ends April 30, 2003, we plan to devote resources to exploiting the following markets:

     o Bio-Defense: We have identified agencies such as the Department of Defense, the U.S. Postal Service, Federal Bureau of Investigation, the National Institutes of Health and their foreign equivalents that have responsibility for detecting biological warfare agents as candidates for our SuperSenzor technology.

     o Bomb Squad: Because police departments and the Bureau of Alcohol, Tobacco and Firearms have no certain method for determining if a suspicious object contains explosives, we have identified these agencies as our market for the Microsenzor or Minisenzor technology.

     o Industrial Quality Control: We have identified a wide variety of potential industrial applications for our SuperSenzor, Minisenzor and Microsenzor technologies, including detecting impurities in oil, gas, and gemstones, and providing qualitative elemental information for food products.

Sales and Government Grants
---------------------------

We have not made any product sales to date. Any future sales will depend on negotiating contracts with our targeted customers and modifying our technology to meet the specifications of our targeted customers. Because our targeted customers are primarily governmental agencies, we cannot predict the time frame on which they may obtain approval to enter into contracts to adopt a new generation of security technology. We also cannot predict the extent to which governmental agencies may require a commercial prototype specific to their application to be developed in advance of entering into a contract to purchase products incorporating our technology. We hope to ship product based on our technology within 24 months.

We have several government contracts/grants that have been awarded or are pending, including:

     o    SBIR Phase I

          We have completed work on a Phase I SBIR Contract for $70,000 for testing of our Minisenzor technology for landmine detection.

     o    SBIR Phase II

          In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research ("SBIR") program to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. As of January 15, 2003, we have begun work under year one of the contract.

     o    CalTIP

          We have submitted a proposal for up to $250,000 in matching funds to the California Technology Investment Partnership (CalTIP), which is designated for marketing and markets development. We were placed on a waiting list for possible award of the CalTIP grant, dependent upon available funding for the program. Based on budget shortfalls in the State of California, we do not anticipate award of this grant.

     o    Navy

          We have submitted a proposal for $200,000 for a feasibility study on SuperSenzor's ability to detect Biological and Chemical weapons in sealed containers. This includes an option to build a prototype for an additional approximately $1.4 million.

     o    Transportation Security Administration ("TSA")

          In November 2002 we submitted a funding application to the TSA for $3.2 million, which would be matched by a contribution of approximately $1 million from us. The funding would be used to build a prototype SuperSenzor for the airline industry.

Production
----------

Taking our technology into commercial production involves refinement of our bench-top prototypes into commercial products. The commercial unit must take into account all relevant commercial standards for durability, usage and shielding, as well as specific customer requirements for detection, and physical unit packaging and installation. We intend to conduct this work both internally and with the assistance of outside partners. This work will include developing commercial blueprints, deciding upon final hardware configurations, developing testing standards, designing control units to manipulate targets or manipulate the unit itself around the target, and integrating shielding requirements. Funding requirements include internal time as well as the cost of contracting with outside firms. Where appropriate, we intend to ally ourselves with existing participants in the security field to minimize our technology's time to market.

                                   Competition

Our fast neutron scanning is the only technology we know of that provides the chemical formula for identification of the target substance. We are not aware of any other functional stoichiometric confirmation detector in the world today. We have not identified any such detector being sold in the various markets we seek to exploit. We are not aware of any other supplier or potential supplier of detection systems that are intended to perform remote, non-intrusive confirmation deciphering of the chemical formulas of concealed substances.

From a market perspective, as opposed to a technical perspective, there are several other detection technologies being offered within our market niche. The following is a partial list of companies that market high-end explosive detection and cargo screening systems, principally for airport security screening. While none of these systems can confirm the identity of a substance, they are recognized currently as the only systems that can provide anomaly detection.

    --------------------------------------- ------------------------- -------------------------
    Company Name                            Products                  Comment
    --------------------------------------- ------------------------- -------------------------
    InVision Technologies                   CT Explosive detection    75% of Airports
    --------------------------------------- ------------------------- -------------------------
    L-3 Communications                      CT Explosive detection    25% of Airports
    --------------------------------------- ------------------------- -------------------------
    OSI Systems, Inc.                       Portable, vehicle,        Subcontractor to
                                            Cargo X-Ray               InVision
    --------------------------------------- ------------------------- -------------------------
    PerkinElmer                             X-Ray baggage screening   Not CT certified
    --------------------------------------- ------------------------- -------------------------
    American Science & Engineering          Backscatter X-ray
                                            Systems
    --------------------------------------- ------------------------- -------------------------

Quantum Magnetics, recently acquired by InVision, has a pattern recognition confirmation detector for explosives based on magnetic pattern recognition, which is being tested for deployment in airport security screening. To the best of our knowledge, the detector cannot "see through" metal, has no imaging capability and must be within two inches of the explosive to recognize it.

Our competitors are established companies with operating histories. They are well financed and have many contacts and connections in the industries in which they operate. We must effectively promote our technology in order to overcome these obstacles. With respect to these detection systems, we see the real competition as being the challenge of educating the consumer either to incorporate or to substitute our stoichiometric confirmation detector system for the existing detection system.

In addition to the above companies which currently operate X-ray based systems, we have competitors that use gamma ray analysis, although their technologies do not have the same capabilities as ours. We believe that these competitors will seek to compete with us in cargo screening and landmine detection. We have two principal competitors whose technology is based on gamma ray analysis:

     ---------------------------------------- ------------------------
     Company Name                             Products
     ---------------------------------------- ------------------------
     Ancore                                   Pulsed Fast Neutron
                                              Analysis
     ---------------------------------------- ------------------------
     Thermo Gammametrics                      Coal, Cement, Mineral
                                              Analysis systems
     ---------------------------------------- ------------------------

As we understand its current configuration, Ancore's system cannot determine chemical formulas, and it is heavy (weighing up to 12 tons) and expensive ($8 million per system). As we understand its current configuration, Thermo Gammametrics's systems use thermal neutrons produced by radioactive Californium, and they cannot detect oxygen or carbon, only metallic impurities.

Science Applications International Corporation currently sells systems to U.S. Customs that scan trucks, railroad cars and sea containers using gamma ray technology to generate images. Science Applications International Corporation's systems "see through" metal but do not return a chemical analysis.



In addition to these companies using gamma ray analysis techniques, several research groups exist that are pursuing gamma ray based technologies. We are not aware of any that are nearing commercial production. A partial list of these companies includes the Special Technologies Lab of the DOE, the National Labs, and the Western Kentucky University consortium.

In addition a company named Dynamics Technology, Inc., headquartered in Torrance, California, has developed a computer simulation of a technology that it calls Associated Particle Imaging technology. Dynamics Technologies claims that its technology is a unique imaging technology that offers standoff 3-D imaging and material identification through walls, metal, barriers and structures or containers. However, we believe that Dynamics Technology simulated technology is based on a scintillation detector of gamma rays that is significantly less sensitive than our solid-state gamma ray detector and that will not return specific chemical formulae in its result, and therefore is not a stoichometric detector. Dynamics Technology was a competitive bidder for the Department of Defense Small Business Innovation Research ("SBIR") program to receive funding for testing and development of an anti-tank landmine detection system.


We will encounter barriers to entry in the advanced technology security market. We must obtain access to high-level governmental decision makers. Although our technology may be an improvement over existing technology, political considerations and strong lobbying by competitors must be overcome. We must conduct a vigorous public relations and marketing campaign to convince governmental decision makers of the important technical innovations that we have made. We must achieve a number of certifications in order to be successful in the sales of our products, including FAA (now TSA) certification of our systems for use in airports, DoD approval for use in military applications, and U.S. Customs approval for use at ports of entry. Additionally, we must be granted certifications for use of high-energy neutrons in public settings.

                              Intellectual Property

We have filed patent applications that are currently in the prosecution process. We have filed a total of six patent applications in various jurisdictions:

     o United States Patent Office - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on February 20, 2001);
     o United States Patent Office - "Method and Apparatus for Neutron Microscopy with Stoichiometric Imaging" (filed on June 18, 2001);
     o Patent Cooperation Treaty - "Method and Apparatus for Neutron Microscopy with Stoichiometric Imaging" (filed on June 18, 2002);
     o Canada - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on August 14, 2000);
     o Japan - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on August 18, 2000); and
     o Europe - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on September 14, 2000).

The neutron microscope is a special version of the SuperSenzor that magnifies images and combines a chemically specific analysis designed to identify "inclusions" in gemstones, making it possible to determine their origins.

We are not aware of any other functional stoichiometric confirmation detector in the world today. We have not identified any such detector being sold in the various markets we seek to exploit.

To date, we have not received any notification that our technology infringes the proprietary rights of third parties. Third parties could however make such claims of infringement in the future. Any future claims that do occur may have a material adverse affect on us and our prospects.

Prior to the reverse take-over transaction, SLW's initial efforts focused on establishing a web-based nutritional supplement sales business. We still own a license to pursue this business, but we believe the financial needs of our detection technology business and the uncertainty surrounding the licensor's ability to perform counsel against allocating resources to exploit the license at the present time. From time to time we will assess the economic viability of this line of business to determine whether we will allocate resources to pursuing it.

                              Government Regulation

Our  operations  are  subject to  compliance  with  regulatory  requirements  of federal, state and local authorities. While compliance with applicable regulations has not adversely affected our operations in the past, there can be no assurance that we will continue to be in compliance in the future or that these regulations will not change. Current costs of compliance have not been material to us, but we anticipate that they will be material as we commercialize our technology into products. We expect to incur some nonmaterial costs in connection with complying with environmental regulations related to our products under development, but we are not aware of the exact amount of the costs at this time.

Because our technology and its applications are so new, we are not certain of all of the potential government regulation that may affect us. We believe that certain applications of our technology will require approvals from various government organizations. Examples of government agencies that may regulate applications of our technology include the Federal Aviation Administration (now the Transportation Security Administration), the Department of Defense, the U.S. Customs Service, and the Food and Drug Administration in the case of potential quality assurance applications for food and drugs. We expect that our technology will require various potential environmental use approvals, particularly as it relates to using fast neutrons in public settings. The Nuclear Regulatory Commission may also regulate our use of fast neutrons. Where regulation is coordinated between federal, state and local authorities, we expect the state and local equivalents of these federal agencies to regulate us as well. The approvals from government organizations may take longer and be more difficult to obtain than expected. There is no assurance that any governmental approval that might be required will ever be obtained, which could affect our ability to commercialize and sell our technology.

We plan to have government agencies as customers for the products we develop. At the federal level, this will subject our contracting to the Federal Acquisition Regulations, a comprehensive set of regulations governing how vendors do business with the federal government. We also apply for grants, which are subject to regulation by the granting agencies. Here again, where our customers or grantors are state or local governments, we will be subject to similar state and local contracting and grant regulations.

                                    Employees

As of February 21, 2003, we had 10 full-time employees and 1 part-time employee classified as follows: 4 full-time executive officers; 3 full-time technical personnel; and 3 full-time and 1 part-time administrative personnel. We also had 5 consultants as follows: 1 of the consultants assists with sales and marketing, 3 assist with technical projects, and 2 assist with administrative matters.

We believe that our ability to attract, hire, and retain qualified personnel now and in the future is important to our success. While sourcing and recruiting appropriate technical personnel is often difficult and competitive, we expect that our need to recruit additional personnel in the future will not negatively affect our operations. We believe that our employee relations are good. None of our employees are represented by a collective bargaining unit.

                            Research and Development

Our future success will depend on our research and development efforts to enhance our existing technologies and on development of applications for our detection technology. For the fiscal years ended April 30, 2002 and 2001, we spent approximately $558,000 and $165,000, respectively, on research and development of our technology.

                                   Facilities

On September 30, 2002, we relocated our offices to 1601 Alton Parkway, Unit B, Irvine, California 92606. Our new offices consist of approximately 6,600 square feet. The lease term is three years, with payments due at a monthly lease rate of $8,000. The facilities are close to all necessary services, including laboratories at the University of California, Irvine, which are currently used for certain developmental work. We pay $1,000 per month to use a nuclear reactor laboratory at the University of California, Irvine for purposes of developing and testing the detectors. The term of the contract to use the laboratory is from June 1, 2002 to December 31, 2003. We do not anticipate that while we are in the development stage we will require significant facilities over and above those that are currently leased or available.

                                Legal Proceedings

In March, 2002, Keith Cowan, a former CEO and President of HiEnergy Microdevices, filed a lawsuit against HiEnergy Microdevices, Dr. Maglich, and Mr. Richard Alden in the Superior Court of the State of California, County of Orange, Central Justice Center. The plaintiff served as the CEO and President of HiEnergy Microdevices from December 2001 through March 9, 2002. The plaintiff had an employment agreement with HiEnergy Microdevices. The Complaint contains the following claims: (A) failure to pay wages due in violation of the Labor
Code against HiEnergy Microdevices and Dr. Maglich; (B) breach of contract against HiEnergy Microdevices and Dr. Maglich; (C) false representation regarding the kind and character of the work against all three defendants; and
(D) fraud against all three defendants. In the prayer for relief, the plaintiff seeks damages in the amount of $873,455, plus interest, penalties, attorney's fees, and costs. The parties to the lawsuit executed a settlement agreement on January 15, 2003. The settlement agreement provides that HiEnergy Technologies will pay Mr. Cowan $50,000: $25,000 in the form of wages that will be subject to payroll taxes and $25,000 in the form of a reimbursement for moving expenses and legal fees. In addition, Mr. Cowan received 80,000 shares of restricted common stock of HiEnergy Technologies with registration rights. If the 80,000 shares are not sold through a registered offering before April 1, 2003, then Mr. Cowan has the option of tendering the shares to HiEnergy Technologies and demanding payment of $125,000. In the alternative, if Mr. Cowan receives less than $125,000 upon the sale of the 80,000 shares within 30 days of the effective date of the registration statement, he is entitled to payment of the difference between $125,000 and the amount he received from the sale of the stock. Once HiEnergy Technologies has fulfilled its obligations under the settlement agreement, Mr. Cowan has agreed to request dismissal, with prejudice, of the lawsuit.

We received a letter dated December 5, 2002, from an attorney representing Richard T. Eckhouse, a consultant, demanding payment for accounting services allegedly performed by Mr. Eckhouse pursuant to a Letter Agreement dated November 7, 2001, between Mr. Eckhouse and HiEnergy Microdevices. The Letter Agreement provides that Mr. Eckhouse was to be paid $350 per hour, which was to be paid as follows: (i) one-third or $117 in cash; (ii) one-third or $117 paid by a Promissory Note at 10% annual interest, maturing when HiEnergy Technologies receives government funding of $900,000 or an investment totaling $300,000 or more; and (iii) one-third or $117 paid by Class A (common stock) of HiEnergy Microdevices at $5.00 per share. The demand letter received by us does not specify a specific amount of damages but states that such amount is "considerable". No lawsuit has been filed by Mr. Eckhouse as of February 1, 2003.


As discussed more fully above under Management's Discussion and Analysis of Financial Condition and Results of Operations, we have included in our financial statements an accrued liability of $350,000 at April 30, 2002, in connection with tax returns our subsidiary HiEnergy Microdevices is delinquent in filing.

Except as described above, to the knowledge of our executive officers and directors, neither we nor our subsidiaries are party to any legal proceeding or litigation and none of our property is the subject of a pending legal proceeding and our executive officers and directors know of no other threatened or contemplated legal proceedings or litigation.

                                   MANAGEMENT

                        Directors and Executive Officers

The directors and executive officers of HiEnergy Technologies and their ages, positions, business experience and education as of January 13, 2002 are as follows:

Name                                Age     Position
--------------------------------- --------- -----------------------------------------------------
Dr. Bogdan C. Maglich                64     Chairman of the Board and Chief Scientific Officer
--------------------------------- --------- -----------------------------------------------------
Tom Pascoe                           47     Director, CEO, President and Treasurer
--------------------------------- --------- -----------------------------------------------------
Barry Alter                          47     Director
--------------------------------- --------- -----------------------------------------------------
Gregory F. Gilbert                   53     Director
--------------------------------- --------- -----------------------------------------------------
Harb S. Al Zuhair                    64     Director
--------------------------------- --------- -----------------------------------------------------
Michal Levy                          30     Corporate Secretary and Vice President
--------------------------------- --------- -----------------------------------------------------


Dr. Bogdan Maglich, Mr. Gregory Gilbert, Mr. Harb Al Zuhair and Mr. Richard Alden were appointed to the board of directors on April 25, 2002. Mr. Barry Alter was appointed to the board of directors on February 20, 2002. Mr. Tom Pascoe was appointed to the board of directors on September 25, 2002.

All of the above named directors are divided into three classes of two directors as follows: Class I consists of Barry Alter and Richard Alden; Class II consists of Greg Gilbert and Harb Al Zuhair; and Class III consists of Dr. Bogdan Maglich and Tom Pascoe. The three classes have staggered terms of one, two and three years. All directors hold office until their respective successors are elected or until their earlier death, resignation or removal. Each officer of HiEnergy Technologies serves at the discretion of the board of directors. There are no family relationships between or among any of our directors or executive officers.

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of our directors and executive officers has been furnished to us by each director and executive officer.

Dr. Bogdan C. Maglich. As HiEnergy Technologies' Chairman and Chief Scientific Officer, Dr. Maglich has primary responsibility for technology strategy, technology development and technical proposal development. Dr. Maglich is a respected scientist in his field. He received the White House Citation from President John F. Kennedy and was named an honorary citizen in Switzerland by the President of the Swiss Confederation for his discovery of the omega meson. In addition to his research discoveries and inventions in particle physics, instrumentation, and detection devices, Dr. Maglich has played a role in reducing weapons in areas such as Yugoslavia and Russia and working on safety measures for Soviet reactors in Europe. Currently, Dr. Maglich is involved in the development and testing of three detectors based on his stoichiometric technology.

Dr. Maglich has served as a professor of physics at University of Pennsylvania and has also worked at Rutgers and at the Joint Faculty, Princeton-Penn Accelerator Laboratory. Dr. Maglich also worked in various leadership capacities on a variety of projects, including the following: the CERN European Center for High Energy (nuclear) Physics in Geneva, Switzerland; the U.S. National Laboratories, the Air Force Weapons Laboratory (now known as the Air Force Phillips Laboratory); and the British-Swedish-American Consortium for the design of the King Abdulaziz Energy Research Center in Saudi Arabia. Dr. Maglich received a Ph.D. in high-energy physics and nuclear engineering from the Massachusetts Institute of Technology (MIT), a Master of Science from Britain's University of Liverpool, and a Bachelor of Science from the University of Belgrade.

Tom Pascoe. Mr. Pascoe replaced Mr. Alter as HiEnergy Technologies' President, CEO and Treasurer on September 25, 2002. From January 1, 2001 through August 2002, Mr. Pascoe was an independent consultant providing growth, technology and turn-around consulting services to a variety of clients through his consulting company The Polarity Group. During this time, he served as Interim CEO for RFID Technologies and repositioned the company from a single market technology provider to multiple markets. Mr. Pascoe also provided strategic fit assessment and growth by acquisition strategies to a software provider with more than 13,000 clients, and strategic consulting services to a major publishing company. Prior to working as an independent consultant, from June 2000 through October 2000, Mr. Pascoe served as President and CEO of Web Symmetry, and from October 1996 through May 2000, he served as COO and Executive Vice President of
Tickets.com. Prior to working at Tickets.com, Mr. Pascoe served as Vice-President-Manufacturing of Iwerks Entertainment. Mr. Pascoe has an MBA from Pepperdine University.

Barry Alter. Prior to becoming an officer and director of HiEnergy Technologies and during the period from November 2000 through December 2001, Mr. Alter served as Chief Operating Officer of SBS Interactive Inc., a private Nevada corporation in the business of developing, marketing and licensing consumer electronic products, including the use of the television as an interactive medium. Since 1998, Mr. Alter has also worked through his own consulting company, Challure Capital Investment Corporation, to provide business management expertise and assistance with raising working capital to companies in financial difficulty, including Indian Motorcycle, a private California corporation in the motorcycle production business, and xseeksy.com, a private Delaware corporation online relationship dot.com company. From 1983 to 1998, Mr. Alter served as President of Sweet Expressions Inc., a private Ontario company in the business of distributing confectionery.

Gregory Gilbert. Mr. Gilbert has diverse legal, accounting, business, science and engineering skills. He has been a member of the board of directors of HiEnergy Microdevices since 1996 and served as HiEnergy Microdevices' CEO and President from March, 2002 to September 25, 2002. He is a licensed attorney in California with 25 years of extensive experience in international law, banking, corporate law, and business. Currently, he is the CEO of Metabolic Industries, and Hamilton-Biophile, a public company that manufactures creams and lotions, Hamilton-Clarke, a private company and Hamilton-May, a private company. He is also the Administrative Director of the Diabetes Research Institute in Sacramento, California. In addition to the above companies, he is also on the boards of World Medical Organizations, Nevada Pacific Lands, and Xentrol Pharma. He has engineering company experience as a past officer and director of L&H Airco, Hamilton-Detroit, and Sunrise Systems. Prior to his career in business, he practiced law as an international lawyer, representing many foreign companies and entities, including OPEC, TTI and Novartis. He is currently admitted to practice and has practiced in the California Courts of Appeal, the California Supreme Court, the U.S. District Courts, U.S. Court of Appeals, Federal Bankruptcy Courts, the U.S. Court of Claims, the U.S. Tax Court and the U.S. Supreme Court. He remains a member of each bar. He is the recipient of the American Diabetes Association volunteer of the year award (Northern California) and the U.S. Air Force ROTC Outstanding Service Award for 1993, and was nominated for Philanthropist of the Year (1995), Central California, for charitable work to benefit mankind.

Harb S. Al Zuhair. Born on July 4, 1938, Mr. Al Zuhair received his primary education in Beirut and obtained a degree in civil engineering from the Portsmouth College of Technology, U.K. in 1961. In 1971, he established Electronics Equipment Marketing Co. as a division of SADCO, a company run by his family. Electronics Equipment Marketing Co. is one of the leading high-tech companies in Saudi Arabia. Presently Mr. Al Zuhair wholly owns or has investments in a variety of businesses, among them: construction, industrial, banking, mining, aviation and trading companies. Mr. Al Zuhair is also serving as chairman, member of the board of directors and founding member of various companies in the Saudi Kingdom and abroad.


Michal Levy. As Vice President and Corporate Secretary, Ms. Levy handles Investor Relations, Public Relations and maintains HiEnergy Technologies' records. Originally from Israel, Ms. Levy served as Vice President and Corporate Secretary for seven years at Tapuz Enterprises, Inc., a California construction corporation. Prior to her employment with HiEnergy Technologies, Ms. Levy worked with prize-winning writer Arthur A. Ross as an administrative assistant and was a managing partner at a California LLC dedicated to film production. Ms. Levy has studied at Ben-Zvi, Israel, LAVC and UCLA Extension.

                       Compensation of Executive Officers

The following table sets forth the compensation that we have paid to our Named Executive Officers for the three fiscal years ended April 30, 2002, 2001 and 2000, respectively. With the exception of Dr. Maglich, no executive officers received more than $100,000 in annual salary and bonus during the fiscal year ended April 30, 2002. We do not currently have a long-term compensation plan and do not grant any long-term compensation to our executive officers. No other compensation was granted for the periods covered. Mr. Pascoe assumed the position of President and CEO in September 2002.


----------------------------------------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------


                           Annual Compensation                      Long-Term Compensation
                           -------------------------                ----------------------------------
                                                              Awards                      Pay-Outs
                                                              ---------------------       ------------
                                            Other                        Securities                All
                                            Annual            Restricted Under-                    Other
Name and          Fiscal                    Compen-           Stock      lying            LTIP     Compen-
Principal         Year     Salary  Bonus    sation            Award(s)   Options/         Payouts  sation
Position          Ended    ($)     ($)      ($)               ($)        SARs (#)         ($)      ($)
----------------------------------------------------------------------------------------------------------------

BOGDAN            2002     $80,734  $50,000 $24,952           $196,148 2,482,011          -0-      -0-
MAGLICH           2001     $20,140  -0-     $26,666           $25,000  -0-                -0-      -0-
Chairman and      2000     $11,430  -0-     $19,792           $41,300  -0-                -0-      -0-
Chief Scientific
----------------------------------------------------------------------------------------------------------------
Officer (1)

BARRY             2002     -0-      -0-     -0-               -0-      -0-                -0-      -0-
ALTER
Former CEO
----------------------------------------------------------------------------------------------------------------
and President

SUZANNE           2002     -0-      -0-     -0-               -0-      -0-                -0-      -0-
WOOD              2001     -0-      -0-     -0-               -0-      -0-                -0-      -0-
Former President
----------------------------------------------------------------------------------------------------------------

(1) Dr. Maglich served as Chairman and Chief Scientific Officer of HiEnergy Microdevices during the three fiscal years covered. He was appointed Chairman and Chief Scientific Officer of HiEnergy Technologies on April 25, 2002. The Other Annual Compensation amounts paid to Dr. Maglich consisted of the following personal expense reimbursements:

Expense Category:               Fiscal Year Ended 2002         Fiscal Year Ended 2001       Fiscal Year Ended 2000
----------------                ----------------------         ----------------------       ----------------------
Auto Lease                                $6,705                       $15,745                      $8,454
Auto Insurance                            $1,438                       $2,017                       $1,267
Auto Expenses (other)                      $500                         $471                         $150
Home Rent                                 $13,750                      $6,500                       $6,925
Medical Insurance                         $2,559                       $1,933                       $2,996
TOTAL                                       $2                            $                            $

Dr. Maglich also received compensation in the form of shares of restricted common stock of HiEnergy Microdevices as follows: 196,149 shares with an estimated value of $196,149 during the fiscal year ended April 30, 2002; 35,000 shares with an estimated value of $25,000 during the fiscal year ended April 30, 2001; and 51,500 shares with an estimated value of $41,300 during the fiscal year ended April 30, 2000. These shares were subsequently converted by Dr. Maglich into shares of HiEnergy Technologies common stock through participation in the voluntary share exchange transaction with HiEnergy Technologies. In connection with the renegotiation of Dr. Maglich's employment agreement with HiEnergy Microdevices, he received a signing bonus in the form of a $100,000 promissory note subject to HiEnergy Technologies meeting specific financing goals. Dr. Maglich received $50,000 of the signing bonus upon receipt by HiEnergy Technologies of $1,000,000 raised through equity financing during April, 2002. Since we have raised over $1,000,000 through private placement offerings that closed in October 2002, we paid him the remaining $50,000 in February 2003.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to stock options granted to each Named Executive Officer during our most recent fiscal year ended April 30, 2002. We never have granted any stock appreciation rights.


                               Number of        Percent of Total
                               Securities       Options/SARs         Exercise or Base
                               Underlying       Granted to           Price
                               Options/SARs     Employees in         ($/Share)
Name                           Granted          Fiscal Year                            Expiration Date
----------------------------------------------------------------------------------------------------------

BOGDAN                         2,482,011 (1)     100%                $0.134/share      November 30, 2008
MAGLICH Chairman and
Chief Scientific Officer
----------------------------------------------------------------------------------------------------------

(1) Option was granted on April 24, 2002 and was fully-vested and exercisable on the date of grant.

              EXERCISES OF STOCK OPTIONS AND YEAR-END OPTION VALUES

The following table sets forth information with respect to fiscal year-ended April 30, 2002 option values. No stock options were exercised by our Named Executive Officers during the fiscal year ended April 30, 2002.


                                                                        Number of           Value of unexercised
                                                                        Unexercised         in-the-money
                                                                        options/SARs at     options/SARs at
                                   Shares                               FY-end (#)          FY-end ($)
                                   acquired on      Value Realized      exercisable /       exercisable /
Name                               on exercise (#)      ($)             unexercisable       unexercisable (1)
------------------------------------------------------------------------------------------------------------------

BOGDAN                                ----              ----            2,482,011/0         $4,854,814/$0
MAGLICH Chairman and Chief
Scientific Officer

------------------------------------------------------------------------------------------------------------------

(1) The value of Dr. Maglich's options has been calculated based on the difference between the closing price of our stock on the OTC Bulletin Board(R) on April 30, 2002 ($2.09 per share) and the exercise price of the stock options ($0.134 per share).

                            Compensation of Directors

To date, our directors have not been compensated for their service as directors. We plan to compensate our directors with stock options for their service as directors. All directors are reimbursed for any reasonable expenses incurred in the course of fulfilling their duties as a director of HiEnergy Technologies.

Effective September 25, 2002, we agreed to pay Barry Alter $5,000 per month in connection with consulting services he provides to HiEnergy Technologies. The consulting agreement had a term of one year. Mr. Alter was reimbursed for reasonable expenses associated with performing consulting services for HiEnergy Technologies. The consulting agreement was terminated by the mutual written consent of both parties effective February 21, 2003.

                                Board Committees

Our board of directors has a Compensation Committee. Due to changes in the composition of the board of directors, the full board of directors currently serves as the audit committee. We anticipate forming an audit committee once the composition of our board of directors contains the requisite number of independent directors. Our board of directors does not have a nominating committee. The entire board of directors selects nominees for our board of directors.

The Compensation Committee was formed in August 2002 and is responsible for making recommendations to our board of directors concerning salaries and incentive compensation for our employees and consultants, preparing stock option plans, selecting the persons entitled to receive stock options and establishing the number of shares, exercise price, vesting period and other terms of the options granted under stock option plans. The Compensation Committee also will administer any stock option plans that are approved. The entire board of directors also may perform these functions. The Compensation Committee currently consists of Dr. Bogdan Maglich, Mr. Barry Alter, Mr. Greg Gilbert and Mr. Harb Al Zuhair. The Compensation Committee has not held a meeting yet. No executive officer of HiEnergy Technologies serves as a director or member of the compensation committee of any other entity whose executive officers serve as a director of HiEnergy Technologies.

As the Audit Committee, the full board of directors selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements for each quarterly period and reviews and evaluates our internal control functions. The Audit Committee is governed by a written charter, a copy of which charter was filed with the Securities and Exchange Commission as an exhibit to our definitive proxy statement for our special meeting held on October 10, 2002. The Audit Committee, as previously comprised of Mr. Alter and Mr. Alden, a former director, held two meetings during June and July 2002.

                              Employment Contracts

In March 2002, HiEnergy Microdevices entered into an employment agreement with Dr. Maglich, its Chairman and Chief Scientific Officer. On July 16, 2002, the employment agreement was assigned by HiEnergy Microdevices to HiEnergy Technologies pursuant to an Assignment and Assumption Agreement approved by the boards of directors of HiEnergy Technologies and HiEnergy Microdevices at meetings held on July 16, 2002 and executed by HiEnergy Microdevices, HiEnergy Technologies and Dr. Maglich. At our October 10, 2002 annual meeting, our stockholders (excluding Dr. Maglich) ratified Dr. Maglich's employment agreement. The material terms of the employment agreement are summarized in the footnotes to our Consolidated Financial Statements, Note 7, pages F-23 to F-24 herein.

In connection with his hiring, Mr. Tom Pascoe entered into an employment agreement with HiEnergy Technologies. He will receive a salary of $135,000 initially. Based on achieving milestones involving bringing revenues or financing to HiEnergy Technologies, Mr. Pascoe's salary will increase to $175,000 and then to $250,000. Mr. Pascoe will also be entitled to a $250,000 bonus when HiEnergy Technologies achieves two consecutive quarters of positive cash flow. The bonus is payable according to a formula out of excess cash. Mr. Pascoe and a Committee of the board of directors will propose a more comprehensive bonus plan to the board of directors by March 24, 2003.

Mr. Pascoe received stock options pursuant to his employment agreement. His options entitle him to purchase 3,005,038 underlying common shares, representing an amount equal to approximately ten percent (10%) of our outstanding common stock on a fully diluted basis, based on our equity structure on September 30, 2002. With respect to 75% of the underlying shares, the option shall vest one-twelfth (1/12) with respect to such shares on each of the dates that is the following number of months after September 25, 2002: 3, 6, 9, 12, 15, 18, 21, 24, 27, 30, 33, 36. With respect to 25% of the underlying shares, the option shall vest with respect to such shares, on the earlier of (a) the date when the closing sale price of HiEnergy Technlogies' common stock has equaled or exceeded $1.75 on every trading day in a period of 90 consecutive calendar days, (b) the date immediately preceding a sale of HiEnergy Technologies (whether by merger, share exchange or sale of assets) for $1.75 per share of common stock or more, or (c) if HiEnergy Technologies' common stock ceases to be publicly traded, on the date following the closing of an offering at a deemed price per share of common stock of $1.75 or more. The 25% portion of the option has vested, because the condition has been met. The exercise price to purchase an underlying share shall be fixed on the date six months after September 25, 2002, as the lesser of
(a) $1.00 per share; or (b) for any offering that closes within six months of September 25, 2002 (other than HiEnergy Technologies' offering of its Series A Preferred Stock), the following percentage of the price per unit of the issuer's equity securities (or the price per share at which a series of the issuer's preferred stock is convertible into the issuer's common stock): (i) for preferred with warrants, 70%, (ii) for preferred without warrants, 80%, (iii) for common with warrants, 90%, and (iv) for common, without warrants, 100%.

In February 2002, HiEnergy Microdevices executed a letter employment agreement with Michal Levy, its Corporate Secretary and Vice President. On September 17, 2002, HiEnergy Technologies assumed the employment agreement with Ms. Levy. The employment agreement has a one year term commencing on February 24, 2002 and provides that Ms. Levy will receive a salary of $1,750 per week, a car allowance of $100 per week, a stock award of up to 22,356 shares of common stock issued in the amount of 5,589 per quarter commencing on February 24, 2002, and a non-qualified stock option to purchase 89,410 shares of common stock at $0.157 per share vesting immediately and having a term of 5 years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                     Transactions with Management and Others

It is our current policy that all transactions with officers, directors, 5% stockholders and their affiliates be entered into only if they are approved by a majority of the disinterested directors, are on terms no less favorable to HiEnergy Technologies than could be obtained from unaffiliated parties and are reasonably expected to benefit HiEnergy Technologies.

Loans from Executive Officers and Directors
-------------------------------------------

During the fiscal years ended April 30, 2002 and 2001, HiEnergy Microdevices incurred the following material notes payable to current and former officers and directors:

     o HiEnergy Microdevices had unsecured notes totaling $59,083 payable to Dr. Maglich for past due employment compensation with interest payable at 6% per annum, maturing in December 2002. Subsequent to April 30, 2002, the notes were paid in full.

     o HiEnergy Technologies had an unsecured note totaling $100,000 payable to Dr. Maglich as a signing bonus pursuant to his employment agreement. The amount is non-interest-bearing, $50,000 payable upon receipt of $1,000,000 or more from any source, and $50,000 payable upon revenue in excess of $500,000 or $1,000,000 of additional funds from any source. Subsequent to April 30, 2002, $50,000 was paid to Dr. Maglich by HiEnergy Technologies. Subsequent to October 31, 2002, we paid the remaining $50,000 to Dr. Maglich.

     o During March, 2002, Barry Alter, a director and former officer of HiEnergy Technologies, made a non-interest-bearing loan to HiEnergy Microdevices of $50,000. Subsequent to April 30, 2002, the note was paid in full.

     o During March and April, 2002, Rheal Cote, a former director of HiEnergy Technologies, made several non-interest-bearing loans to HiEnergy Microdevices totaling $150,000. Subsequent to April 30, 2002, the notes were paid in full. In consideration for paying the notes late, in May 2002, we issued to Mr. Cote a warrant to purchase 150,000 shares of our common stock at an exercise price of $1.00 with a three year term.

     o HiEnergy Microdevices has a secured note totaling $10,400 payable to Edward Finch, a former director of HiEnergy Technologies, interest payable at 8% per annum, and due in July 2001. The note is secured by the patent applications for Europe, Canada, and Japan. The holder of the note has the option to convert the principal and interest into shares of common stock. As of April 30, 2002, the note was in default.

     o HiEnergy Microdevices had a secured note totaling $5,000 payable to Gregory Gilbert, a director of HiEnergy Technologies, with interest payable at 8% per annum, and due in July 2001. Subsequent to April 30, 2002, the note was paid in full.

     o HiEnergy Microdevices had an unsecured note totaling $5,000 payable to Hamilton-Clarke, a corporation in which Mr. Gilbert is a stockholder, director and officer. Subsequent to April 30, 2002, the note was paid in full.

     o In July, 2002, we issued 11,218 shares of common stock to Harb Al Zuhair, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Al Zuhair on two notes payable in the amounts of $5,780 and $5,438, respectively. The notes are considered paid in full.

     o In July, 2002, we issued 11,678 shares of common stock to Richard Alden, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Alden on a note payable totaling $11,678. The note is considered paid in full. In
          July, 2002, we issued 15,000 shares of common stock to Rimar Investments, Inc., a California corporation, valued at $1.00 per share to retire the principal and interest owing to Rimar Investments, Inc. on a note payable totaling $15,000. The note is considered paid in full. Mr. Alden is one of three stockholders and directors of Rimar Investments, Inc.

We are or have been a party to various employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings "Compensation of Executive Officers," "Compensation of Directors," and "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

                         Certain Business Relationships

Except with respect to the reverse take-over transaction that occurred on April 25, 2002, no director or nominee for director is or has been during the fiscal year ended April 30, 2002, or the six months ended October 31, 2002, an executive officer or beneficial owner of more than 10% of any other entity that has engaged in a transaction with HiEnergy Technologies in excess of 5% of either the company's revenues or assets.

                           Indebtedness of Management

There are no persons who are directors, executive officers of HiEnergy Technologies, nominees for election as a director, immediate family members of the foregoing, corporations or organizations (in which the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing), trusts or estates (in which the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity) that are indebted to HiEnergy Technologies in an amount in excess of $60,000.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth information with respect to the beneficial ownership of our outstanding shares of common stock as of January 13, 2003, by: (i) each person known by us to beneficially own more than 5% of our outstanding shares of common stock; (ii) each of our executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o HiEnergy Technologies, Inc., 1601 Alton Parkway, Unit B, Irvine, California 92606. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes those shares of common stock underlying options held by such persons that are exercisable within 60 days of January 13, 2003, but excludes shares of common stock underlying options and warrants held by any other person. The number of shares of common stock outstanding as of January 13, 2003 was 24,076,269. Except as otherwise noted, the amounts reflected below are based upon information provided to us and in filings with the Securities and Exchange Commission.

-------------------------------------------------------------------- ---------------------- ------------------
                                                                                               Percent of
Name of Beneficial Owner                                               Number of Shares        Outstanding
-------------------------------------------------------------------- ---------------------- ------------------
Dr. Bogdan C. Maglich, Chairman of the Board and Chief Scientific      11,251,772 (1)            41.7%
Officer
-------------------------------------------------------------------- ---------------------- ------------------
Tom Pascoe, President, CEO, Treasurer and Director                        938,815 (2)             3.8%
-------------------------------------------------------------------- ---------------------- ------------------
Michal Levy, Secretary and Vice President                                 110,588 (3)               *
-------------------------------------------------------------------- ---------------------- ------------------
Barry Alter, Director (4)                                               1,542,500                 6.4%
-------------------------------------------------------------------- ---------------------- ------------------
Gregory F. Gilbert, Director (5)                                               0                    *
-------------------------------------------------------------------- ---------------------- ------------------
Harb S. Al Zuhair, Director                                               828,422 (6)             3.4%
-------------------------------------------------------------------- ---------------------- ------------------
Maglich Family Holdings, Inc., Shareholder                              3,345,601                13.9%
-------------------------------------------------------------------- ---------------------- ------------------
Advanced Projects Group, Inc., Shareholder                              1,236,735                5.14%
-------------------------------------------------------------------- ---------------------- ------------------
Maglich Innovations Fund, Inc., Shareholder                             1,500,000                6.23%
-------------------------------------------------------------------- ---------------------- ------------------
ALL EXECUTIVE OFFICERS & DIRECTORS AS A GROUP
(6 Persons) (7)                                                        14,672,097                52.4%
-------------------------------------------------------------------- ---------------------- ------------------

*  Less than 1%.

(1) Includes 2,270,708 shares owned directly by Dr. Maglich, 1,236,735 shares owned by Advanced Projects Group, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder,

3,345,601 shares owned by Maglich Family Holdings, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, and 1,500,000 shares owned by Maglich Innovations Fund Inc., a Delaware corporation, of which Dr. Maglich is sole director, officer and stockholder. Dr. Maglich disclaims beneficial ownership of the stock held by Maglich Family Holdings, Inc. and Advanced Projects Group, Inc. beyond his pecuniary interest. Also includes 2,898,728 shares of Common Stock issuable upon the exercise of currently exercisable stock options.

(2) Represents 938,815 shares of common stock issuable upon the exercise of currently exercisable stock options.

(3) Includes 89,410 shares of common stock issuable upon the exercise of currently exercisable stock options.

(4) Mr. Alter's business address is 488 Melrose Avenue, Toronto, Ontario, Canada M5M 2A2.

(5) Mr. Gilbert's business address is 4318 Dudley Blvd., McClellan Park, Sacramento, California 95652.

(6) Includes 17,882 shares of common stock issuable upon the exchange of 800 shares of HiEnergy Microdevices Common Stock held by Mr. Al Zuhair. The 800 shares of HiEnergy Microdevices common stock are subject to payment of a promissory note in the amount of $3.50 per share, or a total of $2,800.

(7) The group consists of our five directors, Ms. Levy. The number of shares beneficially owned takes into account the details set forth in the preceding footnotes.

                            SELLING SECURITY HOLDERS

As of January 13, 2003, a total of 24,076,269 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering, assuming each selling stockholder sells all of their shares listed in the table.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or shares of Series A Convertible Preferred Stock, or Series A Preferred, held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

We have agreed to register for resale an aggregate of 1,175,441 shares of common stock in connection with the Series A Preferred offering:

     o an aggregate of 851,755 shares of common stock that may become issuable upon the conversion of the shares of Series A Preferred;

     o an aggregate of 255,536 shares of common stock, which is the number of shares underlying warrants held by the Series A Preferred stockholders that may become issuable upon conversion of the warrants at an exercise price of $1.50 per share; and

     o an aggregate of 68,150 shares of common stock issued to the Series A Preferred holders as a stock dividend.


Because the registration statement that includes this prospectus has not been declared effective by the Securities and Exchange Commission on or prior to February 4, 2003, and because we did not request the SEC to declare our initial filing of November 6, 2002 effective, we may incur penalties to the Series A Preferred investors that we may choose to pay in additional securities that will be registered to be sold in this offering. The terms of the Series A Preferred and investor warrants whose underlying shares of common stock are included for resale under this prospectus prohibit conversion of the preferred shares and exercise of the warrants to the extent that conversion of the shares would result in the holder, together with its affiliates, beneficially owning in excess of 4.999% or 9.999% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the holder, together with its affiliates, beneficially owning in excess of 4.999% of our outstanding shares of common stock. A holder may waive the 4.999% limitation upon 60 days' prior written notice to us. Also, these limitations do not preclude a holder from converting or exercising Series A Preferred shares or warrants and selling shares underlying the shares or warrants in stages over time where each stage does not cause the holder and its affiliates to beneficially own shares in excess of the limitation amounts.

We have also agreed to register for resale an aggregate of 1,619,924 shares of common stock in connection with the common stock private placement offering that closed on October 29 and 31, 2002:

     o    an aggregate of 1,349,934 shares of common stock; and

     o an aggregate of 269,990 shares of common stock, which is the number of shares underlying warrants held by the private placement investors that may become issuable upon conversion of the warrants at an exercise price of $2.50 per share.

Because the registration statement that includes this prospectus is not declared effective by the Securities and Exchange Commission on or prior to February 26, 2003, and because we did not request the SEC to declare our initial filing of November 6, 2002 effective, we may incur penalties to the common stock investors that they may choose to have us pay in additional securities registered to be sold in this offering.

If we pay penalties in shares of common stock to be sold in this offering, we will allocate additional shares to investors from the Series A and common stock offerings according to the respective terms of their registration rights agreements. To provide for this contingency, the registration statement that includes this prospectus registers more shares than the prospectus offers for sale. We do not believe any penalties that we pay in registered shares will materially alter the size of the offering. If we pay penalties in registered shares, the relevant details will be set forth in a supplement or revisions to this prospectus.

We have also agreed or determined to register for resale the following shares of common stock:

     o an aggregate of 1,725,000 shares of common stock held by investors in our common stock private placement offering that closed on June 24, 2002;

     o an aggregate of 1,872,770 shares of common stock that may be issuable upon exercise of options and warrants held by consultants and advisors; and

     o An aggregate of 80,000 shares of common stock issued in connection with the settlement of a lawsuit and 33,909 shares of common stock issued upon exercise of warrants held by a consultant.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.


-------------------------------------------------------------------------------------------------------------------
                                        Shares Beneficially Owned                       Shares Beneficially Owned
                                            Prior to Offering          Shares Being      After the Offering (1)
                                                                                       ----------------------------
                                      -------------------------------
Name of Beneficial Owner                    Number       % of Class       Offered         Number      % of Class
-------------------------------------------------------------------------------------------------------------------
Nathan Freund and Lila Freund               133,930(2)       *             133,930(2)        0            *
-------------------------------------------------------------------------------------------------------------------
Robert A. Melnick                            80,359(3)       *              80,359(3)        0            *
-------------------------------------------------------------------------------------------------------------------
Jacob Bar Lev and Zvia Bar Lev               66,968(4)       *              66,968(4)        0            *
-------------------------------------------------------------------------------------------------------------------
Robert J. Neborsky, M.C., Inc.
     Combined Retirement Trust               66,968(5)        *             66,968(5)        0            *
-------------------------------------------------------------------------------------------------------------------
David Wiener Revocable Trust - 96            40,180(6)       *              40,180(6)        0            *
-------------------------------------------------------------------------------------------------------------------
James Enright                                33,442(7)       *              33,442(7)        0            *
-------------------------------------------------------------------------------------------------------------------
Ioannis Korologos                            40,180(8)       *              40,180(8)        0            *
-------------------------------------------------------------------------------------------------------------------
Ruth Arbel-Magid and Eliezer Magid           33,442(9)       *              33,442(9)        0            *
-------------------------------------------------------------------------------------------------------------------
Richard Melnick                             311,247(10)      *             311,247(10)       0            *
-------------------------------------------------------------------------------------------------------------------
Kris S. Pogoloff                             13,377(11)      *              13,377(11)       0            *
-------------------------------------------------------------------------------------------------------------------
Mark W. Collins                              34,655(12)      *              34,655(12)       0            *
-------------------------------------------------------------------------------------------------------------------
William I Schoenfeld and Rosalie G.
     Schoenfeld                              13,395(13)      *              13,395(13)       0            *
-------------------------------------------------------------------------------------------------------------------
Morrie Lieb                                  13,377(14)      *              13,377(14)       0            *
-------------------------------------------------------------------------------------------------------------------
Mark Capital LLC                             38,457(15)      *              38,457(15)       0            *
-------------------------------------------------------------------------------------------------------------------
Andrew J. Maffey                             66,878(16)      *              66,878(16)       0            *
-------------------------------------------------------------------------------------------------------------------
Karma Kapital LLC                           153,508(17)      *             153,508(17)       0            *
-------------------------------------------------------------------------------------------------------------------
Global Medicine, Inc, MPPP                  133,751(18)      *             133,751(18)       0            *
-------------------------------------------------------------------------------------------------------------------
Angeliki Frangou                             66,745(19)      *              66,745(19)       0            *
-------------------------------------------------------------------------------------------------------------------
Jan H. Stahl & Cynthia M. Ruggero            13,352(20)      *              13,352(20)       0            *
-------------------------------------------------------------------------------------------------------------------
1057111 Ontario Ltd.                         25,000(21)      *              25,000           0            *
-------------------------------------------------------------------------------------------------------------------
William S. Gaskey                            25,000          *              25,000           0            *
-------------------------------------------------------------------------------------------------------------------
Richard Bertea Separate Property Trust      100,000(22)      *             100,000           0            *
-------------------------------------------------------------------------------------------------------------------
Don Brennan                                  25,000          *              25,000           0            *
-------------------------------------------------------------------------------------------------------------------
Croft Investments Limited Partnership       100,000(23)      *             100,000           0            *
-------------------------------------------------------------------------------------------------------------------
Robert S. Davimos                            25,000          *              25,000           0            *
-------------------------------------------------------------------------------------------------------------------
Peter DiMatteo                               50,000          *              50,000           0            *
-------------------------------------------------------------------------------------------------------------------
J.R. Fishman                                100,000          *             100,000           0            *
-------------------------------------------------------------------------------------------------------------------
Fribourg Enterprises Inc.                   100,000(24)      *             100,000           0            *
-------------------------------------------------------------------------------------------------------------------
Robert Galorenzo                             50,000          *              50,000           0            *
-------------------------------------------------------------------------------------------------------------------
C. Boyden Gray                              270,877         1.2%            25,000        245,877        1.1%
-------------------------------------------------------------------------------------------------------------------
Pam Gulla                                    50,000          *              50,000           0            *
-------------------------------------------------------------------------------------------------------------------
The Ed W. Hennings Revocable Trust           25,000(25)      *              25,000           0            *
-------------------------------------------------------------------------------------------------------------------
Brian Kane                                  300,000         1.3%           300,000           0            *
-------------------------------------------------------------------------------------------------------------------
David Kaplan                                200,000          *             200,000           0            *
-------------------------------------------------------------------------------------------------------------------
SLR Limited                                 195,000(26)      *             195,000           0            *
-------------------------------------------------------------------------------------------------------------------
Ajaib Limited                                 5,000(27)      *               5,000           0            *
-------------------------------------------------------------------------------------------------------------------
Gion Limited                                 50,000(28)      *              50,000           0            *
-------------------------------------------------------------------------------------------------------------------
Maraline International Ltd                  150,000(29)      *             150,000           0            *
-------------------------------------------------------------------------------------------------------------------
Dean Rose                                    25,000          *              25,000           0            *
-------------------------------------------------------------------------------------------------------------------
Vertigo Trading Inc.                        100,000(30)      *             100,000           0            *
-------------------------------------------------------------------------------------------------------------------
Yeffet, Isaac                               500,000(31)     2.2%         1,000,000(32)       0            *
-------------------------------------------------------------------------------------------------------------------
Primoris Group Inc.                         400,000(33)     1.8%           400,000           0            *
-------------------------------------------------------------------------------------------------------------------
H.C. Wainwright & Co., Inc.                  25,000(34)      *                   0      25,000 (34)       *
-------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------
                                        Shares Beneficially Owned                       Shares Beneficially Owned
                                            Prior to Offering          Shares Being      After the Offering (1)
                                                                                       ----------------------------
                                      -------------------------------
Name of Beneficial Owner                    Number       % of Class       Offered         Number      % of Class
-------------------------------------------------------------------------------------------------------------------
Wolfe Axelrod Weinberger
     Associates LLC                         250,000(35)     1.0%           250,000(35)       0            *
-------------------------------------------------------------------------------------------------------------------
Vertical Ventures Investments, LLC          444,446(36)     1.9%           444,446(36)       0            *
-------------------------------------------------------------------------------------------------------------------
North Bar Capital Inc.                       44,446(37)      *              44,446(37)       0            *
-------------------------------------------------------------------------------------------------------------------
Michael Kirsh                                22,223(38)      *              22,223(38)       0            *
-------------------------------------------------------------------------------------------------------------------
John Zanotti                                 22,223(39)      *              22,223(39)       0            *
-------------------------------------------------------------------------------------------------------------------
Tomer Vardi                                  22,223(40)      *              22,223(40)       0            *
-------------------------------------------------------------------------------------------------------------------
1530403 Ontario Inc.                        177,779(41)      *             177,779(41)       0            *
-------------------------------------------------------------------------------------------------------------------
1513549 Ontario Ltd.                        133,200(42)      *             133,200(42)       0            *
-------------------------------------------------------------------------------------------------------------------
Brian Gruson                                120,000(43)      *             120,000(43)       0            *
-------------------------------------------------------------------------------------------------------------------
Starfield International S.A.                180,000(44)      *             180,000(44)       0            *
-------------------------------------------------------------------------------------------------------------------
Perry Wolfman                               177,779(45)      *             177,779(45)       0            *
-------------------------------------------------------------------------------------------------------------------
Nathan Alsheh                                36,000(46)      *              36,000(46)       0            *
-------------------------------------------------------------------------------------------------------------------
Nardo Zaias, IRA-SEP                         18,000(47)      *              18,000(47)       0            *
-------------------------------------------------------------------------------------------------------------------
Hilda & Manuel Zaiac                         12,000(48)      *              12,000(48)       0            *
-------------------------------------------------------------------------------------------------------------------
Albert V. & Jennifer H. Skiba                22,223(49)      *              22,223(49)       0            *
-------------------------------------------------------------------------------------------------------------------
William G. Salatich                           9,600(50)      *               9,600(50)       0            *
-------------------------------------------------------------------------------------------------------------------
Daniel A. Haigh                              88,890(51)      *              88,890(51)       0            *
-------------------------------------------------------------------------------------------------------------------
John S. Haigh & Janette T. Blainey           22,223(52)      *              22,223(52)       0            *
-------------------------------------------------------------------------------------------------------------------
Jeff Berwick                                 44,446(53)      *              44,446(53)       0            *
-------------------------------------------------------------------------------------------------------------------
Jeff Hermanson                               22,223(54)      *              22,223(54)       0            *
-------------------------------------------------------------------------------------------------------------------
Jason T. Adelman                             73,909(55)      *              33,909      40,000 (57)       *
-------------------------------------------------------------------------------------------------------------------
Sherbrooke Partners LLC                     186,000(56)      *             106,000(56)  80,000 (56)       *
-------------------------------------------------------------------------------------------------------------------
Scott Weisman                                 7,770(57)      *               7,770(57)       0            *
-------------------------------------------------------------------------------------------------------------------
Robert Nathan                                24,000(57)      *              24,000(57)       0            *
-------------------------------------------------------------------------------------------------------------------
Steven Markovich                             10,000(57)      *               5,000(57)   5,000 (57)       *
-------------------------------------------------------------------------------------------------------------------
Keith Cowan                                  80,000          *              80,000           0            *
-------------------------------------------------------------------------------------------------------------------
Shaun Corrales                               40,000(57)      *              40,000(57)       0            *
-------------------------------------------------------------------------------------------------------------------
Robert W. Bellono                            40,000(57)      *              40,000(57)       0            *
-------------------------------------------------------------------------------------------------------------------

* Less than 1.0%.

     (1)  Assumes all shares being offered by all beneficial owners are sold.

     (2) Includes 91,732 shares underlying shares of Series A Preferred, 27,520 shares underlying warrants, 7,339 shares issued as a stock dividend in advance on October 7, 2002, and an additional 7,339 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (3) Includes 55,039 shares underlying shares of Series A Preferred, 16,512 shares underlying warrants and 4,404 shares issued as a stock dividend in advance on October 7, 2002, and an additional 4,404 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (4) Includes 45,867 shares underlying shares of Series A Preferred, 13,761 shares underlying warrants and 3,670 shares issued as a stock dividend in advance on October 7, 2002, and an additional 3,670 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (5) Includes 45,867 shares underlying shares of Series A Preferred, 13,761 shares underlying warrants and 3,670 shares issued as a stock dividend in advance on October 7, 2002, and an additional 3,670 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by the Robert J. Neborsky, M.C., Inc. Combined Retirement Trust is held by Robert J. Neborsky as Trustee.

     (6) Includes 27,520 shares underlying shares of Series A Preferred, 8,256 shares underlying warrants and 2,202 shares issued as a stock dividend in advance on October 7, 2002, and an additional 2,202 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by the David Wiener Revocable Trust - 96 is held by David Wiener as Trustee.

     (7) Includes 22,904 shares underlying shares of Series A Preferred, 6,872 shares underlying warrants and 1,833 shares issued as a stock dividend in advance on October 7, 2002, and an additional 1,833 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (8) Includes 27,520 shares underlying shares of Series A Preferred, 8,256 shares underlying warrants and 2,202 shares issued as a stock dividend in advance on October 7, 2002, and an additional 2,202 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (9) Includes 22,904 shares underlying shares of Series A Preferred, 6,872 shares underlying warrants and 1,833 shares issued as a stock dividend in advance on October 7, 2002, and an additional 1,833 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (10) Includes 137,414 shares underlying shares of Series A Preferred, 151,845 shares underlying warrants and 10,994 shares issued as a stock dividend in advance on October 7, 2002, and an additional 10,994 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (11) Includes 9,162 shares underlying shares of Series A Preferred, 2,749 shares underlying warrants and 733 shares issued as a stock dividend in advance on October 7, 2002, and an additional 733 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (12) Includes 23,736 shares underlying shares of Series A Preferred, 7,121 shares underlying warrants and 1,899 shares issued as a stock dividend in advance on October 7, 2002, and an additional 1,899 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (13) Includes 9,174 shares underlying shares of Series A Preferred, 2,753 shares underlying warrants and 734 shares issued as a stock dividend in advance on October 7, 2002, and an additional 734 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (14) Includes 9,162 shares underlying shares of Series A Preferred, 2,749 shares underlying warrants and 733 shares issued as a stock dividend in advance on October 7, 2002, and an additional 733 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (15) Includes 26,339 shares underlying shares of Series A Preferred, 7,902 shares underlying warrants and 2,108 shares issued as a stock dividend in advance on October 7, 2002, and an additional 2,108 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by Mark Capital LLC is held by Evan Levine as Managing Member.

     (16) Includes 45,806 shares underlying shares of Series A Preferred, 13,742 shares underlying warrants and 3,665 shares issued as a stock dividend in advance on October 7, 2002, and an additional 3,665 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (17) Includes 105,141 shares underlying shares of Series A Preferred, 31,543 shares underlying warrants and 8,412 shares issued as a stock dividend in advance on October 7, 2002, and an additional 8,412 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by Karma Kapital LLC is held by Satanay Koushbay an officer.

     (18) Includes 91,610 shares underlying shares of Series A Preferred, 27,483 shares underlying warrants and 7,329 shares issued as a stock dividend in advance on October 7, 2002, and an additional 7,329 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by Global Medicine, Inc., MPPP is held by Eugene Seymour, M.D., as Trustee.

     (19) Includes 45,714 shares underlying shares of Series A Preferred, 13,715 shares underlying warrants and 3,658 shares issued as a stock dividend in advance on October 7, 2002, and an additional 3,658 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (20) Includes 9,144 shares underlying shares of Series A Preferred, 2,744 shares underlying warrants and 732 shares issued as a stock dividend in advance on October 7, 2002, and an additional 732 shares that may be issued as a stock dividend in advance on October 7, 2003.

     (21) Power to vote or dispose of the securities beneficially owned by 1057111 Ontario Ltd. is held by Leonard P. Latchman as President.

     (22) Power to vote or dispose of the securities beneficially owned by Richard Bertea Separate Property Trust is held by Richard Bertea as Trustee.

     (23) Power to vote or dispose of the securities beneficially owned by Croft Investments Limited Partnership is held by Milton H. Barbarosh as President.

     (24) Power to vote or dispose of the securities beneficially owned by Fribourg Enterprises Inc. is held by Cristina Venus Sasso de Hoos as President.

     (25) Power to vote or dispose of the securities beneficially owned by The Ed W. Hennings Revocable Trust is held by Ed W. Hennings as Trustee.

     (26) Power to vote or dispose of the securities beneficially owned by SLR Limited is held by Derek Ryan as a director.

     (27) Power to vote or dispose of the securities beneficially owned by Ajaib Limited is held by Derek Ryan as a director.

     (28) Power to vote or dispose of the securities beneficially owned by Gion Limited is held by Derek Ryan as a director.

     (29) Power to vote or dispose of the securities beneficially owned by Maraline International Ltd. is held by Derek Ryan as a director.

     (30) Power to vote or dispose of the securities beneficially owned by Vertigo Trading Inc. is held by A.W. Boggs as President.

     (31) Represents 500,000 shares underlying stock options that have vested.

     (32) Represents 1,000,000 shares underlying stock options.

     (33) Represents 400,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Primoris Group Inc. is held by Joe Carusone as President.

     (34) Represents 25,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by H.C. Wainwright & Co., Inc. is held by Scott A. Weisman as President.

     (35) Represents  250,000  shares  underlying  warrants.  Power  to  vote or dispose of the securities beneficially owned by Wolfe Axelrod Weinberger Associates LLC is held by Donald C. Weinberger as Managing Partner.

     (36) Includes 370,371 shares of common stock and 74,075 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Vertical Ventures Investments, LLC is held by Joshua Silverman as a partner.

     (37) Includes 37,038 shares of common stock and 7,408 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by North Bar Capital Inc. is held by Jared Shaw as Vice President.

     (38) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

     (39) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

     (40) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

     (41) Includes 148,149 shares of common stock and 29,630 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by 1530403 Ontario Inc. is held by Julie Eisenstat as Secretary.

     (42) Includes 111,000 shares of common stock and 22,200 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by 1513549 Ontario Ltd. is held by Mark Silver as President.

     (43) Includes 100,000 shares of common stock and 20,000 shares underlying warrants.

     (44) Includes 150,000 shares of common stock and 30,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Starfield International S.A. is held by Martin Christen as a director.

     (45) Includes 148,149 shares of common stock and 29,630 shares underlying warrants.

     (46) Includes 30,000 shares of common stock and 6,000 shares underlying warrants.

     (47) Includes 15,000 shares of common stock and 3,000 shares underlying warrants.

     (48) Includes 10,000 shares of common stock and 2,000 shares underlying warrants.

     (49) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

     (50) Includes 8,000 shares of common stock and 1,600 shares underlying warrants.

     (51) Includes 74,075 shares of common stock and 14,815 shares underlying warrants.

     (52) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

     (53) Includes 37,038 shares of common stock and 7,408 shares underlying warrants.

     (54) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

     (55) Includes 33,909 shares of common stock and 40,000 shares underlying warrants.

     (56) Represents shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Sherbrooke Partners LLC is held by Matthew Balk.

     (57) Represents shares underlying warrants.

                               Change in Control

There are no arrangements known to us, the operation of which may result in a change of control of HiEnergy Technologies.

                              PLAN OF DISTRIBUTION

The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a  broker-dealer   as  principal  and  resales  by  the
          broker-dealer for its own account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within the seller's control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

     o    transactions to cover short sales;

     o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

     o    a combination of any of these methods of sale; or

     o    any other method permitted by applicable law.

The sale price to the public may be:

     o    the market price prevailing at the time of sale;

     o    a price related to the prevailing market price;

     o    at negotiated prices; or

     o    a price the selling security holder determines from time to time.

The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of HiEnergy Technologies or derivatives of HiEnergy Technologies securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If a selling security holder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

This prospectus does not cover the sale or other transfer of derivative securities held by the selling security holders or the issuance of shares of common stock to the holders of those derivative securities upon conversion or exercise of those derivative securities. If a selling security holder transfers its derivative securities prior to conversion or exercise, the transferee of those derivative securities may not sell the shares of common stock issuable upon conversion or exercise of those of derivative securities under the terms of this prospectus unless we amend or supplement this prospectus to cover such sales.

For the period a holder holds our derivative securities, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion or exercise of those derivative securities. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of the derivative securities are most likely to voluntarily convert or exercise those derivative securities when the conversion price or exercise price is less than the market price for our common stock.

                          DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. Of the 20,000,000 authorized shares of preferred stock, 345 shares have been designated as Series A Convertible Preferred Stock, or Series A Preferred, and the remaining 19,999,655 shares are undesignated. As of January 13, 2003, we had 24,076,269 shares of common stock outstanding and 97.93 shares of Series A Preferred outstanding. The following is a summary description of our capital stock.

                                  Common Stock

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

Because the holders of shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the directors.

Under our certificate of incorporation, only the board of directors has the power to call a special meeting of the stockholders, which limits the ability of stockholders to effect a change in control of the company by changing the composition of its board.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

                                 Preferred Stock

Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

Preferred stock can be used as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares with rights that may trump those of its common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stockholders from initiating a change in control of the company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of the company's common stock.

Series A Convertible Preferred Stock
------------------------------------

         Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of HiEnergy Technologies, after payment or provision for payment of the debts and other liabilities of HiEnergy Technologies, the holders of shares of the Series A Preferred then outstanding will be entitled to receive, out of the assets of HiEnergy Technologies, an amount equal to $10,000 per share of the Series A Preferred plus any accrued and unpaid dividends before any payment will be made or any assets distributed to the holders of common stock or any other stock that is junior to the Series A Preferred. If the assets of HiEnergy Technologies are insufficient to cover what is owed to the Series A Preferred holders, whatever assets exist are to be distributed on a pro rata basis among the holders of Series A Preferred. No cash will be paid to holders of common stock unless the holders of the outstanding shares of Series A Preferred have been paid in cash the full amount due to them.

         Dividends

The holders of Series A Preferred are entitled to receive, when and as declared by the board of directors, dividends at the rate of 8% of the price paid for each share held, or $800 per share in advance for each of the first two years. The dividends may be in cash or common stock, at the election of the board of directors. If shares of common stock are paid, the resale of the shares must be registered by HiEnergy Technologies. As long as shares of the Series A Preferred are outstanding, HiEnergy Technologies may not pay dividends to holders of its common stock, unless all of the dividends owed to the Series A Preferred holders have been paid.

         Class Voting Rights

The Series A Preferred has the following class voting rights. Without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series A Preferred outstanding at the time, HiEnergy Technologies shall not: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock ranking prior to the Series A Preferred, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (except for the creation and issuance of another series of stock junior to the Series A Preferred); (iii) repurchase, redeem or pay dividends on shares of HiEnergy Technologies common stock, or any other stock that is junior to the Series A Preferred; (iv) amend the certificate of incorporation or bylaws of HiEnergy Technologies so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred (except for the creation and issuance of another series of stock junior to or on parity with the Series A Preferred); effect any distribution with respect to stock that is junior to the Series A Preferred; or (vi) reclassify HiEnergy Technologies' outstanding securities.

         General Voting Rights

Except as provided in the previous section regarding Class Voting Rights, the Series A Preferred will not have voting rights. The common stock into which the Series A Preferred is convertible will, upon issuance, have all of the same voting rights as other issued and outstanding common stock of HiEnergy Technologies.

         Voluntary Conversion

At any time on or after being issued shares of Series A Preferred, the holder of such shares may, at the holder's option, elect to convert all or any portion of the shares into a number of shares of common stock equal to $10,000 divided by $1.15, the conversion price, or 8,695 shares of Common Stock per share of Series A Preferred Stock. The conversion price is subject to adjustment due to changes in the number of outstanding shares of Common Stock of HiEnergy Technologies from stock splits, stock dividends or distributions, reclassifications, exchanges or substitutions, reorganization, merger, consolidation or sales of assets. If all 97.93 shares of Series A Preferred Stock that were sold are converted, HiEnergy Technologies will issue 851,755 shares of common stock to the holders of the shares of Series A Preferred.

         Mandatory Conversion

On October 7, 2004, the shares of Series A Preferred not previously converted will be automatically converted into common stock at the conversion rate disclosed above.

         Redemption Option Upon Major Transaction

A holder of Series A Preferred shall have the right to require the corporation to redeem all or a portion of the holder's shares of Series A Preferred at a price per share equal to $10,000 per share plus accrued but unpaid dividends and liquidated damages if any of the following occurs: (i) HiEnergy Technologies consolidates, mergers or combines with another entity, except for a merger to change the domicile of the corporation or where the stockholders of HiEnergy Technologies continue to hold the voting power of the surviving entity necessary to elect a majority of the members of the board of directors of the surviving entity; (ii) the sale or transfer of all or substantially all of HiEnergy Technologies' assets; or (iii) consummation of a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of common stock.

         Redemption Option Upon Triggering Event

A holder of Series A Preferred shall have the right to require the corporation to redeem all or a portion of the holder's shares of Series A Preferred at a price per share equal to $10,000 per share plus accrued but unpaid dividends and liquidated damages if any of the following occurs: (i) the effectiveness of the registration statement, filed to register the offer and sale of the Common Stock underlying the Series A Preferred Stock, lapses for any reason or is unavailable to the holder of Series A Preferred Stock for sale of the shares of Common
Stock, unless the lapse or unavailability is due to factors solely within the control of the holder of the Series A Preferred Stock; (ii) the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board(R) for a period of five (5) consecutive days; (iii) HiEnergy Technologies' notice to any holder of Series A Preferred Stock of its inability to comply with proper requests for conversion of any Series A Preferred Stock into shares of Common Stock; (iv) HiEnergy Technologies' failure to comply within ten (10) business days to a notice to convert received from a holder of Series A Preferred Stock; or (v) HiEnergy Technologies breaches any representation, warranty, covenant or other term or condition of any agreement, document, certificate or other instrument delivered in connection with the transaction to acquire shares of Series A Preferred Stock.

         Sunset Provision

Upon conversion of all shares of Series A Preferred Stock, the provisions pertaining to the Series A Preferred Stock in the certificate of incorporation shall be deemed completely performed and discharged. HiEnergy Technologies will be empowered to restate its certificate of incorporation as though the Series A Preferred Stock provisions had never existed.

         Restrictions Upon Conversion

At no time may a holder of shares of Series A Preferred Stock convert shares of the Series A Preferred if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of common stock which would result in such holder owning more than 4.99% of all of the common stock outstanding at such time; provided, however, that upon a holder of Series A Preferred providing the corporation with sixty-one (61) days notice (the "Waiver Notice") that such holder would like to waive this restriction with regard to any or all shares of common stock issuable upon conversion of Series A Preferred, this restriction shall be of no force or effect with regard to those shares of Series A Preferred referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one
(61) days immediately preceding the Mandatory Conversion Date.

At no time may a holder of shares of Series A Preferred convert shares of the Series A Preferred if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by such holder at such time, would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of common stock outstanding at such time; provided, however, that upon a holder of Series A Preferred providing the corporation with a Waiver Notice that such holder would like to waive this restriction with regard to any or all shares of common stock issuable upon conversion of Series A Preferred, this restriction shall be of no force or effect with regard to those shares of Series A Preferred referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one
(61) days immediately preceding the Mandatory Conversion Date.

                          TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common and preferred stock is Signature Stock Transfer, Inc. Its telephone number is (972) 612-4120.

Effective March 17, 2003, Mellon Investor Services will be the transfer agent and registrar for our common stock. Mellon's telephone number is (213) 553-9730.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The dismissal of Manning Elliott, Chartered Accountants, and the hiring of Singer Lewak Greenbaum & Goldstein LLP by the board of directors was previously reported in a report on Form 8-K, as amended, dated April 25, 2002 and filed on May 10, 2002.

                         INTEREST OF EXPERTS AND COUNSEL

The consolidated financial statements of HiEnergy Technologies as of and for the years ended April 30, 2002 and 2001 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Singer Lewak Greenbaum & Goldstein, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, which report contains an explanatory paragraph regarding HiEnergy Technologies' ability to continue as a going concern and appears elsewhere in this prospectus, and are incorporated in this prospectus in reliance upon the report given upon the authority of Singer Lewak Greenbaum & Goldstein, LLP as experts in auditing and accounting.

On September 25, 2002, the members of our corporate and securities counsel, QED Law Group, P.L.L.C., were issued stock options to purchase an aggregate of 45,454 shares of our common stock, valued at $50,000 on the date of grant, as an accommodation to adjust balances due for legal services rendered. On December 19, 2002, the members of our corporate and securities counsel, QED Law Group, P.L.L.C., were issued stock options to purchase an aggregate of 27,272 shares of our common stock, valued at $15,000 on the date of grant, as an accommodation to adjust balances due for legal services rendered.

Neither Singer Lewak Greenbaum & Goldstein, LLP nor QED Law Group, P.L.L.C. was employed on a contingent basis in connection with the registration or offering of our common stock.

                                  LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon by QED Law Group, P.L.L.C. of Seattle, Washington.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's website address is http://www.sec.gov. Our website address is http://www.hienergyinc.com. You should not consider the information on our website either to be a part of or to be incorporated by reference into this prospectus or the registration statement that includes it.

All trademarks or tradenames referred to in this prospectus are the property of their respective owners.

                              FINANCIAL STATEMENTS

                   Index to Consolidated Financial Statements


                                                                                          Pages

Independent Auditor's Report                                                              F-1

Consolidated balance sheets as of April 30, 2002
     and October 31, 2002 (unaudited)                                                     F-2 to F-3

Consolidated statements of operations for the years ended
     April 30, 2002 and 2001 (audited), for the six months
     ended October 31, 2002 and 2001 (unaudited), and for the                             F-4 to F-5
     period from August 21, 1995 (inception) to October 31, 2002 (unaudited)

Consolidated statements of shareholders' equity for the period from August 21,
     1995 (inception) to October 31, 2002
     (unaudited)                                                                          F-6 to F-10

Consolidated statements of cash flows for the years
     ended April 30, 2002 and 2001 (audited), for the six
     months ended October 31, 2002 and 2001 (unaudited), and                              F-11 to F-13
     for the period from August 21, 1995 (inception) to
     October 31, 2002 (unaudited)

Notes to the consolidated financial statements April 30, 2002                             F-14 to F-36
     and October 31, 2002 (unaudited)


                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
HiEnergy Technologies, Inc.
(formerly SLW Enterprises, Inc.)
and subsidiaries

We have audited the accompanying consolidated balance sheet of HiEnergy Technologies, Inc. (formerly SLW Enterprises, Inc.) and subsidiaries (development stage companies) as of April 30, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended April 30, 2002, and the period from August 21, 1995 (inception) to April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HiEnergy Technologies, Inc. (formerly SLW Enterprises, Inc.) and subsidiaries as of April 30, 2002, and the results of their operations and their cash flows for each of the two years in the period ended April 30, 2002, and the period from August 21, 1995 (inception) to April 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended April 30, 2002, the Company incurred a net loss of $1,389,530, and it had negative cash flows from operations of $652,585. In addition, the Company had an accumulated deficit of $2,724,564 and was in the development stage as of April 30, 2002. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 5, 2002





                                                                      HIENERGY TECHNOLOGIES, INC.
                                                                 (formerly SLW ENTERPRISES, INC.)
                                                                                 AND SUBSIDIARIES
                                                                    (DEVELOPMENT STAGE COMPANIES)
                                                                      CONSOLIDATED BALANCE SHEETS
                                                  April 30, 2002 and October 31, 2002 (unaudited)

-------------------------------------------------------------------------------------------------


                                     ASSETS

                                                                  October 31,       April 30,
                                                                       2002            2002
                                                              ---------------    ----------------
                                                               (unaudited)
Current assets
     Cash and cash equivalents                                $     1,949,408    $      1,078,136
     Accounts receivable                                               70,000              29,166
     Subscription receivable                                          184,000                   -
     Other current assets                                             220,721               7,500
                                                              ----------------   -----------------

         Total current assets                                       2,424,129           1,114,802

Property and equipment, net                                           496,427             114,568
                                                              ---------------    -----------------

                      Total assets                            $     2,920,556    $      1,229,370
                                                              ===============    ================


   The accompanying notes are an integral part of these financial statements.




                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (formerly SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                                        CONSOLIDATED BALANCE SHEETS
                                                                    April 30, 2002 and October 31, 2002 (unaudited)

-------------------------------------------------------------------------------------------------------------------

                      LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                    October 31,       April 30,
                                                                                         2002            2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)
Current liabilities
     Accounts payable                                                           $       525,533    $        209,895
     Accrued expenses                                                                    72,885             151,567
     Accrued payroll and payroll taxes                                                  350,000             350,000
     Accrued interest                                                                    30,661              29,767
     Notes payable - related parties                                                    312,608             621,691
     Convertible notes payable - related parties                                         10,400              35,400
                                                                                ---------------    -----------------

         Total current liabilities                                                    1,302,087           1,398,320
                                                                                ---------------    -----------------

Minority interest in subsidiary                                                          18,923              18,923
                                                                                ---------------    -----------------

Commitments and contingencies

Redeemable, convertible preferred stock
     Series A convertible, redeemable preferred stock
         8% dividends, voting rights, liquidation preference
         $10,000 per share, 345 shares authorized
         98 (unaudited) and 0 shares issued and outstanding                                   1                   -
     Additional paid-in capital                                                         800,398                   -
                                                                                ---------------    ----------------

              Total redeemable convertible preferred stock                              800,399                   -
                                                                                ---------------    ----------------

Shareholders' equity (deficit)
     Preferred stock, $0.001 par value
         20,000,000 shares authorized
         0 (unaudited) and 0 issued and outstanding                                           -                   -
     Common stock, $0.001 par value
         100,000,000 shares authorized
         24,042,360 (unaudited) and 22,075,200 shares
              issued and outstanding                                                     24,042              22,075
     Additional paid-in capital                                                      10,233,514           2,514,616
     Committed shares, 45,759 (unaudited) and 0 outstanding                               7,164                  -
     Deferred compensation                                                           (3,981,993)                 -
     Deficit accumulated during the development stage                                (5,483,580)         (2,724,564)
                                                                                ---------------    ----------------

                  Total shareholders' equity (deficit)                                  799,147            (187,873)
                                                                                ---------------    ----------------

Total liabilities and shareholders' equity (deficit)                            $     2,920,556    $      1,229,370
                                                                                ===============    ================

   The accompanying notes are an integral part of these financial statements.



                                                                                       HIENERGY TECHNOLOGIES, INC.
                                                                                  (formerly SLW ENTERPRISES, INC.)
                                                                                                  AND SUBSIDIARIES
                                                                                     (DEVELOPMENT STAGE COMPANIES)
                                                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                      For the Years Ended April 30, 2002 and 2001,
                                               for the Six Months Ended October 31, 2002 and 2001 (unaudited), and for the Period from August 21,  1995 (Inception) to  October 31, 2002  (unaudited)
-------------------------------------------------------------------------------------------------------------------


                                                                                                        For the
                                                                                                     Period from
                                                                                                      August 21,
                                                                                                          1995
                                         For the Six Months Ended           For the Year Ended      (Inception) to
                                                      October 31,                   April 30,          October 31,
                                       ----------------------------   ----------------------------
                                            2002           2001            2002           2001           2002
                                       -------------  -------------   -------------  -------------  ---------------
                                       (unaudited)     (unaudited)                                  (unaudited)

Contract revenues                      $      40,834  $     117,000   $     148,166  $      80,000  $       366,750

Operating expenses
   General and administration              1,764,302        271,359       1,525,276        358,432        4,773,521
                                       -------------  -------------   -------------  -------------  ----------------

Loss from operations                      (1,723,468)      (154,359)     (1,377,110)      (278,432)      (4,406,771)
                                       -------------  -------------   -------------  -------------  ---------------

Other income (expense)
   Interest income                             3,358              -               -              -            3,135
   Interest expense                           (5,405)        (1,164)        (10,486)        (7,089)         (35,460)
   Financing expense                        (223,710)             -               -              -         (223,710)
   Forgiveness of accounts payable            36,000              -               -              -           36,000
                                       -------------  -------------   -------------   ------------  ----------------

     Total other income (expense)           (189,757)        (1,164)        (10,486)        (7,089)        (220,035)
                                       -------------  -------------   -------------  -------------  ---------------

Loss before provision for
   income taxes                           (1,913,225)      (155,523)     (1,387,596)      (285,521)      (4,626,806)

Provision for income taxes                         -              -           1,934          2,546           10,983
                                       -------------  -------------   -------------  -------------  ----------------



   The accompanying notes are an integral part of these financial statements.




                                                                                       HIENERGY TECHNOLOGIES, INC.
                                                                                  (formerly SLW ENTERPRISES, INC.)
                                                                                                  AND SUBSIDIARIES
                                                                                     (DEVELOPMENT STAGE COMPANIES)
                                                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                      For the Years Ended April 30, 2002 and 2001,
                                               for the Six Months Ended October 31, 2002 and 2001 (unaudited), and for the Period from August 21,  1995 (Inception) to  October 31, 2002  (unaudited)
-------------------------------------------------------------------------------------------------------------------


                                                                                                        For the
                                                                                                     Period from
                                                                                                      August 21,
                                                                                                          1995
                                         For the Six Months Ended           For the Year Ended      (Inception) to
                                                      October 31,                   April 30,          October 31,
                                       ----------------------------   ----------------------------
                                            2002           2001            2002           2001           2002
                                       -------------  -------------   -------------  -------------  ---------------
                                       (unaudited)     (unaudited)                                  (unaudited)

Net loss                               $  (1,913,225) $    (155,523)  $  (1,389,530) $    (288,067) $    (4,637,789)

Beneficial conversion feature
   granted on preferred stock               (767,431)             -               -              -         (767,431)

Preferred stock dividends                    (78,360)             -               -              -          (78,360)
                                       -------------- -------------   -------------  -------------  ----------------

Net loss available to common
   shareholders                        $  (2,759,016) $    (155,523)  $  (1,389,530) $    (288,067) $    (5,483,580)
                                       ============== ==============  ============== ============== ================

Basic and diluted loss available
   to common shareholders per
   share                               $       (0.12) $       (0.01)  $       (0.08) $       (0.02) $         (0.45)
                                       =============  ==============  =============  =============  ===============

Basic and diluted weighted-
   average common shares
   outstanding                            22,783,343     15,833,315      17,783,760     14,693,224       12,173,702
                                       =============  =============   =============  =============  ===============




   The accompanying notes are an integral part of these financial statements.



                                                                                                     HIENERGY TECHNOLOGIES, INC.
                                                                                                (formerly SLW ENTERPRISES, INC.)
                                                                                                                AND SUBSIDIARIES
                                                                                                   (DEVELOPMENT STAGE COMPANIES)
                                                                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                 For the Period from August 21, 1995 (Inception) to October 31, 2002 (unaudited)
---------------------------------------------------------------------------------------------------------------------------------


                                                                                                         Deficit
                                                                                                       Accumulated
                                                                  Additional               Deferred     during the
                                          Common Stock              Paid-In    Committed   Compen-     Development
                                 ----------------------------
                                      Shares          Amount        Capital      Shares     sation         Stage        Total
                                 ---------------  -----------  ---------------  ---------  ---------   -----------  ------------
Balance, August 21, 1995
   (inception)                                 -  $         -  $             -  $       -  $       -   $         -  $          -
Recapitalization upon reverse
   merger                              6,470,000        6,470           (6,456)                                               14
Issuance of common stock for
   services                              734,771          735            7,495                                             8,230
Net loss                                                                                                   (39,387)      (39,387)
                                 ---------------  -----------  ---------------  ---------  ---------   -----------  ------------

Balance, April 30, 1996                7,204,771        7,205            1,039          -          -       (39,387)      (31,143)
 Issuance of common stock for
   services                                3,219            3               33                                                36
Net loss                                                                                                  (110,004)     (110,004)
                                 ---------------  -----------  ---------------  ---------  ---------   -----------  ------------

Balance, April 30, 1997                7,207,990        7,208            1,072          -          -      (149,391)     (141,111)
Issuance of common stock for
   cash                                  596,589          597          143,955                                           144,552
Issuance of common stock for
   services                            1,451,928        1,452           15,598                                            17,050
Net loss                                                                                                  (293,019)     (293,019)
                                 ---------------  -----------  ---------------  ---------  ---------   -----------  ------------



   The accompanying notes are an integral part of these financial statements.



                                                                                                     HIENERGY TECHNOLOGIES, INC.
                                                                                                (formerly SLW ENTERPRISES, INC.)
                                                                                                                AND SUBSIDIARIES
                                                                                                   (DEVELOPMENT STAGE COMPANIES)
                                                                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                 For the Period from August 21, 1995 (Inception) to October 31, 2002 (unaudited)
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                         Deficit
                                                                                                       Accumulated
                                                                  Additional               Deferred     during the
                                          Common Stock              Paid-In    Committed   Compen-     Development
                                 ----------------------------
                                      Shares          Amount        Capital      Shares     sation         Stage        Total
                                 ---------------  -----------  ---------------  ---------  ---------   -----------  ------------

Balance, April 30, 1998                9,256,507  $     9,257  $       160,625  $       -  $       -   $ (442,410)  $  (272,528)
Issuance of common stock for
   cash                                  264,852          265          150,965                                          151,230
Issuance of common stock for
   services                            2,167,620        2,167           47,592                                           49,759
Net loss                                                                                                 (272,426)     (272,426)
                                 ---------------  -----------  ---------------  ---------  ---------   -----------  ------------

Balance, April 30, 1999               11,688,979       11,689          359,182          -          -     (714,836)     (343,965)
Issuance of common stock for
   cash                                  638,548          638          295,008                                          295,646
Issuance of common stock for
   services                            1,914,570        1,915           83,322                                           85,237
Net loss                                                                                                 (332,131)     (332,131)
                                 ---------------  -----------  ---------------  ---------  ---------   -----------  ------------

Balance, April 30, 2000               14,242,097       14,242          737,512          -          -   (1,046,967)     (295,213)
Issuance of common stock for
   cash                                  465,437          465          109,265                                          109,730
Issuance of common stock for
   services                              371,035          371           36,097                                           36,468
Net loss                                                                                                 (288,067)     (288,067)
                                 ---------------  -----------  ---------------  ---------  ---------   -----------  ------------


   The accompanying notes are an integral part of these financial statements.



                                                                                                     HIENERGY TECHNOLOGIES, INC.
                                                                                                (formerly SLW ENTERPRISES, INC.)
                                                                                                                AND SUBSIDIARIES
                                                                                                   (DEVELOPMENT STAGE COMPANIES)
                                                                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                 For the Period from August 21, 1995 (Inception) to October 31, 2002 (unaudited)
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                         Deficit
                                                                                                       Accumulated
                                                                  Additional               Deferred     during the
                                          Common Stock              Paid-In    Committed   Compen-     Development
                                 ----------------------------
                                      Shares          Amount        Capital      Shares     sation         Stage        Total
                                 ---------------  -----------  ---------------  ---------  ---------   -----------  ------------

Balance, April 30, 2001               15,078,569  $    15,078  $       882,874  $       -  $       -   $(1,335,034) $  (437,082)
Issuance of common stock for
   cash                                  712,071          712          180,857                                          181,569
Issuance of common stock for
   services                            5,059,560        5,060          227,110                                          232,170
Issuance of common stock in
   private placement                   1,225,000        1,225        1,223,775                                        1,225,000
Net loss                                                                                                (1,389,530)  (1,389,530)
                                 ---------------  -----------  ---------------  ---------  ---------   -----------  ------------

Balance, April 30, 2002               22,075,200       22,075        2,514,616          -          -    (2,724,564)    (187,873)
Issuance of common stock in
   private placement (unaudited)         500,000          500          499,500                                          500,000
Issuance of common stock in
   private placement (unaudited)       1,349,934        1,350        1,821,057                                        1,822,407
Offering costs (unaudited)                                            (196,793)                                        (196,793)



   The accompanying notes are an integral part of these financial statements.




                                                                                                     HIENERGY TECHNOLOGIES, INC.
                                                                                                (formerly SLW ENTERPRISES, INC.)
                                                                                                                AND SUBSIDIARIES
                                                                                                   (DEVELOPMENT STAGE COMPANIES)
                                                                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                 For the Period from August 21, 1995 (Inception) to October 31, 2002 (unaudited)
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                         Deficit
                                                                                                       Accumulated
                                                                  Additional               Deferred     during the
                                          Common Stock              Paid-In    Committed   Compen-     Development
                                 ----------------------------
                                      Shares          Amount        Capital      Shares     sation         Stage        Total
                                 ---------------  -----------  ---------------  ---------  ---------   -----------  ------------
Dividends on preferred stock
   (unaudited)                            68,150  $        68  $        78,292  $          $           $   (78,360) $          -
Beneficial conversion feature
   granted in connection with
   issuance of preferred stock
   (unaudited)                                                         767,431                            (767,431)            -
Issuance of common stock to
   an employee for a bonus
   (unaudited)                            11,178           11           21,339                                            21,350
Conversion of notes payable
   into common stock (unaudited)          37,898           38           37,858                                            37,896
Financing expense in connection
   with issuance of warrants
   (unaudited)                                                         223,710                                           223,710
Deferred compensation in
   connection with issuance of
   stock options to consultant
   (unaudited)                                                         761,007              (761,007)                          -



   The accompanying notes are an integral part of these financial statements.




                                                                                                     HIENERGY TECHNOLOGIES, INC.
                                                                                                (formerly SLW ENTERPRISES, INC.)
                                                                                                                AND SUBSIDIARIES
                                                                                                   (DEVELOPMENT STAGE COMPANIES)
                                                                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                 For the Period from August 21, 1995 (Inception) to October 31, 2002 (unaudited)
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                         Deficit
                                                                                                       Accumulated
                                                                  Additional               Deferred     during the
                                          Common Stock              Paid-In    Committed   Compen-     Development
                                 ----------------------------
                                      Shares          Amount        Capital      Shares     sation         Stage        Total
                                 ---------------  -----------  ---------------  ---------  ----------- -----------  ------------

Deferred compensation in
   connection with issuance
   of stock options to
   employee (unaudited)                           $            $     3,305,542  $          $(3,305,542) $           $          -
Stock options issued to a
   consultant in exchange for
   accounts payable (unaudited)                                         50,000                                            50,000
Warrants issued to a consultant
   for services rendered or to be
   rendered (unaudited)                                                349,955                                           349,955
Amortization of deferred
   compensation (unaudited)                                                                     84,556                    84,556
Exercise of stock options in
   subsidiary (unaudited)                                                           7,164                                  7,164
Net loss (unaudited)                                                                                    (1,913,225)   (1,913,225)
                                 ---------------  -----------  ---------------  ---------  ----------- -----------  ------------

Balance, October 31, 2002
   (unaudited)                        24,042,360  $    24,042  $    10,233,514  $   7,164  $(3,981,993)$(5,483,580) $    799,147
                                 ===============  ===========  ===============  =========  =========== ===========  ============


   The accompanying notes are an integral part of these financial statements.




                                                                                       HIENERGY TECHNOLOGIES, INC.
                                                                                  (formerly SLW ENTERPRISES, INC.)
                                                                                                  AND SUBSIDIARIES
                                                                                     (DEVELOPMENT STAGE COMPANIES)
                                                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                      For the Years Ended April 30, 2002 and 2001,
                                               for the Six Months Ended October 31, 2002 and 2001 (unaudited), and for the Period from August 21,  1995 (Inception) to  October 31, 2002  (unaudited)
-------------------------------------------------------------------------------------------------------------------

                                                                                                       For the
                                                                                                    Period from
                                                                                                     August 21,
                                                                                                         1995
                                           For the Six Months Ended          For the Year Ended     (Inception) to
                                                      October 31,                    April 30,       October 31,
                                        -----------------------------  ----------------------------
                                              2002           2001             2002            2001        2002
                                        -------------  --------------  -------------  -------------  --------------
                                        (unaudited)      (unaudited)                                 (unaudited)
Cash flows from operating activities
   Net loss                             $  (1,913,225) $     (155,523) $  (1,389,530) $    (288,067) $   (4,637,789)
   Adjustments to reconcile net loss to
     net cash used in operating activities
       Depreciation                            40,262           2,281          5,469            968          47,694
       Compensation expense
         relating to issuance of
         common stock in exchange
         for services rendered                      -          47,030        232,170         36,468         428,954
       Compensation expense relating
         to issuance of common stock
         in exchange for services
         rendered to minority
         shareholders                               -               -          4,000              -          18,923
       Warrants issued for services
         rendered                             349,955               -              -              -         349,955
       Common stock issued to an
         employee for a bonus                  21,350               -              -              -          21,350
       Additional compensation
         to officer                                 -               -         42,171              -          42,171
       Amortization of deferred
         compensation                          84,556               -              -              -          84,556
       Financing expense                      223,710               -              -              -         223,710
       Forgiveness of accounts
         payable                              (36,000)              -              -              -         (36,000)
       Increase in
         Accounts receivable                  (40,834)              -        (29,166)             -         (70,000)
         Other current assets                (213,221)              -         (7,500)             -        (220,721)
       Increase (decrease) in
         Accounts payable                     401,644          22,779        185,027         24,546         611,536
         Accrued expenses                     (78,682)         (5,254)       119,579          2,227          72,885
         Accrued payroll and
           payroll taxes                            -          15,000        175,000         35,000         350,000
         Accrued interest                       3,790           2,549         10,195          7,090          33,557
                                        -------------  --------------  -------------  -------------  ---------------

Net cash used in operating activities      (1,156,695)        (71,138)      (652,585)      (181,768)     (2,679,219)
                                        -------------  --------------  -------------  -------------  --------------
                              The accompanying notes are an integral part of these financial statements.


                                                                                       HIENERGY TECHNOLOGIES, INC.
                                                                                  (formerly SLW ENTERPRISES, INC.)
                                                                                                  AND SUBSIDIARIES
                                                                                     (DEVELOPMENT STAGE COMPANIES)
                                                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                      For the Years Ended April 30, 2002 and 2001,
                                               for the Six Months Ended October 31, 2002 and 2001 (unaudited), and for the Period from August 21,  1995 (Inception) to  October 31, 2002  (unaudited)
-------------------------------------------------------------------------------------------------------------------

                                                                                                       For the
                                                                                                    Period from
                                                                                                     August 21,
                                                                                                        1995
                                           For the Six Months Ended          For the Year Ended     (Inception) to
                                                       October 31,                   April 30,       October 31,
                                        -----------------------------  ----------------------------
                                              2002           2001            2002            2001         2002
                                        -------------  --------------  -------------  -------------  --------------
                                        (unaudited)      (unaudited)                                 (unaudited)
Cash flows from investing activities
   Purchase of property and equipment   $    (422,121) $      (44,818) $    (118,510) $           -  $     (544,121)
                                        -------------  --------------  -------------  -------------  --------------

Net cash used in investing activities        (422,121)        (44,818)      (118,510)             -        (544,121)
                                        -------------  --------------  -------------  -------------  --------------

Cash flows from financing activities
   Book overdraft                                   -           1,772              -              -               -
   Proceeds from issuance of common
     stock in private placement             2,122,407               -      1,225,000              -       3,347,407
   Offering costs on common stock            (180,793)              -              -              -        (180,793)
   Proceeds from issuance of preferred
     stock                                    979,300               -              -              -         979,300
   Offering costs on preferred stock         (178,901)              -              -              -        (178,901)
   Proceeds from issuance of common
     stock                                          -          95,000        181,569        109,730         882,723
   Recapitalization of reverse merger               -               -             14              -              14
   Exercise of stock options in
     subsidiary                                 7,164               -              -              -           7,164
   Proceeds from notes payable -
     related parties                                -          40,000        443,007         39,456         579,517
   Payments on notes payable -
     related parties                         (279,803)        (15,057)             -              -        (279,803)
   Proceeds from convertible notes
     payable - related parties                      -               -          5,400         25,000          55,400
   Payments on convertible notes
     payable - related parties                (19,280)         (9,280)        (9,280)       (10,720)        (39,280)
                                        -------------  --------------  -------------  -------------  --------------

Net cash provided by financing
activities                                  2,450,094         112,435      1,845,710        163,466       5,172,748
                                        -------------  --------------  -------------  -------------  --------------

Net increase (decrease) in cash
and cash equivalents                          871,272          (3,521)     1,074,615        (18,302)      1,949,408

Cash and cash equivalents,
beginning of period                         1,078,136           3,521          3,521         21,823               -
                                        -------------  --------------  -------------  -------------  --------------

Cash and cash equivalents, end
of period                               $   1,949,408  $           -   $   1,078,136  $       3,521  $    1,949,408
                                        =============  =============   =============  =============  ==============
                              The accompanying notes are an integral part of these financial statements.



                                                                                       HIENERGY TECHNOLOGIES, INC.
                                                                                  (formerly SLW ENTERPRISES, INC.)
                                                                                                  AND SUBSIDIARIES
                                                                                     (DEVELOPMENT STAGE COMPANIES)
                                                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                      For the Years Ended April 30, 2002 and 2001,
                                               for the Six Months Ended October 31, 2002 and 2001 (unaudited), and for the Period from August 21,  1995 (Inception) to  October 31, 2002  (unaudited)
-------------------------------------------------------------------------------------------------------------------
                                                                                                         For the
                                                                                                      Period from
                                                                                                       August 21,
                                                                                                           1995
                                           For the Six Months Ended          For the Year Ended     (Inception) to
                                                      October 31,                    April 30,       October 31,
                                        -----------------------------  ----------------------------
                                              2002           2001             2002            2001        2002
                                        -------------  --------------  -------------  -------------  --------------
                                        (unaudited)      (unaudited)                                 (unaudited)
Supplemental disclosures of
cash flow information

   Interest paid                        $       4,511  $            -  $           -  $           -  $        4,799
                                        =============  ==============  =============  =============  ==============

   Income taxes paid                    $           -  $            -  $       1,934  $       2,546  $       10,983
                                        =============  ==============  =============  =============  ===============


Supplement schedule of non-cash financing activities
During the years ended April 30, 2002 and 2001, the six months ended October 31, 2002 and 2001, and the period from August 21, 1995 (inception) to October 31, 2002, the Company converted $0, $0, $37,896 (unaudited), $0 (unaudited), and $37,896 (unaudited), respectively, of notes payable, including principal and interest, into 0, 0, 37,898 (unaudited), 0 (unaudited), and 37,898 (unaudited) shares, respectively, of common stock.

During the years ended April 30, 2002 and 2001, the six months ended October 31, 2002 and 2001, and the period from August 21, 1995 (inception) to October 31, 2002, the Company converted $0, $0, $50,000 (unaudited), $0 (unaudited), and $50,000 (unaudited), respectively, of accounts payable to a consultant into stock options to purchase 0, 0, 45,454 (unaudited), 0 (unaudited), and 45,454 (unaudited) shares, respectively, of common stock.

During the years ended April 30, 2002 and 2001, the six months ended October 31, 2002 and 2001, and the period from August 21, 1995 (inception) to October 31, 2002, the Company issued 0, 0, 148,151 (unaudited), 0 (unaudited), and 148,151 (unaudited) shares, respectively, of common stock in a private placement in exchange for a subscription receivable of $0, $0, $184,000 (unaudited), $0 (unaudited), and $184,000 (unaudited), respectively. The full amount was collected in November 2002.

   The accompanying notes are an integral part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

          General
          -------
          HiEnergy Technologies, Inc. (the "Company" or "HiEnergy") was incorporated on March 24, 2000 under the laws of the state of Washington. In October 2002, HiEnergy reincorporated under the laws of the state of Delaware.

          HiEnergy  and  its  subsidiaries  (collectively,  the  "Company")  are development stage companies that were organized to develop the "Atometer," commercially known as the "SuperSenzor," which is technology for numerous governmental and commercial applications and markets, including airport security screening; border patrol/customs control drug and contraband detection; bomb, biological, and chemical weapons detection, including landmine clearance; detecting of impurities in crude oil, coal, and natural gas; and "fingerprinting" of diamonds and other gemstones. This leading edge detection technology can remotely and non-intrusively decipher (including through metal) the chemical formulas of concealed biological agents, explosives, drugs, and other substances and their locations.

          Merger
          ------
          On April 25, 2002, HiEnergy Microdevices, Inc. ("Microdevices") entered into a voluntary share exchange agreement, whereby it acquired 92% of the outstanding common stock of HiEnergy in exchange for 14,380,200 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of HiEnergy, with Microdevices as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests.

          Microdevices was incorporated on August 21, 1995 in the state of Delaware. HiEnergy had minimal assets and liabilities at the date of the acquisition and did not have significant operations prior to the acquisition. Therefore, pro forma information is not presented.


NOTE 2 - GOING CONCERN

          The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, during the years ended April 30, 2002 and 2001, the six months ended October 31, 2002 and 2001, and the period from August 21, 1995 (inception) to October 31, 2002, the Company incurred net losses of $1,389,530, $288,067, $1,913,225 (unaudited), $155,523
          (unaudited), and $4,637,789 (unaudited), respectively, and it had negative cash flows from operations of $652,585, $181,768, $1,156,695 (unaudited), $71,138 (unaudited), and $2,679,219 (unaudited), respectively. In addition, the Company had an accumulated deficit of $5,483,580 (unaudited) and was in the development stage as of October 31, 2002. These factors raise substantial doubt about the Company's ability to continue as a going concern.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------

NOTE 2 -  GOING CONCERN (Continued)

          Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. In addition, realization of a major portion of the assets in the accompanying balance sheets is dependent upon the Company's ability to meet its financing requirements and the success of its plans to develop and sell its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

          In addition to the capital raised as of October 31, 2002 through a private placement, the Company is currently negotiating with certain investors about raising capital through additional private placement offerings. Unless the Company raises additional funds, either by debt or equity issuances, management believes that its current cash on hand will be insufficient to cover its working capital needs until the Company's sales volume reaches a sufficient level to cover operating expenses.


NOTE 3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Principles of Consolidation
          ---------------------------
          The consolidated financial statements include the accounts of HiEnergy and its wholly owned subsidiaries, Microdevices and VWO II, Inc. All significant inter-company accounts and transactions are eliminated in consolidation.

          Development Stage Enterprise
          ----------------------------
          The Company is development stage companies as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting all of its present efforts to its formation and to fundraising, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

          Interim Financial Information
          -----------------------------
          The financial information as of October 31, 2002 and 2001, and for the six months then ended, is unaudited, but in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of the financial position, operating results, and cash flows for such periods. Results for the six months ended October 31, 2002 are not necessarily indicative of results for the year ended April 30, 2003.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------

NOTE 3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


          Comprehensive Income
          --------------------
          The Company presents comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in any period presented.

          Cash and Cash Equivalents
          -------------------------
          The  Company  maintains  its cash  deposits at several  banks  located throughout California. Deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of April 30, 2002 and October 31, 2002, uninsured portions of the balances at those banks aggregated to $1,125,206 and $1,852,625 (unaudited), respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

          For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

          Accounts Receivable
          -------------------
          Accounts receivable at April 30, 2002 and October 31, 2002 consisted of an amount due from a governmental contract. The total accounts receivable balance at October 31, 2002 of $70,000 (unaudited) was collected in December 2002.

          Property and Equipment
          ----------------------
          Property and equipment are recorded at cost and are depreciated or amortized using the straight-line method over an estimated useful life of five years.

          Patents
          -------
          The Company has filed several patent applications within and outside the United States. The outcome is indeterminable.

          Fair Value of Financial Instruments
          -----------------------------------
          For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, subscription receivable, accounts payable, accrued expenses, accrued payroll and payroll taxes, and accrued interest, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable - related parties and convertible notes payable - related parties also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Stock-Based Compensation
          ------------------------
          The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." Under SFAS No. 123, the Company must disclose certain pro forma information related to employee stock option grants as if the fair value-based method defined in SFAS No. 123 had been applied.

          Income Taxes
          ------------
          The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

          Loss per Share
          --------------
          The Company calculates loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------

NOTE 3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Loss per Share (Continued)
          --------------------------
          The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive:

                                                   For the Six Months Ended                 For the Year Ended
                                                               October 31,                           April 30,
                                               ---------------------------------  ---------------------------------
                                                      2002             2001              2002             2001
                                               ---------------  ----------------  ---------------  ----------------
                                                 (unaudited)       (unaudited)

                  Stock options outstanding          6,621,913                 -        2,482,011                 -
                  Warrants outstanding               1,815,686                 -                -                 -
                  Redeemable, convertible
                    Series A preferred
                    stock                              851,565                 -                -                 -
                  Microdevices minority
                    shareholders                       459,222           459,222          459,222           369,709
                  Microdevices option and
                    warrant holders                    997,272           720,856        1,086,682           385,543
                                               ---------------  ----------------  ---------------  ----------------

                      Total                         10,745,658         1,180,078        4,027,915           755,252
                                               ===============  ================  ===============  ================

          Estimates
          ---------
          The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          Recently Issued Accounting Pronouncements
          -----------------------------------------
          In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." This statement addresses financial  accounting  and  reporting  for business  combinations  and
          supersedes   Accounting  Principles  Board  ("APB")  Opinion  No.  16,
          "Business Combinations," and SFAS No. 38, "Accounting for Pre-Acquisition Contingencies of Purchased Enterprises." All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. This statement is not applicable to the Company.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------

NOTE 3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Recently Issued Accounting Pronouncements (Continued)
          -----------------------------------------------------
          In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. The Company does not expect adoption of SFAS No. 142 to have a material impact, if any, on its financial position or results of operations.

          In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. This statement is not applicable to the Company.

          In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

          In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. This statement is not applicable to the Company.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Recently Issued Accounting Pronouncements (Continued)
          -----------------------------------------------------
          In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. This statement is not applicable to the Company.

          In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. This statement is not applicable to the Company.

          In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. This statement is not applicable to the Company.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 4 -  PROPERTY AND EQUIPMENT

          Property and equipment at April 30, 2002 and October 31, 2002 consisted of the following:

                                                                                 October 31,          April 30,
                                                                                      2002               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)

                  Micro sensor                                                  $        53,115    $         42,127
                  Laboratory equipment                                                  401,572                   -
                  Web site development                                                   14,400              14,400
                  Computer equipment                                                     17,034               7,473
                  Neutron generator                                                      58,000              58,000
                                                                                ---------------    ----------------

                                                                                        544,121             122,000
                  Less accumulated depreciation                                          47,694               7,432
                                                                                ---------------    ----------------

                      Total                                                     $       496,427    $        114,568
                                                                                ===============    ================

          Depreciation expense for the years ended April 30, 2002 and 2001, the six months ended October 31, 2002 and 2001, and the period from August 21, 1995 (inception) to October 31, 2002 was $5,469, $968, $40,262
          (unaudited),    $2,281   (unaudited),    and   $47,694    (unaudited),
          respectively.


NOTE 5 -  NOTES PAYABLE - RELATED PARTIES

          Notes payable - related parties at April 30, 2002 and October 31, 2002 consisted of the following:

                                                                                 October 31,          April 30,
                                                                                      2002               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)
                  Unsecured notes to a majority shareholder/officer/ director of the Company, interest payable at 6% per annum, maturing in
                      December 2002. During the six months ended October 31,
                      2002, the notes
                      were paid in full (unaudited).                            $             -    $         59,083

                  Unsecured note to a majority shareholder/officer/ director of the Company as a signing bonus. Amount is
                      non-interest-bearing, $50,000 payable upon receipt of
                      $1,000,000 or more from any source, and $50,000 payable
                      upon revenue in excess of $500,000 or $1,000,000 of
                      additional funds from any source. During the six months
                      ended October 31, 2002, $50,000
                      (unaudited) was paid.                                              50,000             100,000


                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 5 -  NOTES PAYABLE - RELATED PARTIES (Continued)

                                                                                 October 31,          April 30,
                                                                                      2002               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)

                  Unsecured notes to a shareholder of the Company, interest
                      payable at 10.5% per annum, or 15% per annum if in
                      default, and due in November 1997. As of October 31, 2002, the notes were in
                      default (unaudited).                                         $     40,000       $      40,000

                  Unsecured notes to a prior officer of the Company, interest payable at 6% per annum, and payable in February and March
                      2002. The Company entered into a settlement agreement
                      regarding these amounts (see Note 7). As of October 31,
                      2002, these notes
                      were in default (unaudited).                                       27,608              27,608

                  Secured note to an officer/director of the Company,
                      non-interest-bearing, and due in March 2002. The note is
                      secured by 7,857 shares of common stock. As of April 30,
                      2002, the note was in default. During the six months ended
                      October 31, 2002, the note was paid in full
                      (unaudited).                                                            -              50,000

                  Secured notes to a shareholder/prior officer and director of the Company, non-interest-bearing, and due in March 2002.
                      The notes are secured by 23,571 shares of common stock. As of April 30, 2002, the notes were in default. During the
                      six months ended October 31, 2002, the notes were paid in
                      full. In addition, since the notes were in default and the principal balance of $150,000 was paid late, the Company
                      issued the holder of the notes a warrant to purchase
                      150,000
                      shares of common stock (unaudited).                                     -             150,000

                  Unsecured amount to a prior officer of the Company as
                      severance, non-interest-bearing, and payable upon demand.
                      The Company entered into a settlement agreement regarding
                      this amount (see Note 7). As of October 31, 2002, this
                      amount was in default (unaudited).                                150,000             150,000


                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------



NOTE 5 -  NOTES PAYABLE - RELATED PARTIES (Continued)

                                                                                  October 31,         April 30,
                                                                                      2002               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)
                  Unsecured notes to an unrelated party, non-interest-
                      bearing, and payable upon demand.                           $      45,000     $        45,000
                                                                                ---------------    ----------------

                                                                                        312,608             621,691
                  Less current portion                                                  312,608             621,691
                                                                                ---------------    ----------------

                           Long-term portion                                    $             -    $              -
                                                                                ===============    ================


NOTE 6 -  CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

          Convertible notes payable - related parties at April 30, 2002 and October 31, 2002 consisted of the following:

                                                                                 October 31,          April 30,
                                                                                      2002               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)
                  Secured note to a shareholder/director of the Company,
                      interest payable at 8% per annum, and due in July 2001.
                      The note is secured by the patent application for Europe,
                      Canada, and Japan. The holder of the note has the option
                      to convert the principal and interest into shares of
                      common stock. During the six months ended October 31,
                      2002, this note plus accrued interest of $780 was
                      converted into
                      5,780 shares of common stock (unaudited).                 $             -    $          5,000

                  Secured notes to a shareholder/director of the Company,
                      interest payable at 8% per annum, $5,000 due in July 2001, and $5,400 due in July 2002. The notes are secured by the
                      patent application for Europe, Canada, and Japan. The
                      holder of the notes has the option to convert the
                      principal and interest into shares of common stock. As of
                      October 31, 2002, the
                      notes were in default (unaudited).                                 10,400              10,400

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------

NOTE 6 -  CONVERTIBLE NOTES PAYABLE - RELATED PARTIES (Continued)

                                                                                 October 31,          April 30,
                                                                                      2002               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)
                  Secured note to a shareholder/director of the Company,
                      interest payable at 8% per annum, and due in July 2001.
                      The note is secured by the patent application for Europe,
                      Canada, and Japan. The holder of the note has the option
                      to convert the principal and interest into shares of
                      common stock. During the six months ended October 31,
                      2002, this note plus accrued interest of $1,678 was
                      converted into 11,678 shares of
                      common stock (unaudited).                                 $             -    $         10,000

                  Secured note to a shareholder/director/prior officer of the
                      Company, interest payable at 8% per annum, and due in July
                      2001. The note is secured by the patent application for
                      Europe, Canada, and Japan. The holder of the note has the
                      option to convert the principal and interest into shares
                      of common stock. During the six months ended October 31,
                      2002, the
                      note was paid in full (unaudited).                                      -               5,000

                  Unsecured note to a shareholder/director/prior officer of the
                      Company, interest payable at 7% per annum, and due in
                      January 2002. The holder of the note has the option to
                      convert the principal and interest into shares of common
                      stock. During the six months ended October 31,
                      2002, the note was paid in full (unaudited).                            -               5,000
                                                                                ---------------    ----------------

                                                                                         10,400              35,400
                  Less current portion                                                   10,400              35,400
                                                                                ---------------    ----------------

                           Long-term portion                                    $             -    $              -
                                                                                ===============    ================



                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 7 -  COMMITMENTS AND CONTINGENCIES

          Employment Agreement
          --------------------
          In March 2002, the Company entered into an employment agreement with its Chief Scientist/Chairman of the Board. Major terms of the agreement are as follows:

          o The Company must pay a signing bonus of $100,000, of which $50,000 (unaudited) was paid during the six months ended October 31, 2002.

          o The Company must pay an annual bonus, which must not be less than 20% of the total amount of bonuses paid to officers of the Company. If the pretax profit in any fiscal year exceeds $0.20 per share, then his bonus in that year must not be less than $50,000.

          o The Company granted options to purchase 2,482,011 shares of common stock at an exercise price of $0.134, vesting immediately, and which are exercisable from time to time within the period ending November 30, 2008.

          o The Company will grant its Chief Scientist/Chairman of the Board annually during the term of five years 1% per annum of the Company's stock issued and outstanding with an exercise price of the average price for the preceding 30 days. He must not receive less than 10% of the total number of options granted by the Company for services in that year. As of October 31, 2002, the Company is required to grant options to purchase 405,492 (unaudited) shares of common stock.

          o The Company will provide its Chief Scientist/Chairman of the Board a car, pay his and his family's health insurance, provide life and disability insurance and will reimburse him for reasonable out-of-pocket expenses, not to exceed $20,000 in any one year, and reimburse him for any personal tax liabilities arising up to $75,000. During the six months ended October 31, 2002, the Company paid $17,500 (unaudited) for an automobile deposit on behalf of its Chief Scientist/Chairman of the Board.

          o    The Company must pay a base salary payable in cash as follows:

               o    January 1, 2002 to December 31, 2002       $125,000 per year

               o    January 1, 2003 to December 31, 2003       $137,500 per year

               o    January 1, 2004 to December 31, 2004       $151,250 per year

               o    January 1, 2005 to December 31, 2005       $166,375 per year

               o    January 1, 2006 to December 31, 2006       $283,013 per year

          o    In   December   2002,    the   Company    increased   its   Chief
               Scientist/Chairman   of  the  Board's  base  salary  to  $175,000
               (unaudited) per year, effective November 2002.

          o If the agreement is terminated by the Company without cause, the Company must pay its Chief/Scientist/Chairman of the Board, on the termination date, an amount equal to two years of the minimum annual base salary.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 7 -  COMMITMENTS AND CONTINGENCIES (Continued)

          Employment Agreements (unaudited)
          ---------------------------------
          In September 2002, the Company entered into a three-year employment agreement with its President/Chief Executive Officer. Major terms of the agreement are as follows:

          o    The Company must pay a base salary as follows:

               o    $135,000 per year

               o $175,000 per year when the Company receives new revenue and/or new financing in excess of $2,000,000

               o $250,000 per year when the Company receives new revenue and/or new financing in excess of $4,000,000

          o The officer is entitled to a bonus equal to $250,000 once the Company achieves two consecutive quarters of positive cash flows from operations.

          o The Company granted options to purchase 3,005,038 shares of common stock, which represents an amount equal to 10% of the Company's outstanding common stock on a fully diluted basis as of September 30, 2002. Of these options, 75% vest 1/12 on a quarterly basis over the next 36 months. The remaining 25% vest on the earlier of a) the date when the Company's closing price of its common stock has equaled or exceeded $1.75 for 90 consecutive calendar days, b) the date immediately preceding a sale of the Company for $1.75 per share of common stock or more, or c) if the Company's common stock ceased to be publicly traded on the date following the closing of an offering at a deemed price per share of common stock of $1.75 or more.

               The exercise price is fixed six months after September 25, 2002 at the lesser of a) $1 per share, b) for any offering of preferred or common stock that closes within six months from September 25, 2002, the following percentage of price per unit:
               (i) for preferred with warrants - 70%, (ii) for preferred without warrants - 80%, (iii) for common with warrants - 90%, (iv) for common without warrants - 100%. The Company granted the stock options below the fair market on the date of grant. As none of the stock options vested as of October 31, 2002, the Company recorded deferred compensation of $3,305,542, which will be expensed as the options vest.

          o If the agreement is terminated without cause, the Company must pay its President/Chief Executive Officer an amount equal to the executive's annual salary, payable in 12 monthly installments following the termination date, and health insurance benefits for 12 months.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

          Employment Agreements (unaudited) (Continued)
          ---------------------------------------------
          In February 2002, Microdevices entered into a one-year employment agreement with its Vice President/Corporate Secretary. In May 2002, the Company assumed the employment agreement. Under the agreement, the Company will pay a salary of $91,000 per year, a car allowance of $100 per week, a quarterly bonus of 5,589 shares of the Company's common stock, starting May 2002, and a non-qualified stock option to purchase 89,410 shares of common stock at $0.157 per share, vesting immediately and having a five-year term. As of October 31, 2002, the 11,178 shares of common stock issued under this agreement were valued at $21,350, which approximates the fair value of the shares.

          Consulting Agreements (unaudited)
          ---------------------------------
          In July 2002, the Company entered into a three-year consulting agreement, whereby the consultant will assist the Company with business development, product and corporate image advertising, and access to government grants and purchases. The Company will pay the consultant $20,000 per month, plus 5% of any gross revenues collected in cash from government grants or business and other third-party business that the consultant produces for the Company. Furthermore, the consultant was issued options to purchase 1,000,000 shares of common stock. Of these options, 500,000 vested immediately, and the remaining 500,000 vest one year after the Company's Minisenzor product is operational and ready to be shown. The stock options have an exercise price of $1 per share and are exercisable for six years from the date of grant.

          The Company recorded deferred compensation of $761,007 related to the vested options, which will be amortized over three years, which represents the term of the consulting agreement. During the six months ended October 31, 2002, $84,556 was expensed and is included in general and administration expenses on the accompanying statement of operations.

          In August 2002, the Company entered into a one-year consulting agreement with an investor and media relations firm. Under the terms of the agreement, the Company will pay $10,000 per month, plus approved expenses. In addition, upon execution of the agreement, the Company issued a warrant to purchase 400,000 shares of common stock, vesting immediately at an exercise price of $2 per share, exercisable for two years. The warrants were valued at $187,163, of which $46,791 was expensed and is included in general and administration expenses in the accompanying statement of operations. The remaining balance of $140,372 is included in other current assets, which will be amortized over the term of the consulting agreement. Either party may terminate the agreement six months after the commencement of this agreement.

          In September 2002, the Company entered into a one-year consulting agreement with its prior Chief Executive Officer. Under the terms of the agreement, the Company will pay $5,000 per month, plus out-of-pocket expenses.

          Lease Agreement (unaudited)
          ---------------------------
          In September 2002, the Company entered into a three-year operating lease agreement for its corporate offices in Irvine, California. The lease provides for monthly rent of $8,000, expiring in October 2005.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 7 -  COMMITMENTS AND CONTINGENCIES (Continued)

          Placement Agent Agreement (unaudited)
          -------------------------------------
          In August 2002, the Company entered into an exclusive, one-year agreement with a placement agent to arrange the sale of debt or equity securities. Major terms of the agreement are as follows:

          o Upon execution of the agreement, the Company issued warrants to purchase 100,000 shares of common stock, exercisable at $0.01 per share. The warrants vest immediately and expire five years from date of grant.

          o The Company paid a placement fee equal to 8% of any gross proceeds received by the Company.

          o The Company issued a warrant to purchase 10% of the amount of securities issued to investors. The exercise price of the warrant will be equal to the price at which the security was issued. The warrant vests immediately and expires five years from the date of grant. Upon the closing of the preferred and common stock private placements in October 2002, the Company issued a warrant to purchase 117,994 and 161,994 shares of common stock, respectively, at an exercise price of $1.15 per share and $1.35 per share, respectively.

          o In December 2002, to cancel the remainder of the terms of this agreement, the Company issued a warrant to purchase 150,000 shares of common stock. The warrant vests immediately, with an exercise price of $2.48 per share, and expires five years from the date of grant.

          Delinquent Tax Returns
          ----------------------
          The Company has not filed its federal and state tax returns for the years ended April 30, 1995 through 2001; however, management reports that the minimum tax for the state of California has been paid. While the estimated tax owed has been accrued, the Company will not be in compliance until such reporting is made. The Board of Directors has approved the Company filing these tax returns.

          In addition, the Company has not filed certain of its 1099's, W-2's, and payroll tax returns for the calendar years ended December 31, 1995 through 2001. As of April 30, 2002 and October 31, 2002, the Company has accrued $350,000 and $350,000 (unaudited), respectively, for payroll taxes, penalties, and interest. The Board of Directors has approved the Company filing these items.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 7 -  COMMITMENTS AND CONTINGENCIES (Continued)

          Litigation
          ----------
          The Company is involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of these matters will have a material effect on the Company's financial position or results of operations.

          Furthermore, the Company is being sued by a prior officer of the Company for failure to pay wages, breach of contract, false representations, and fraud. In January 2003, the Company entered into a settlement agreement with this prior officer. The settlement agreement provides that the Company will pay its prior officer
          $50,000, plus issue to the prior officer 80,000 shares of the Company's restricted common stock. The shares are to be included in the next registration statement filed by the Company. If the 80,000 shares are not sold through the registered offering before April 1, 2003, then the prior officer has the option of tendering the shares to the Company and demanding payment of $125,000. Furthermore, if the prior officer receives less than $125,000 upon the sale of the 80,000 shares within 30 days of the effective date of the registration statement, he is entitled to payment of the difference between $125,000 and the amount he received from the sale of the stock.

          Minority Shareholders
          ---------------------
          Microdevices  has 20,540 minority shares issued and  outstanding.  The
          Company has agreed that in the event of any merger or other consolidation of Microdevices with HiEnergy, each remaining Microdevices shareholder will receive the greater of the market value of his/her Microdevices shares or shares in the Company on the same terms as the voluntary share exchange. If all minority shareholders convert, the Company will be required to issue 459,222 additional shares of common stock to the minority shareholders.

          Warrant and Option Holders
          --------------------------
          Microdevices has granted stock options and warrants to purchase 12,365 and 32,247 shares, respectively, of common stock. These stock options and warrants are exercisable at $3.50 per share. If the stock option and warrant holders exercise their stock options and warrants, the Company has agreed to allow these stock option and warrant holders to voluntarily exchange their shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share (or $0.157 per share). If these stock option and warrant holders exercise and convert their shares, the Company will be required to issue 997,272 additional shares of common stock to the stock option and warrant holders.

          During the six months ended October 31, 2002, 2,047 (unaudited) of the above stock options were exercised via a cash payment of $7,164
          (unaudited), or $3.50 per share. The Company has agreed to exchange these shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share, or 45,755 (unaudited) shares of common stock.

          During the six months ended October 31, 2002, options to purchase 4,000 (unaudited) shares of Microdevices' common stock were assumed by the Company at an exchange rate of 22.3524 per share (or $0.157 per share). Therefore, the Company issued options to purchase 89,410 shares of its common stock at an exercise price of $0.157 per share.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 8 -  REDEEMABLE, CONVERTIBLE PREFERRED STOCK (UNAUDITED)

          In August 2002, the Board of Directors approved an amendment to the Company's Articles of Incorporation to establish Series A convertible preferred stock (the "Series A"), par value $0.001 per share. The Company is authorized to issue 345 shares of the Series A. Each share is convertible on either of these events a) any time at the option of the holder at $1.15 per share or b) mandatorily convertible two years following the issuance date at $1.15 per share. Under certain circumstances, the conversion price is subject to adjustment. Furthermore, upon a certain major transaction or triggering event, the holder of the Series A has the right to require the Company to redeem all or a portion of the Series A at a price per share equal to the liquidation preference, plus any accrued but unpaid dividends and liquidated damages.

          The liquidation preference is $10,000 per share. The holders of the Series A are entitled to receive, when and as declared by the Board of Directors, dividends at a rate of 8%, or $800 per share in advance for each of the first two years. The dividends may be paid in cash or common stock at the election of the Board of Directors. The Series A has certain class voting rights and general voting rights.

          In October 2002, the Company sold 98 shares of the Series A for net cash proceeds of $800,399. At the time of issuance, the conversion price of the preferred stock was less than the fair market value of the common stock. Since the Series A was convertible immediately, the Company recorded a beneficial conversion feature upon issuance of $767,431.

          As of December 2002, the Company may be in default with a triggering event; therefore, the holders of the Series A may be able to request the Company to redeem their shares in cash at $10,000 per share. If all holders were to request redemption, the Company would be required to make a cash payment of $979,300.

NOTE 9 -  SHAREHOLDERS' EQUITY (DEFICIT)

          Common Stock Issued for Cash
          ----------------------------
          During the years ended April 30, 2002 and 2001, the six months ended October 31, 2002 and 2001, and the period from August 21, 1995 (inception) to October 31, 2002, the Company issued 712,071, 465,437, 0 (unaudited), 344,255 (unaudited), and 2,677,497 (unaudited) shares, respectively, of common stock in exchange for cash of $181,569, $109,730, $0 (unaudited), $95,000 (unaudited), and $882,727
          (unaudited), respectively.

          Common Stock Issued for Services Rendered
          -----------------------------------------
          During the years ended April 30, 2002 and 2001, the six months ended October 31, 2002 and 2001, and the period from August 21, 1995 (inception) to October 31, 2002, the Company issued 5,059,560,
          371,035,  0  (unaudited),   1,051,318   (unaudited),   and  11,702,703
          (unaudited) shares, respectively, of common stock in exchange for services rendered valued at the fair market value of the stock issued of $232,170, $36,468, $0 (unaudited), $47,030 (unaudited), and
          $428,950 (unaudited), respectively.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------

NOTE 9 -  SHAREHOLDERS' EQUITY (DEFICIT) (Continued)

          Notes Payable Converted into Common Stock
          -----------------------------------------
          During the years ended April 30, 2002 and 2001, the six months ended October 31, 2002 and 2001 and the period from August 21, 1995 (inception) to October 31, 2002, the Company issued 0, 0, 37,898 (unaudited), 0 (unaudited), and 37,898 (unaudited) shares, respectively, of common stock for principal and accrued interest of $0, $0, $37,896 (unaudited), $0 (unaudited), and $37,896 (unaudited), respectively.

          Common Stock Issued in Private Placement
          ----------------------------------------
          In April 2002, the Company completed its first closing of its private placement, whereby 1,225,000 shares of common stock were issued in exchange for cash of $1,225,000. The private placement offering was originally slated to close at the same time as the voluntary share exchange. HiEnergy extended the term of the offering and increased the size to a maximum of 2,000,000 shares of common stock at $1 per share.

          In June 2002, the Company completed its second closing of its private placement, whereby 500,000 shares (unaudited) of common stock were issued in exchange for cash of $500,000 (unaudited). The private placement has been closed.

          In October 2002, the Company completed a private placement, issuing 1,349,934 shares (unaudited) of common stock in exchange for net cash proceeds of $1,625,614 (unaudited), of which $184,000 (unaudited) was recorded as a subscription receivable and collected in November 2002.

          Common Stock Issued for Dividends (unaudited)
          ---------------------------------------------

          In October 2002, the Company issued 68,150 shares of common stock for $78,360 of dividends accrued on the Series A.

          Common Stock Issued for Employee Bonus (unaudited)
          --------------------------------------------------
          The Company issued 11,178 shares of common stock to an employee of the Company in lieu of a cash bonus. The shares were valued at $21,350, which approximates the fair value of the shares.

          Accounts Payable Converted into Common Stock (unaudited)
          --------------------------------------------------------
          During the years ended April 30, 3002 and 2001, the six months ended October 31, 2002 and 2001, and the period from August 21, 1995 (inception) to October 31, 2002, the Company converted accounts payable due to a consultant of $0, $0, $50,000 (unaudited), $0
          (unaudited), and $50,000 (unaudited), respectively, into options to purchase 0, 0, 45,454 (unaudited), 0 (unaudited), and 45,454 (unaudited) shares, respectively, of common stock. The options are exercisable at $1 per share, vest over a one-year period, and expire in September 2012.

          Stock Splits
          ------------
          In September 1998 and May 1999, the Company effectuated 2-for-1 stock splits. All share and per share data have been retroactively restated to reflect these stock splits.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------

NOTE 9 -  SHAREHOLDERS' EQUITY (DEFICIT) (Continued)

          Stock Options and Warrants
          --------------------------
          The following summarizes the stock options transactions:

                                           Weighted-                     Weighted-                     Weighted-
                                           Average         Stock          Average                       Average
                               Stock       Granted        Options         Granted                       Granted
                             Options        Price           Non-           Price          Total          Price
                            Employee       per Share      Employee        per Share       Options       per Share
                         -------------  -------------  --------------  -------------  -------------  --------------
         Outstanding,
         August 21,
         1995
         (inception) to
         April 30,
         2001                        -  $           -               -  $           -              -  $            -

         Granted             2,482,011  $        0.13               -  $           -      2,482,011  $         0.13
                         -------------                 --------------                 -------------

         Outstanding,
         April 30,
         2002                2,482,011  $        0.13               -  $           -      2,482,011  $         0.13

         Granted
         (unaudited)         3,005,038  $        1.00       1,045,454  $        1.00      4,050,492  $         1.00

         Transferred
         from
         subsidiary
         (unaudited)            89,410  $        0.16               -  $           -         89,410  $         0.16
                         -------------                 --------------                 -------------

         Outstanding,
         October
         31, 2002
         (unaudited)         5,576,459  $        0.60       1,045,454  $        1.00      6,621,913  $         0.66
                         =============                 ==============                 =============

         Exercisable,
         October
         31, 2002
         (unaudited)         2,571,421  $        0.13         500,000  $        1.00      3,071,421  $         0.28
                         =============                 ==============                 =============

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------

NOTE 9 -  SHAREHOLDERS' EQUITY (DEFICIT) (Continued)

          Stock Options and Warrants (Continued)
          --------------------------------------
          The following summarizes the warrant transactions:

                                                                                            Weighted-
                                                                                             Average
                                                                          Warrants       Granted Price
                                                                     Non-Employee            per Share

       Outstanding, August 21, 1995 (inception) to April 30, 2002                  -    $              -
       Granted (unaudited)                                                 1,815,686    $           1.68
                                                                     ---------------

           Outstanding, October 31, 2002 (unaudited)                       1,815,686    $           1.68
                                                                     ===============

           Exercisable, October 31, 2002 (unaudited)                       1,815,686    $           1.68
                                                                     ===============


NOTE 10 - FINANCING EXPENSE - RELATED PARTY (UNAUDITED)

          In May 2002, the Company issued warrants to purchase 150,000 shares of common stock to a shareholder/prior director of the Company. The warrants vest immediately, are exercisable at $1 per share, and expire on May 31, 2005. Since the Company was in default on the note payable for $150,000 to this shareholder/prior officer/director of the Company, the Company granted these warrants. Accordingly, the Company recorded financing expense of $223,710 during the six months ended October 31, 2002.


NOTE 11 - INCOME TAXES

          The following table presents the current and deferred income tax provision for federal and state income taxes for the years ended April 30, 2002 and 2001:

                                                          2002               2001
                                                    ---------------    ----------------
      Current
          Federal                                   $             -    $              -
          State                                               1,934               2,546
                                                    ---------------    ----------------

                                                              1,934               2,546
                                                    ---------------    ----------------

      Deferred
          Federal                                                 -                   -
          State                                                   -                   -
                                                    ---------------    ----------------

                                                                  -                   -
                                                    ---------------    ----------------

               Provision for income taxes           $         1,934    $          2,546
                                                    ===============    ================

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 11 - INCOME TAXES (Continued)

          The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended April 30, 2002 and 2001 as follows:

                                                                                      2002               2001
                                                                                ---------------    ----------------

                  Statutory regular federal income benefit rate                       34.00%              34.00%
                  State taxes                                                          5.74                5.70
                  Change in valuation allowance                                      (39.77)             (39.19)
                  Other                                                               (0.09)              (0.78)
                                                                                -----------        ------------

                      Total                                                           (0.12)%             (0.27)%
                                                                                ===========        ============

          The tax effects of temporary differences which give rise to the deferred tax provision at April 30, 2002 consisted of the following:

                  Deferred tax assets
                      Compensation                                                                 $        150,000
                      Net operating loss carryforwards                                                    1,012,000
                                                                                                   ----------------

                           Total deferred tax assets                                                      1,162,000

                  Deferred tax liability
                      State taxes                                                                           (45,000)
                                                                                                   ----------------

                                                                                                          1,117,000
                  Less valuation allowance                                                                1,117,000
                                                                                                   ----------------

                               Net deferred tax asset                                              $              -
                                                                                                   ================

          As of April 30, 2002, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $2,360,000 each, which expire through 2022. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.

NOTE 12 - RELATED PARTY TRANSACTIONS

          During the years ended April 30, 2002 and 2001, the six months ended October 31, 2002 and 2001, and the period from August 21, 1995 (inception) to October 31, 2002, the Company purchased $0, $0, $4,767 (unaudited), $0 (unaudited), and $4,767 (unaudited), respectively, of property and equipment from a Board member.

          See Notes 5, 6, and 10 for related party transactions.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 13 - SUBSEQUENT EVENTS (UNAUDITED)

          Consulting Agreement
          --------------------
          In November 2002, the Company entered into a four-month consulting agreement with a public relations firm. Under the terms of the agreement, the Company will pay $12,500 per month, plus out-of-pocket expenses.

          Effective February 21, 2003, the Company terminated by mutual written consent the consulting agreement with its prior Chief Executive Officer.

          Placement Agent Agreement
          -------------------------
          In December 2002, the Company entered into an exclusive one-year agreement with a placement agent to arrange for the sale of debt or equity securities. Major terms of the agreement are as follows:

          o Upon execution of the agreement, the Company paid a retainer fee of $25,000 and will pay an additional $25,000 on March 1, 2003.

          o The Company will pay a placement fee equal to 8% of any gross proceeds received by the Company.

          o The Company will issue warrants to purchase 10% of the amount of securities issued to investors. The exercise price of each warrant will be equal to the price at which the corresponding security was issued. The warrants vest immediately, expire five years from the date of grant, and include piggyback registration rights.

          o    The placement  agent has the right to  participate  in any equity
               transaction  under  the  same  terms  as  other  investors.   Its
               investment will be limited to 10% of the total capital raised.

          o The placement agent will act as a financial advisor to the Company with respect to any potential business combinations. Upon the closing of such business combination, the Company will pay a minimum transaction fee of $250,000.

          Common Stock, Stock Options and Warrants
          ----------------------------------------
          In December 2002, 47,000 stock options were exercised via a cashless exercise, whereby the Company issued 33,909 shares of common stock.

          In December 2002, the Company converted accounts payable of $15,000 into options to purchase 27,272 shares of common stock.

          In February 2003, the Company, in connection with a settlement agreement, issued warrants to purchase 80,000 shares of common stock at $1.50 per share.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (formerly SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 April 30, 2002 and October 31, 2002 (unaudited)

--------------------------------------------------------------------------------


NOTE 13 - SUBSEQUENT EVENTS (UNAUDITED) (Continued)

          Department of Defense Contract
          ------------------------------
          In January 2003, the Company was selected by the Department of Defense Small Business Innovation Research program to receive up to $780,000 in funding over two years for the testing and development of an anti-tank landmine detection system. The Company has commenced work on part one of the contract, valued at $415,000. The second year of the contract, valued at approximately $365,000, is under an option that may be exercised by the Department of Defense at the end of the first year.

          Employment Agreement
         ---------------------
         In February 2003, the Company paid $50,000 due on a promissory note to its Chairman and issued 416,712 stock options in connection with his employment agreement.

                  Subject to Completion - February 25, 2003

                                   PROSPECTUS

                           HIENERGY TECHNOLOGIES, INC.
                               8,055,034 SHARES
                                  COMMON STOCK


We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made after the date of this prospectus shall create an implication that the information contained in it or the affairs of HiEnergy Technologies have not changed since the date of this prospectus.

Until [ _____ ] (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.


             THE DATE OF THIS PROSPECTUS IS [_______________], 2003

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

In accordance with Delaware General Corporation Law, Section 145, Article XI of our certificate of incorporation, filed as Exhibit 3.1 hereto, provides that the company will indemnify its directors to the full extent permitted by applicable corporate law, except that such indemnity will not apply if the director did not
(a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the company, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. The certificate of incorporation also provides that the company will advance expenses for such persons pursuant to the terms set forth in the company's bylaws, or in a separate board of directors resolution or contract. Delaware law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

Article X of our bylaws, filed as Exhibit 3.2 hereto, provides that the company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. Section 10.6 of our bylaws, as well as Section 11.3 of our certificate of incorporation, also permits the company to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the company has the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of HiEnergy Technologies pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses over the course of the offering. Our estimates are subject to change, except for the SEC registration fee.

   -------------------------------------------------------------------- --------------------
                       Item                                                     Amount ($)
   -------------------------------------------------------------------- --------------------
   SEC registration fee                                                         $     4,100
   -------------------------------------------------------------------- --------------------
   NASD Fees                                                                            ---
   -------------------------------------------------------------------- --------------------
   Accounting fees and expenses                                                      50,000
   -------------------------------------------------------------------- --------------------
   Legal fees and expenses                                                          100,000
   -------------------------------------------------------------------- --------------------
   Blue Sky fees and expenses                                                        10,000
   -------------------------------------------------------------------- --------------------
   Printing costs                                                                     5,000
   -------------------------------------------------------------------- --------------------
   Miscellaneous fees and expenses                                                    6,500
   -------------------------------------------------------------------- --------------------
              Total                                                              $  175,600
   -------------------------------------------------------------------- --------------------

The selling security holders will pay for their own legal expenses in connection with the offering.

Item 26.  Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of our securities without registration during the past three years.

o In February 2003, we issued warrants to purchase 40,000 shares of common stock, with an exercise price of $1.50 and a term of three years, to the two principals of Columbus Group/cFour Partners, an employment placement agency, as compensation for services rendered to HiEnergy Technologies. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In January 2003, we issued 80,000 shares of common stock to Keith Cowan, a former director and executive officer of HiEnergy Microdevices, in connection with a settlement agreement. Mr. Cowan is an accredited investor. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o As an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., on December 19, 2002, we issued stock options to Shea Wilson and Derek Woolston to purchase an aggregate of 27,272 shares of common stock at $2.24 per share. December 19, 2002 was the third trading day following our filing of a report on Form 10-QSB for the quarterly period ended October 31, 2002. The closing sales price on December 19, 2002 was $2.79. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act.

o In December 2002, we issued warrants to purchase 250,000 shares of common stock, with an exercise price of $2.12 and a termination date of May 1, 2007, to Wolfe Axelrod Weinberger Associates in connection with the termination of a consulting agreement with HiEnergy Technologies. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In October 2002, we issued 1,349,934 shares of common stock and 269,990 warrants in connection with a private placement offering of our common stock at $1.35 per unit for aggregate gross proceeds from the offering of approximately $1.8 million. The warrants have an exercise price of $2.50 and a term of 3 years. An offering memorandum was distributed to each investor. Fees consisting of approximately $146,000 and warrants to purchase approximately 162,000 shares of common stock, with an exercise price of $1.35 per share and a term of five years, were paid to H.C. Wainwright & Co., Inc., our placement agents, in connection with this offering. All of the investors who purchased shares of common stock through the private placement were accredited investors. We believe that the offer and sale of the securities through the private placement offering were exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States citizens, comprising $887,350 of the offering, we believe that the offer and sale of securities was exempt pursuant to Regulation S under the Securities Act.

o In October 2002, we issued approximately 98 shares of Series A Convertible Preferred Stock, approximately 68,000 shares of common stock, and approximately 256,000 warrants in connection with the closing of a private placement offering of our Series A Convertible Preferred Stock at a face value of $10,000 per share for aggregate gross proceeds of approximately $930,000. The shares of Series A Preferred are convertible into common stock at an exchange rate of $1.15 per share. The warrants have an exercise price of $1.50 per share and a term of two years. On December 9, 2002, an additional 110,620 warrants were issued to Richard Melnick, one of the Series A Preferred investors, in connection with consulting services provided to HiEnergy Technologies by Mr. Melnick. Those warrants have the same terms as the warrants previously issued to the Series A Preferred investors. Fees consisting of approximately $74,000 and warrants to purchase approximately 118,000 shares of common stock, with an exercise price of $1.15 per share and a term of five years, were paid to H.C. Wainwright & Co., Inc., our placement agents, in connection with this offering. All of the investors who purchased Series A Preferred shares and warrants through the private placement were accredited investors. We believe that the offer and sale of the securities through the private placement offering were exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States' citizens, comprising $190,000 of the offering, we believe that the offer and sale of securities were exempt pursuant to Regulation S under the Securities Act.

o In September 2002, we issued a stock option to Tom Pascoe, our President and CEO and a director, to purchase 3,005,038 shares of common stock in connection with his employment agreement with us. Mr. Pascoe is an accredited investor. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o As an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., on September 25, 2002, we issued stock options to Shea Wilson and Derek

     Woolston to purchase an aggregate of 45,454 shares of common stock at $1.00 per share. September 25, 2002 was the third trading day following our filing of a report on Form 10-QSB for the quarterly period ended July 31, 2002. The closing sales price on September 25, 2002 was $2.10. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act.

o In September 2002, we issued a stock option to Michal Levy, our Corporate Secretary and Vice President, to purchase 89,410 shares of common stock at $0.157 per share pursuant to her employment agreement with us. In September 2002, we also issued 11,178 shares of common stock to Ms. Levy pursuant to her employment agreement with us. Ms. Levy is an accredited investor. We believe the issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In August 2002, we issued warrants to purchase 100,000 shares of common stock, with an exercise price of $0.01 per share and a term of five years, to H.C. Wainwright & Co., Inc. as a retainer fee in connection with a placement agent letter agreement. In December 2002, we issued warrants to purchase 150,000 shares of common stock, with an exercise price of $2.48 per share and a term of five years, to H.C. Wainwright & Co. in connection with the termination of the placement agent letter agreement. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act.

o In August 2002, we issued a warrant to Primoris Group Inc. to purchase 400,000 shares of common stock at $2.00 per share with a term of 2 years in connection with a consulting agreement. Primoris Group Inc. provides investor relations services to us. Since Primoris Group Inc. is an Ontario corporation and has its headquarters in Toronto, Ontario, we believe the issuance of securities was exempt from registration under Regulation S under the Securities Act.

o In July 2002, we issued 11,678 shares of common stock, par value $0.001 per share, to Richard Alden, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Alden on a note payable totaling $11,678. The note is considered paid in full. In July 2002, we also issued 15,000 shares of common stock, par value $0.001 per share, to Rimar Investments, Inc., a California corporation, valued at $1.00 per share to retire the principal and interest owing to Rimar Investments, Inc. on a note payable totaling $15,000. The note is considered paid in full. Mr. Alden is one of three stockholders and directors of Rimar Investments, Inc. We believe the issuances of stock to Mr. Alden and to Rimar Investments, Inc. were exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Mr. Alden and Rimar Investments, Inc. are accredited investors.

o    In July 2002, we issued and granted a  non-qualified  stock option to Isaac
     Yeffet to purchase up to 1,000,000 shares of our common stock with an exercise price of $1.00 per share. The stock option was issued in connection with a consulting agreement between Yeffet Security Consultant, Inc., of which Mr. Yeffet is the sole principal, and HiEnergy Technologies. One half of the shares are exercisable immediately and the other half are exercisable beginning one year after our Minisenzor product is operational and ready to be shown for approval to appropriate authorities. The stock option agreement was amended and restated in September 2002 to add a cashless exercise provision. We believe the issuance of the stock option to Mr. Yeffet was exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Mr. Yeffet is an accredited investor.

o In July 2002, we issued 11,218 shares of common stock, par value $0.001 per share, to Mr. Al Zuhair, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Al Zuhair on two notes payable in the amounts of $5,780 and $5,438, respectively. The notes are considered paid in full. We believe the issuance of the stock to Mr. Al Zuhair was exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Alternatively, the offer and sale of the stock may be exempt pursuant to Regulation S under the Securities Act. Mr. Al Zuhair is an accredited investor and resides outside of the United States.

o In May 2002, we issued a warrant to Rheal Cote, a former director, to purchase 150,000 shares of common stock at an exercise price of $1.00 and with a term of three (3) years. Mr. Cote is an accredited investor. We believe that the issuance of the warrant and underlying common stock was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Since Mr. Cote is a Canadian citizen, we believe the issuance of securities was also exempt from registration under Regulation S under the Securities Act.

o In May 2002, we agreed to issue a warrant to Wolfe Axelrod Weinberger Associates LLC to purchase 250,000 shares of common stock at an exercise price of $2.09 and with a term of five (5) years. The issuance of the Warrant is subject to resolution of a contract dispute and board of directors' approval. We believe that the issuance of the warrant and underlying common stock will be exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In April 2002, we issued 1,225,000 shares of common stock in connection with the initial closing of a private placement offering of our common stock at $1.00 per share. The initial closing was contingent upon closing the reverse acquisition of HiEnergy Microdevices by SLW Enterprises through the voluntary share exchange. In June 2002, we issued an additional 500,000 shares of common stock at $1.00 per share in connection with the final closing of the private placement for aggregate gross proceeds of $1,725,000. An offering memorandum was distributed to each prospective investor. All of the investors who purchased shares of common stock through the private placement were accredited investors. We believe that the private placement offering was exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States' citizens, comprising $750,000 of the offering, we believe that the offer and sale of common stock was exempt pursuant to Regulation S under the Securities Act.

o In April 2002, we issued 14,380,200 shares of common stock to the stockholders of HiEnergy Microdevices in connection with a voluntary share exchange offering between SLW Enterprises and the stockholders of HiEnergy Microdevices. An offering memorandum was distributed to all of the HiEnergy Microdevices stockholders 20 business days before the offering closed. We believe that the private placement offering was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those HiEnergy Microdevices stockholders who reside outside the United States and are not United States citizens, comprising 1,444,606 shares of the offering, we believe that the offer and sale of common stock was exempt pursuant to Regulation S under the Securities Act.

o In April 2002, SLW Enterprises' board of directors authorized and approved the grant and issuance of a stock option to Dr. Bogdan Maglich to purchase 2,482,011 shares of common stock at an exercise price of $0.134 per share. The option will terminate on November 30, 2008. The stock options were granted and issued in exchange for Dr. Maglich's agreement to cancel 111,040 HiEnergy Microdevices stock options issued to him prior to the acquisition of HiEnergy Microdevices by HiEnergy Technologies. The 2,482,011 shares underlying the stock option were calculated at the same rate as the voluntary share exchange transaction, or 22.3524 per HiEnergy Microdevices share and the option price was adjusted accordingly from $3.00 per share to $0.134 per share. We believe that the offer and sale of the stock options and underlying common stock was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Dr. Maglich is an executive officer and director of both HiEnergy
     Microdevices and HiEnergy Technologies. The stockholders of HiEnergy Technologies, excluding Dr. Maglich and shares beneficially attributed to him, ratified the grant of the stock option at our Annual Meeting of Stockholders held on October 10, 2002.

o In April 2000, SLW Enterprises issued 1,600,000 shares of common stock to Suzanne L. Wood, the company's founder and sole director and officer at the time, in satisfaction of expenses paid on behalf of the company by Ms. Wood in the amount of $16,000. We believe the issuance of the shares was exempt from registration under Rule 506 of Regulation D under Sections 3(b) and 4(2), respectively, of the Securities Act and/or under Regulation S of the Securities Act because Ms. Wood resides outside the U.S. and is a Canadian citizen.

Item 27.  Exhibits

  Exhibit
  Number           Description
------------------ ---------------------------------------------------------------------------------------------------
   2.1             Voluntary  Share  Exchange  Agreement  dated March 22, 2002  between the  Registrant  and HiEnergy
                   Microdevices, Inc. (1)

   2.2             Agreement and Plan of Merger dated October 18, 2002 by and between the  Registrant  and its wholly owned subsidiary, HiEnergy Technologies, Inc., a Delaware corporation (4)

   3.1             Certificate of Incorporation filed on October 17, 2002 (4)

   3.2             Bylaws adopted on October 18, 2002 (4)

   4.1             Specimen Common Stock Certificate (4)

   4.2             Specimen Series A Convertible Preferred Stock Certificate (4)

   4.3             Designation of Relative  Rights and  Preferences of the Series A Convertible  Preferred Stock (see
                   Exhibit 3.1)

   4.4             Form of Registration  Rights Agreement between the Registrant and each June 2002 Private Placement
                   Common Stock investor (4)

   4.5             Registration Rights Agreement dated July 12, 2002 between the Registrant and Isaac Yeffet (4)

   4.6             Registration  Rights  Agreement  dated August 19, 2002 between the  Registrant  and Primoris Group
                   Inc. (4)

   4.7             Form of Registration  Rights Agreement dated October 7, 2002 between the Registrant and the Series
                   A Convertible Preferred Stock investors (4)

   4.8             Form of Warrant  Certificate  dated  October 7, 2002  issued by the  Registrant  to each  Series A
                   Convertible Preferred Stock investor (4)

   4.9             Form of  Registration  Rights  Agreement  between the  Registrant  and each  October  2002 Private
                   Placement Common Stock Investor (4)

   4.10            Form of Warrant  Certificate  issued by the  Registrant  to each October  2002  Private  Placement
                   Common Stock investor (4)

   5.1             Opinion of QED Law Group, P.L.L.C.

   10.1            Lease Agreement dated August 15, 2002 between the Registrant and Del Mar Avionics (4)

   10.2            Lease Agreement dated December 13, 1996 between HiEnergy Microdevices, Inc. and TESLAco (2)

   10.3            Award Contract dated February 12, 2002 by the U.S. Department of Defense to the Registrant (2)

   10.4            Employment  Agreement dated March 6, 2002 between  HiEnergy  Microdevices,  Inc. and Dr. Bogdan C.
                   Maglich (2)

   10.5            Nonqualified Stock Option dated April 24, 2002 issued by the Registrant to Bogdan C. Maglich (2)

   10.6            Assignment and Assumption of Employment  Agreement dated July 6, 2002 by and among the Registrant,
                   HiEnergy Microdevices, Inc. and Dr. Bogdan C. Maglich (2)

                                      II-5


   10.7            Warrant Certificate dated June 3, 2002 issued by the Registrant to Rheal Cote (2)

   10.8            Consulting  Agreement dated July 12, 2002 between the Registrant and Yeffet  Security  Consultant,
                   Inc. (2)

   10.9            Amended and Restated  Nonqualified  Stock Option dated July 12, 2002 issued by the  Registrant  to
                   Isaac Yeffet (4)

   10.10           Placement Agent Letter  Agreement dated August 8, 2002 between the Registrant and H.C.  Wainwright
                   & Co., Inc. (3)

   10.11           Consulting Agreement dated August 1, 2002 between the Registrant and Primoris Group Inc. (4)

   10.12           Amendment  No. 1 to the  Consulting  Agreement  dated August 19, 2002 between the  Registrant  and
                   Primoris Group Inc. (4)

   10.13           Nonqualified  Stock Option  [Warrant]  dated August 1, 2002 issued by the  Registrant  to Primoris
                   Group Inc. (4)

   10.14           Form of Warrant  Certificate  dated August 11, 2002 issued by the Registrant to H.C.  Wainwright &
                   Co., Inc. and Assigns (5)
   10.15           Letter  Employment  Agreement  dated  February 26, 2002 between  HiEnergy  Microdevices,  Inc. and
                   Michal Levy (4)

   10.16           Assignment,  Assumption  and Amendment of  Employment  Agreement  dated  September 17, 2002 by and among the Registrant, HiEnergy Microdevices, Inc. and Michal Levy (4)

   10.17           Nonqualified Stock Option dated September 17, 2002 issued by the Registrant to Michal Levy (4)

   10.18           Nonqualified  Stock Option dated  September 25, 2002 issued by the  Registrant to Chapin E. Wilson
                   (4)

   10.19           Nonqualified  Stock Option dated  September 25, 2002 issued by the Registrant to Derek W. Woolston
                   (4)

   10.20           Employment Agreement dated September 25, 2002 between the Registrant and Tom Pascoe (4)

   10.21           Nonqualified Stock Option effective September 25, 2002 issued by the Registrant to Tom Pascoe (4)

   10.22           Form of Series A Convertible  Preferred Stock Purchase Agreement dated October 7, 2002 between the
                   Registrant and the investors named therein (4)

   10.23           Consulting Agreement dated September 25, 2002 between the Registrant and Barry Alter (4)

   10.24           Form of  Subscription  Agreement  between the  Registrant  and each April 2002  Private  Placement
                   Common Stock investor (4)

   10.25           Form of  Subscription  Agreement  between the Registrant  and each October 2002 Private  Placement
                   Common Stock investor (4)

   10.26           Warrant  Certificate  dated December 9, 2002 issued by the Registrant to Wolfe Axelrod  Weinberger
                   Associates LLC

                                      II-6

   10.27           Form of Warrant  Certificate  dated October 7, 2002 issued by the Registrant to H.C.  Wainwright &
                   Co., Inc. and Assigns (5)

   10.28           Form of Warrant  Certificate dated October 31, 2002 issued by the Registrant to H.C.  Wainwright &
                   Co., Inc. and Assigns (5)

   10.29           Termination  Agreement  dated November 27, 2002 between the Registrant and H.C.  Wainwright & Co.,
                   Inc.

   10.30           Termination  Agreement dated December 2, 2002 between the Registrant and Wolfe Axelrod  Weinberger
                   Associates LLC

   10.31           Form of Warrant  Certificate dated December 9, 2002 issued by the Registrant to H.C.  Wainwright &
                   Co., Inc. and Assigns

   10.32           Placement   Agent   Agreement   dated  December  16,  2002  between  the  Registrant  and  Seabury
                   Transportation Advisors LLC

   10.33           Nonqualified Stock Option dated December 19, 2002 issued by the Registrant to Chapin E. Wilson

   10.34           Nonqualified Stock Option dated December 19, 2002 issued by the Registrant to Derek W. Woolston


   10.35           Settlement Agreement dated January 15, 2003 between the Registrant and Keith Cowan

   10.36           Settlement  Agreement  dated  February 14,  2003 among the  Registrant,  Columbus  Group/cFour
                   Partners, Robert W. Bellano and Shaun Corrales

   10.37           Form of Warrant  Certificate  dated February 17, 2003 between the Registrant and the principals of Columbus Group/cFour Partners

   10.38*          Award contract dated January 15, 2003 by the U.S. Department of Defense to the Registrant

   21.1            Subsidiaries of the Registrant (2)

   23.1            Consent of Singer, Lewak, Greenbaum & Goldstein, LLP, Independent Auditors

   23.2            Consent of QED Law Group, P.L.L.C. (contained in Exhibit 5.1)

   24.1            Power of Attorney (contained on the signature page to this registration statement)

* Confidential treatment requested.

(1) Filed on May 10, 2002 as an exhibit to HiEnergy Technologies' report on Form 8-K dated April 25, 2002 and incorporated herein by reference.

(2) Filed on July 29, 2002 as an exhibit to HiEnergy Technologies' annual report on Form 10-KSB for the fiscal year ended April 30, 2002 and incorporated herein by reference.

(3) Filed on September 20, 2002 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the three-month period ended July 31, 2002 and incorporated herein by reference.

(4)  Filed  on  November  6,  2002  as  an  exhibit  to  HiEnergy  Technologies'
registration   statement  on  Form  SB-2   (Registration  No.   333-101055)  and
incorporated herein by reference.

(5) Filed on December 16, 2002 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the three-month period ended October 31, 2002 and incorporated herein by reference.

Item 28.  Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

     (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

     (iii) include any additional or changed material information on the plan of distribution.

(2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Irvine, State of California, on the 24th day of February, 2003.

                                       HIENERGY TECHNOLOGIES, INC.


                                       By:           /s/ Tom Pascoe
                                         --------------------------------------
                                         Tom Pascoe, President and CEO


                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Bogdan C. Maglich and Tom Pascoe, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 24th day of February, 2003.


               Signature                                  Title
               ---------                                  -----

            /s/ B. C. Maglich               Chairman of the Board and Chief Scientific Officer
   ---------------------------------
           Bogdan C. Maglich


           /s/ Tom Pascoe                   Chief Executive Officer, President,
   ---------------------------------
              Tom Pascoe                    Treasurer and Director (principal executive officer and
                                            principal financial officer)


          /s/ Barry Alter                   Director
   ---------------------------------
              Barry Alter


         /s/ Gregory F. Gilbert             Director
   ---------------------------------
          Gregory F. Gilbert


        /s/ Harb S. Al Zuhair               Director
   ---------------------------------
           Harb S. Al Zuhair

                 EXHIBITS FILED WITH THIS REGISTRATION STATEMENT


 Exhibit
 Number            Description
------------------ ---------------------------------------------------------------------------------------------------
   5.1             Opinion of QED Law Group, P.L.L.C.

   10.26           Warrant  Certificate  dated December 9, 2002 issued by the Registrant to Wolfe Axelrod  Weinberger
                   Associates LLC

   10.29           Termination  Agreement  dated November 27, 2002 between the Registrant and H.C.  Wainwright & Co.,
                   Inc.

   10.30           Termination  Agreement dated December 2, 2002 between the Registrant and Wolfe Axelrod  Weinberger
                   Associates LLC

   10.31           Form of Warrant  Certificate dated December 9, 2002 issued by the Registrant to H.C.  Wainwright &
                   Co., Inc. and Assigns

   10.32           Placement   Agent   Agreement   dated  December  16,  2002  between  the  Registrant  and  Seabury
                   Transportation Advisors LLC

   10.33           Nonqualified Stock Option dated December 19, 2002 issued by the Registrant to Chapin E. Wilson

   10.34           Nonqualified Stock Option dated December 19, 2002 issued by the Registrant to Derek W. Woolston

   10.35           Settlement Agreement dated January 15, 2003 between the Registrant and Keith Cowan

   10.36           Settlement  Agreement  dated  February 14,  2003 among the  Registrant,  Columbus  Group/cFour
                   Partners, Robert W. Bellano and Shaun Corrales

   10.37           Form of Warrant  Certificate  dated February 17, 2003 between the Registrant and the principals of Columbus Group/cFour Partners

   10.38*          Award contract dated January 15, 2003 by the U.S. Department of Defense to the Registrant

   21.1            Subsidiaries of the Registrant (2)

   23.1            Consent of Singer, Lewak, Greenbaum & Goldstein, LLP, Independent Auditors

   23.2            Consent of QED Law Group, P.L.L.C. (contained in Exhibit 5.1)

   24.1            Power of Attorney (contained on the signature page to this registration statement)

* Confidential treatment requested.